Filed Pursuant to Rule 424(b)(2)

Registration No. 333-117593-01

Prospectus Supplement to Prospectus Dated October 27, 2004

BellaVista Mortgage Trust 2004-1

Mortgage Pass-Through Certificates, Series 2004-1

$600,180,100

(Approximate)

BellaVista Funding Corporation

as Depositor

Countrywide Home Loans Servicing LP

as Master Servicer

The following classes of certificates are offered pursuant to this prospectus supplement and the accompanying prospectus:

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 1 in the accompanying prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Group I Certificates
Class	Initial Class Certificate Balance	Interest Rate
I-A	$251,630,000	Floating
I-A-IO	N/A	Variable
I-M	$6,576,000	Floating
I-B-1	$3,758,000	Floating
I-B-2	$2,416,000	Floating
Residual Certificate
Class	Initial Class Certificate Balance	Interest Rate
A-R	$100	N/A

Group II Certificates
Class	Initial Class Certificate Balance	Interest Rate
II-A-1	$65,398,000	Variable
II-A-2	$68,689,000	Variable
II-A-2-IO	N/A	Variable
II-A-3	$135,823,000	Variable
II-A-4	$35,988,000	Variable
II-A-4-IO	N/A	Variable
II-A-5	$17,164,000	Variable
II-M	$5,605,000	Variable
II-B-1	$4,076,000	Variable
II-B-2	$3,057,000	Variable
•	The pass-through rates for the offered certificates described above are floating or variable, and are calculated as described in this prospectus supplement under “Description of the Certificates – Interest.” The Class A-R Certificates are principal only certificates and will not bear interest.

•	The offered certificates represent beneficial interests in a trust, whose assets consist of six loan groups of 30-year conventional adjustable rate mortgage loans or hybrid, adjustable rate mortgage loans that bear fixed interest rates for a specified initial period, secured by first liens on one- to four-family residential properties.

•	Credit enhancement will be provided by the subordination provisions described herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation and Greenwich Capital Markets, Inc. will offer the certificates listed above at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of those certificates are expected to be approximately $616,697,961 plus accrued interest, before deducting expenses. See “Underwriting” in this prospectus supplement.

COUNTRYWIDE SECURITIES CORPORATION	RBS GREENWICH CAPITAL

October 27, 2004

i

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates and may be different from the information in the prospectus.

If the terms of your series of certificates and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under “Index of Defined Terms” beginning on page S-90 in this prospectus supplement.

The underwriters may engage in transactions that stabilize, maintain, or in some way affect the price of the certificates. These types of transactions may include stabilizing the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled “Underwriting” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the “SEC”), including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports and other information at the following regional offices of the SEC:

New York Regional Office	Chicago Regional Office
233 Broadway	500 West Madison Street, Suite 1400
New York, New York 10279	Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

BellaVista Funding Corporation

1299 Ocean Avenue, Suite 240

Santa Monica, California 90401

(310) 255-4443

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the certificates.

OFFERED CERTIFICATES

BellaVista Mortgage Trust 2004-1 will issue twenty-two classes of certificates, sixteen of which are offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund include mortgage loans with an aggregate principal balance of approximately $608,112,572 as of October 1, 2004 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist of 30-year conventional, adjustable rate mortgage loans or hybrid, adjustable rate mortgage loans that have a specified initial fixed rate period secured by first liens on one- to four-family residential properties.

The mortgage pool will consist of two aggregate loan groups, “Aggregate Loan Group I” and “Aggregate Loan Group II.” Aggregate Loan Group I will consist of the Group 1 Mortgage Loans, and Aggregate Loan Group II will consist of the Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans. The mortgage rate on each mortgage loan is adjustable, based on a specified index, and adjusts periodically after a specified period after origination during which the mortgage rate is fixed. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of October 1, 2004 was as follows:

Loan Group	Aggregate Principal Balance	Initial Fixed Rate Period (months)
1	$268,404,925	(1)
2	$68,767,339	36
3	$72,227,999	60
4	$142,821,053	60
5	$37,842,442	84
6	$18,048,815	120

(1)	Mortgage rates adjust annually or semi-annually after origination based on the applicable LIBOR index.

The following chart lists certain characteristics of the classes of the certificates to be issued by the trust. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and from Moody’s Investors Service, Inc. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

Class	S&P Ratings	Moody’s Ratings	Type
Class I-A	AAA	Aaa	Senior/Floating Pass-Through Rate
Class I-A-IO	AAA	Aaa	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class II-A-1	AAA	Aaa	Senior/Variable Pass-Through Rate
Class II-A-2	AAA	Aaa	Senior/Variable Pass-Through Rate
Class II-A-2-IO	AAA	Aaa	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class II-A-3	AAA	Aaa	Senior/Variable Pass-Through Rate
Class II-A-4	AAA	Aaa	Senior/Variable Pass-Through Rate
Class II-A-4-IO	AAA	Aaa	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class II-A-5	AAA	Aaa	Senior/Variable Pass-Through Rate
Class A-R	AAA	Aaa	Senior/Principal Only/Residual
Class I-M	AA	Aa2	Subordinate/ Floating Pass-Through Rate
Class I-B-1	A	A2	Subordinate/ Floating Pass-Through Rate
Class I-B-2	BBB	Baa2	Subordinate/ Floating Pass-Through Rate
Class II-M	AA	Aa2	Subordinate/ Variable Pass-Through Rate
Class II-B-1	A	A2	Subordinate/ Variable Pass-Through Rate
Class II-B-2	BBB	Baa2	Subordinate/ Variable Pass-Through Rate

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, which are not being offered pursuant to this prospectus supplement and the prospectus. These certificates will each have a floating or variable pass-through rate calculated as described in this prospectus supplement and approximate initial class certificate balances as follows:

Class I-B-3:	$1,745,000
Class I-B-4:	$1,342,000
Class I-B-5:	$937,824
Class II-B-3:	$1,868,000
Class II-B-4:	$1,189,000
Class II-B-5:	$850,647

Any information contained in this prospectus supplement with respect to the Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates is provided only to permit a better understanding of the offered certificates. See “Description of the Certificates—General” in this prospectus supplement.

THE SELLER

Belvedere Trust Finance Corporation, a Delaware corporation, has previously acquired the mortgage loans from the transferors described below. On the closing date, Belvedere Trust Finance Corporation, as seller, will sell all of its interest in the mortgage loans to the depositor. See “The Seller” in this prospectus supplement.

THE DEPOSITOR

BellaVista Funding Corporation maintains its principal office at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401. Its telephone number is (310) 255-4443. See “The Depositor” in the prospectus.

THE MASTER SERVICER

Countrywide Home Loans Servicing LP.

THE PRIMARY SERVICERS

Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and National City Mortgage Co. will directly service the mortgage loans.

TRANSFERORS

Countrywide Home Loans, Inc., E-LOAN, Inc., Quicken Loans, Inc., UBS Real Estate Securities Inc., 1st Service Bank, National City Mortgage Co. and National Bank of Commerce have previously transferred the mortgage loans to the seller.

THE TRUST

BellaVista Mortgage Trust 2004-1 will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee. The certificates represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement, and not an interest in, or obligation of, the depositor or any other person.

THE TRUSTEE

The Bank of New York.

CUT-OFF DATE

October 1, 2004.

CLOSING DATE

On or about October 28, 2004.

DISTRIBUTION DATE

We will make distributions on the business day immediately following the master servicer remittance date. The first distribution is scheduled for November 22, 2004.

MASTER SERVICER REMITTANCE DATES

The 19th day of each month, or if such day is not a business day, the next succeeding business day, beginning in November 2004.

RECORD DATE

The record date for the LIBOR Certificates and any distribution date will be the business day immediately preceding that distribution date, if the LIBOR Certificates are held as book-entry certificates. For each certificate that is not a LIBOR Certificate, and for the LIBOR Certificates, if no longer held as book-entry certificates, the record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

REGISTRATION OF CERTIFICATES

We will issue the offered certificates, other than the Class A-R Certificates, in book-entry form through DTC. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of a depository, or in the name of a depository’s nominee. See “Description of the Certificates—Book-Entry Certificates” in this prospectus supplement.

TRUST PROPERTY

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

•	one group of adjustable rate mortgage loans and five groups of hybrid, adjustable rate mortgage loans that bear fixed interest rates for a specified initial period, secured by first deeds of trust or mortgages on one- to four-family residential properties;

•	payments on the mortgage loans received on and after the cut-off date;

•	property that secured a mortgage loan that has been acquired by foreclosure or deed in lieu of foreclosure;

•	rights under any hazard insurance policies covering the mortgaged properties;

•	rights against the transferors of the mortgage loans pursuant to the related mortgage loan purchase agreements; and

•	amounts on deposit in accounts described in this prospectus supplement.

THE CERTIFICATES

The “Senior Certificates” will consist of (i) the Class I-A and Class I-A-IO Certificates (the “Group I Senior Certificates”), (ii) the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-2-IO and Class II-A-4-IO Certificates (the “Group II Senior Certificates”) and (iii) the Class A-R Certificates. The Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates are collectively the “Interest Only Certificates.”

The “Subordinated Certificates” will consist of (i) the Class I-M, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates (the “Group I Subordinated Certificates”) and (ii) the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, and Class II-B-5 Certificates (the “Group II Subordinated Certificates”). The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the “Certificates.”

The Class A-R Certificates will receive monthly payments from the Mortgage Loans in Aggregate Loan Group I and may receive payments from the Mortgage Loans in Aggregate Loan Group II. The Class A-R Certificates will be considered to be Group I Senior Certificates until their aggregate outstanding principal balance is reduced to zero.

The Group I Senior Certificates and the Group I Subordinated Certificates are collectively referred to herein as the “Group I Certificates” and will receive principal and interest only from the Mortgage Loans in Aggregate Loan Group I.

The Group II Senior Certificates and the Group II Subordinated Certificates are collectively referred to herein as the “Group II Certificates.” Generally, each class of Group II Senior Certificates will receive principal and interest from the related loan group in Aggregate Loan Group II. The Group II Subordinated Certificates may receive principal and interest from any loan group in Aggregate Loan Group II as described herein under “Description of the Certificates—Transfer Payments—Aggregate Loan Group II.”

INTEREST PAYMENTS

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, or in the case of the Interest Only Certificates, on the related notional amount of those certificates, as of the last day of the related interest accrual period, together with any interest remaining unpaid from prior distribution dates.

Interest will accrue at the rate described in this prospectus supplement on each interest-bearing class of certificates (other than the Class I-A Certificates and the Group I Subordinated Certificates (sometimes referred to in this prospectus supplement as the “LIBOR Certificates”)) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this prospectus supplement on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

The interest accrual period for the interest-bearing classes of certificates (other than the LIBOR Certificates) for any distribution date will be the calendar month before the distribution date. The interest accrual period for the LIBOR Certificates will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the day preceding that distribution date.

The Class II-A-2-IO and Class II-A-4-IO Certificates will only be entitled to receive distributions of interest to and including the distribution date in July 2009 and July 2011, respectively.

CARRYOVER SHORTFALL AMOUNT

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the related rate cap (up to 11.25%), any resulting interest shortfall (which is sometimes referred to in this prospectus supplement as a “carryover shortfall amount”) may be paid on that distribution date from certain amounts otherwise payable as interest on the Class I-A-IO Certificates in the manner and priority described in this prospectus supplement. In addition, if on any distribution date any carryover shortfall amounts remain unpaid with respect to a class of LIBOR Certificates (other than the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates), such amount will carry forward with interest thereon and may be paid on future distribution dates from certain amounts otherwise payable as interest on the Class I-A-IO Certificates in the manner and priority described in this prospectus supplement. See “Description of the Certificates—Interest” in this prospectus supplement.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this prospectus supplement.

The Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates are notional amount certificates and do not have a class certificate balance but will bear interest on the outstanding notional amount, which is calculated as described in this prospectus supplement under “Description of the Certificates—Interest Only Certificates.” After the last day of the interest accrual period for the distribution date in July 2009 and July 2011, respectively, the notional amount of the Class II-A-2-IO and Class II-A-4-IO Certificates will equal zero.

See “Description of the Certificates—Principal” in this prospectus supplement.

THE MORTGAGE LOANS AND AGGREGATE LOAN GROUPS

The mortgage pool will consist of two aggregate loan groups, “Aggregate Loan Group I” and “Aggregate Loan Group II.” Aggregate Loan Group I will consist of the Group 1 Mortgage Loans. Aggregate Loan Group II

will consist of the Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans. Each of the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans are sometimes referred to as a “loan group.” Aggregate Loan Group I relates only to the Group I Certificates, and Aggregate Loan Group II relates only to the Group II Certificates.

The Group 1 Mortgage Loans relate only to the Class I-A, Class A-R, Class I-A-IO and Group I Subordinated Certificates. The Group 2 Mortgage Loans relate to the Class II-A-1 and Group II Subordinated Certificates; the Group 3 Mortgage Loans relate to the Class II-A-2, Class II-A-2-IO and Group II Subordinated Certificates; the Group 4 Mortgage Loans relate to the Class II-A-3 and Group II Subordinated Certificates; the Group 5 Mortgage Loans relate to the Class II-A-4, Class II-A-4-IO and Group II Subordinated Certificates; and the Group 6 Mortgage Loans relate to the Class II-A-5 and Group II Subordinated Certificates.

The aggregate principal balance of the Mortgage Loans in Aggregate Loan Group I as of the cut-off date is expected to be approximately $268,404,925. All the Mortgage Loans in Aggregate Loan Group I are adjustable rate mortgage loans. The aggregate principal balance of the Mortgage Loans in Aggregate Loan Group II as of the cut-off date is expected to be approximately $339,707,648. All the Mortgage Loans in Aggregate Group II are hybrid, adjustable rate mortgage loans that have interest rates with a specified initial fixed rate period.

PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each loan group will be applied in the following order of priority:

(1) to interest on the interest-bearing classes of senior certificates relating to that loan group; provided, however, that any such distribution that the Class I-A-IO Certificates are otherwise entitled to receive will first be deposited into the carryover shortfall reserve fund;

(2) to principal of the classes of the senior certificates relating to that loan group (other than the Interest Only Certificates) in the manner, order and priority described under “Description of the Certificates—Principal” in this prospectus supplement;

(3) to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group but relating to the same aggregate loan group (other than, in the case of principal, the Interest Only Certificates) in the manner, order and priority described under “Description of the Certificates—Transfer Payments” in this prospectus supplement;

(4) to interest on and then principal of each class of subordinated certificates relating to the applicable aggregate loan group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, as described under “Description of the Certificates—Interest” and “—Principal;” in this prospectus supplement;

(5) from amounts in the carryover shortfall reserve fund, first, sequentially, to the Class I-A, Class I-M, and I-B-1 and Class I-B-2 Certificates, in that order, in each case up to the amount of any carryover shortfall amount with respect to each such class of certificates for that distribution date and any remaining unpaid from prior distribution dates, second, sequentially, to the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates, in that order, in each case up to the amount of any carryover shortfall amount with respect to each such class of certificates for that distribution date and third, any amounts remaining to the Class I-A-IO Certificates; and

(6) from all loan groups, to the Class A-R Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. See “Servicing of Mortgage Loans—Advances” in this prospectus supplement.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

The senior certificates in each certificate group will have a payment priority over the related classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, the Class M Certificates related to an aggregate loan group will have payment priority over the related classes of Class B-1 and Class B-2 Certificates and the related class of Class B-1 Certificates will have payment priority over the related class of Class B-2 Certificates. Each group of subordinated certificates related to an aggregate loan group also includes a related class of Class B-3, Class B-4 and Class B-5 Certificates that are not being offered pursuant to this prospectus supplement. These classes of certificates are also subordinated to all of the other classes of certificates related to that aggregate loan group, in numerical order, with the related class of Class B-5 Certificates having the lowest priority of payment in that certificate group.

Subordination is designed to provide the holders of related certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates related to the applicable aggregate loan group, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates related to that loan group. However, some losses such as special hazard losses, bankruptcy losses, and fraud losses on the mortgage loans in Aggregate Loan Group II in excess of the amounts set forth in this prospectus supplement are, in general, allocated proportionately to each related class of Group II Certificates (other than the Class II-A-2-IO and Class II-A-4-IO Certificates) instead of first being allocated to the Group II Subordinated Certificates.

There is no cross-collateralization between the certificates related to each aggregate loan group.

See “Description of the Certificates—Allocation of Losses” and “Credit Enhancement—Subordination” in this prospectus supplement.

OPTIONAL TERMINATION

The depositor may purchase all of the remaining assets of the trust fund relating to Aggregate Loan Group I and retire all outstanding classes of the Group I Certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans in Aggregate Loan Group I and real estate owned by the trust fund related to Aggregate Loan Group I declines to 10% or less of the aggregate principal balance of the mortgage loans in Aggregate Loan Group I as of the cut-off date.

The depositor may purchase all of the remaining assets of the trust fund relating to Aggregate Loan Group II and retire all outstanding classes of the Group II Certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans in Aggregate Loan Group II and real estate owned by the trust fund related to Aggregate Loan Group II declines to 10% or less of the aggregate principal balance of the mortgage loans in Aggregate Loan Group II as of the cut-off date.

The date on which any such termination occurs is referred to as an “Optional Termination Date.” See “Description of the Certificates—Termination; Purchase of Mortgage Loans” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund (other than the carryover shortfall reserve fund) will consist of one or more REMICs.

The offered certificates, other than the Class A-R Certificates, will represent ownership of regular interests in a REMIC and will generally be treated as representing ownership of debt for federal income tax purposes. The LIBOR Certificates will also represent an entitlement to carryover shortfall amounts. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. The Class A-R Certificates will represent ownership of the residual interests in all of the REMICs.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus and “Federal Income Tax Considerations” in this prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or by an entity investing the assets of any plan, so long as certain conditions are met. Prospective investors should review with their legal advisors whether the purchase and holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code, or other similar laws.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class I-M and Class II-M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class I-B-1, Class I-B-2, Class II-B-1 and Class II-B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act. See “Legal Investment” in the prospectus.

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted as of the cut-off date.

Your Yield Will Be Affected by Prepayments

Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

The rate and timing of prepayment of the mortgage loans in a loan group or loan groups will affect the yields to maturity and weighted average lives of the related classes of certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the related certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase the Interest Only Certificates or you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase the Interest Only Certificates and principal is repaid faster than you anticipate, you may lose your initial investment.

•	Some of the mortgage loans require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during the periods ranging from six months to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment penalties will not be available for distribution to certificateholders.

•	If mortgage loans in a loan group with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be reduced and your yield may be lower than you anticipate.

•	The mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the mortgage loans as borrowers seek to avoid changes in their monthly payments.

See “Description of the Certificates—Interest” and see “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Certain Interest Shortfalls Will Be Allocated to the Certificates	When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest holders of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date and aggregate loan group is limited to one-half of the master servicing fee for that aggregate loan group for the related month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of certificates related to the applicable loan group or loan groups will be reduced proportionately by the amount of this excess.

In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. The Relief Act generally provides that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer or offset by a reduction in the master servicing fee, and will reduce accrued interest on each class of certificates related to the applicable loan group on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

Once the amounts set forth in this prospectus supplement under “Credit Enhancement” have been exceeded, shortfalls in interest on mortgage loans in Aggregate Loan Group II that were the subject of special hazard losses, bankruptcy losses or fraud losses will be allocated proportionately to the Group II Certificates related to the applicable loan group or loan groups, and will not be offset by any reduction to the master servicing fee.

Geographic Concentration Increases Risk That Certificate Yields Could Be Impaired

The tables in Annex II of this prospectus supplement set forth the geographic concentration of the mortgaged properties for the various loan groups, including the percentage by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date that are located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

•	economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

•	declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in such states, which would result in an increase in the loan-to-value ratios; and

•	any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Credit Enhancement May Not Be Sufficient to Protect Senior Certificates From Losses

The certificates are not insured by any financial guaranty insurance policy. The subordination features are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

Credit enhancement will be provided for the certificates first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses in the case of the Group II Certificates, on the mortgage loans in an aggregate loan group to the related classes of subordinated certificates in the reverse order of their priority of payment. This form of credit enhancement uses collections on the mortgage loans in an aggregate loan group otherwise payable to holders of the related classes of subordinated certificates to pay amounts due on the more senior classes of certificates related to that aggregate loan group.

Collections on the mortgage loans in an aggregate loan group otherwise payable to the related classes of subordinated certificates comprise the sole source of funds from which this type of credit enhancement is provided. Except as described below, realized losses on the mortgage loans in an aggregate loan group are allocated to the related classes of subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates in the related certificate group then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates in the related certificate group has been reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class of certificates in a certificate group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the applicable aggregate loan group would reduce the amount of funds available for monthly distributions to holders of the related classes of senior certificates.

Furthermore, the subordinated classes of Group II Certificates will provide only limited protection against some categories of losses on the mortgage loans in Aggregate Loan Group II such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in a loan group in Aggregate Loan Group II in excess of those amounts will be allocated pro rata to each class of Group II Senior Certificates related to the applicable loan group (other than the Interest Only Certificates) and the Group II Subordinated Certificates, even if the principal balance of each class of Group II Subordinated Certificates has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be used by one or more of the loan groups in Aggregate Loan Group II, which could make the Group II Senior Certificates related to the other loan groups in Aggregate Loan Group II more likely to suffer a loss.

Among the subordinated certificates in each certificate group, the related class of Class M Certificates are the least subordinated; that is, they have the highest payment priority; then come the related classes of Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order.

See “Description of the Certificates—Allocation of Losses” in this prospectus supplement and “Credit Enhancement—Subordination” in this prospectus supplement.

Limited Recourse to Seller

The only obligations of the seller to the trust fund arise from certain representations and warranties made by the seller in connection with its sale of the mortgage loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver the required documents, it may be required to repurchase some of the mortgage loans. The seller does not have significant assets and is unlikely to have significant assets in the future. As a result, it may not have the ability to effect the repurchase. In addition, if the seller were required to repurchase a mortgage loan because of a breach of a representation and the related transferor is not required or is otherwise unable to repurchase the mortgage loan from the seller pursuant to the related purchase agreement, the seller may not have the financial ability to make the required repurchase. Anworth Mortgage Asset Corporation will guarantee the obligations of E-LOAN, Inc., Quicken Loans, Inc. and 1st Service Bank to repurchase the related mortgage loans sold by such entities to the seller due to a breach of a representation or warranty related to such mortgage loans under the related purchase agreement. If any of Anworth Mortgage Asset Corporation, the seller or a transferor is obligated to repurchase a mortgage loan and fails to do so, you may suffer a loss.

Although the trustee will have the right to enforce the obligations of the transferors to substitute for or repurchase a mortgage loan as to which a representation or warranty was breached, such representations and warranties were made as of the respective cut-off dates or dates of sale of the mortgage loans to the seller (which occurred between June 1, 2004 and October 7, 2004) and will not be brought down to the cut-off date or the closing date by the related transferor. If a condition occurs between the applicable cut-off date or sale date and the cut-off date or closing date that constitutes a breach of the substance of a representation, the related transferor will not be obligated to repurchase or substitute for the applicable mortgage loan.

Limited Recourse to Depositor or Servicer

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to the trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. BellaVista Funding Corporation, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a mortgage loan because of a breach of a representation, its only sources of funds for the repurchase would be funds obtained from enforcing a corresponding obligation of the seller or a transferor of the mortgage loan.

The only obligations of the master servicer to the trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the pooling and servicing agreement.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans

The tables in Annex II of this prospectus supplement specify the percentage of the mortgage loans in each loan group, by aggregate principal balance as of the cut-off date, that require monthly payments of only interest prior to either the initial adjustment date for the applicable mortgage loans or another date specified in the Mortgage Loan. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the mortgage loans will be higher than for an amortizing mortgage loan. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, during the interest-only period, these mortgage loans may be less likely to prepay because the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Your Yield Will Be Affected by How Mortgage Loan Interest Rate Adjustments Are Limited	The Group II Certificates (other than the Class II-A-2-IO and Class II-A-4-IO Certificates) will accrue interest at a pass-through rate based on the weighted average of the interest rates on the mortgage loans in the related loan group or loan groups net of certain expenses of the trust fund. All of the mortgage loans in Aggregate Loan Group II have maximum limitations on adjustments to the interest rate on the mortgage loans and all of the mortgage loans in Aggregate Loan Group II have periodic limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

Your Yield on the LIBOR Certificates May Be Affected by Changes in Interest Rates

The pass-through rates on the LIBOR Certificates will be equal to the least of (a) 11.25%, (b) one-month LIBOR plus a margin, and (c) a rate cap. The rate cap on the pass-through rate on a class of LIBOR Certificates is the weighted average of the adjusted net mortgage rates on the mortgage loans in loan group 1. Thus, the yields to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the rate cap or the 11.25% cap.

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the rate cap (up to 11.25%), the resulting interest shortfall may be distributed to the LIBOR Certificates on that distribution date from amounts otherwise distributable as interest on the Class I-A-IO Certificates on that distribution date. In addition, if on any distribution date, any carryover shortfall amounts remain unpaid with respect to a class of LIBOR Certificates (other than the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates), such amount will carry forward with interest thereon and may be paid on future distribution dates from amounts otherwise payable as interest on the Class I-A-IO Certificates.

Investors in the LIBOR Certificates need to be aware that if on any distribution date the pass-through rates for all classes of LIBOR Certificates are limited by the rate cap, the Class I-A-IO Certificates will not be entitled to any distribution of interest on that distribution date and the entitlement to such amounts of the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates will be extinguished. Therefore, no interest distributions will be deposited in the carryover shortfall reserve fund to pay any carryover shortfall amounts of the LIBOR Certificates on that distribution date. We cannot assure you that any distributions of interest on the Class I-A-IO Certificates will be available, or sufficient, to pay any carryover shortfall amounts on any distribution date.

Your Yield Will Be Affected by How Distributions Are Allocated to the Certificates	The timing of principal payments on the certificates will be affected by a number of factors, including:

•	the extent of prepayments on the mortgage loans in the related loan group or loan groups;

•	how payments of principal are allocated among the classes of certificates as specified in this prospectus supplement;

•	whether the depositor exercises its right, in its sole discretion, to terminate the portion of the trust fund related to an aggregate loan group;

•	the rate and timing of payment defaults and losses on the mortgage loans in the related loan group or loan groups; and

•	repurchases of mortgage loans in the related loan group or loan groups for material breaches of representations and warranties.

Because distributions on the certificates are dependent upon the payments on the related mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust fund is terminated.

See “Description of the Certificates—Principal,” and “—Termination; Purchase of Mortgage Loans” in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See “Description of the Mortgage Pool—Assignment of Mortgage Loans” in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

The Class I-A-IO Certificates Are Subject to Special Risks

The yield to maturity on the Class I-A-IO Certificates will be especially sensitive to the level of prepayments on the mortgage loans in Aggregate Loan Group I with higher interest rates. The pass-through rate on the Class I-A-IO Certificates will be calculated based upon the excess, if any, of the weighted average adjusted net mortgage rates of the mortgage loans in Aggregate Loan Group I over the weighted average pass-through rates on the LIBOR Certificates. The prepayment of mortgage loans in Aggregate Loan Group I with higher net mortgage rates may result in a lower weighted average adjusted net mortgage rate and may thus reduce the pass-through rate on the Class I-A-IO Certificates to as little as 0%.

Increases in one-month LIBOR may increase the weighted average pass-through rate on the classes of LIBOR Certificates, which could also reduce the pass-through rate on the Class I-A-IO Certificates. If, for any distribution date, the weighted average adjusted net mortgage rate on the mortgage loans in Aggregate Loan Group I is less than or equal to the pass-through rates on the classes of LIBOR Certificates, the Class I-A-IO Certificates will receive no distributions of interest on that distribution date.

In addition, all amounts payable as interest to the Class I-A-IO Certificates will first be deposited into the carryover shortfall reserve fund and will be used to pay any carryover shortfall amounts in respect of any of the LIBOR Certificates that accrued on that distribution date and on any of the LIBOR Certificates (other than the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates) remaining unpaid from any prior distribution date before any distributions of interest on the Class I-A-IO Certificates are made. As a result, even if on a distribution date the Class I-A-IO Certificates have a pass-through rate, the amount of interest actually distributed to the Class I-A-IO Certificates may be reduced to zero.

Principal prepayments on the mortgage loans in Aggregate Loan Group I also will reduce the notional amount of the Class I-A-IO Certificates on which interest accrues. In addition, the notional amount of the Class I-A-IO Certificates will be reduced by any reduction in the aggregate Class Certificate Balance of the LIBOR Certificates due to realized losses, shortfalls in available funds or otherwise.

Transfer of Servicing May Result in an Increase in Delinquent Payments on the Mortgage Loans

The depositor expects to transfer the direct servicing responsibility for the mortgage loans from E-LOAN, Inc., National Bank of Commerce and 1st Service Bank to Countrywide Home Loans Servicing LP shortly before the first distribution date. Although the master servicer will remain liable for its servicing duties and obligations as if it alone were servicing the mortgage loans, as with any servicing transfer, this transfer may result in an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise and may affect the timeliness and/or amount of servicer advances. Although any such increase is expected to be temporary, we cannot tell you how long a servicing disruption would last or how severe the disruption would be as a result of such transfer.

You May Have Difficulty Reselling Certificates

No market for any of the certificates will exist before they are issued. The underwriters intend to make a secondary market in the classes of certificates that they purchase, but have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

See “Risk Factors—A Lack of Secondary Markets May Limit Your Ability to Resell the Securities” in the prospectus.

Certificates May Not Be Appropriate for Some Investors

The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

•	the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans in the related aggregate loan group, in the case of the subordinated certificates;

•	the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans in the related aggregate loan group, in the case of the subordinated certificates, and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•	you may not be able to reinvest distributions on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

•	a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•	the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•	the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates.

You Could Be Adversely Affected by Violations of Environmental Laws	Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Certificates Do Not Assure Their Payment

Any class of certificates issued under this prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to a decrease in the adequacy of the value of the trust assets.

The amount, type and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in the trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures and losses in the trust fund.

Payments to and Rights of Investors May Be Adversely Affected by the Insolvency of the Master Servicer

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for certificates will be specified in this prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

Impact of World Events

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Relief Act.

Some of the statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference therein consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

DESCRIPTION OF THE MORTGAGE POOL

General

The depositor, BellaVista Funding Corporation, will purchase the mortgage loans in each loan group (the “Group 1 Mortgage Loans,” the “Group 2 Mortgage Loans,” the “Group 3 Mortgage Loans,” the “Group 4 Mortgage Loans,” the “Group 5 Mortgage Loans” and the “Group 6 Mortgage Loans,” respectively, and together referred to in this prospectus supplement as the “Mortgage Loans”) in the mortgage pool from Belvedere Trust Finance Corporation pursuant to a purchase agreement. The depositor will then transfer the Mortgage Loans to the trust pursuant to a pooling and servicing agreement dated as of October 1, 2004 among BellaVista Funding Corporation, as depositor, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, and will cause the Mortgage Loans delivered to the trustee on the closing date to be assigned to the trustee for the benefit of the holders of the certificates. In connection with the depositor’s purchase of the Mortgage Loans from the seller, the seller will also assign to the depositor all of the seller’s rights (but none of its obligations) under:

•	the purchase agreement pursuant to which it purchased certain of the Group 1, Group 3 and Group 4 Mortgage Loans from Countrywide Home Loans, Inc., as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans from E-LOAN, Inc., as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group 2, Group 3, Group 4 and Group 5 Mortgage Loans from 1st Service Bank, as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group 5 Mortgage Loans from National City Mortgage Co., as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group 1, Group 2, Group 3, Group 5 and Group 6 Mortgage Loans from National Bank of Commerce, as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans from Quicken Loans, Inc., as a transferor, and

•	and the purchase agreement pursuant to which it purchased certain of the Group 1 Mortgage Loans from UBS Real Estate Securities Inc., as a transferor.

The Mortgage Loans were acquired by the seller from the transferors in the ordinary course of the seller’s business pursuant to the purchase agreements. All of the Mortgage Loans were underwritten by the transferors substantially in accordance with the underwriting criteria specified herein. Following the transfer of interim servicing as described herein, Countrywide Home Loans Servicing LP will service the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans that Countrywide Home Loans, Inc., Quicken Loans, Inc., E-LOAN, Inc., 1st Service Bank and National Bank of Commerce transferred to the seller. GMAC Mortgage Corporation will service the Group 1 Mortgage Loans that UBS Real Estate Securities Inc. transferred to the seller. National City Mortgage Co. will service the Group 5 Mortgage Loans that it transferred to the seller. Notwithstanding these subservicing arrangements, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone was servicing the Mortgage Loans.

The seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the purchase agreement between the seller and the depositor and relating to certain limited characteristics of the Mortgage Loans. In addition, the seller will represent and warrant that certain of the representations and warranties of Countrywide Home Loans, Inc., E-LOAN, Inc., Quicken Loans, Inc., UBS Real Estate Securities Inc., 1st Service Bank, National City Mortgage Co. and National Bank of Commerce regarding the Mortgage Loans that each of them sold to the seller have remained true and correct from the dates as of which such representations and warranties were made until the cut-off date or closing date, as applicable.

Subject to the limitations described in this prospectus supplement under “—Assignment of Mortgage Loans,” the depositor will cause the seller to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there has been an uncured breach of any representation or warranty made by the seller relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. In addition, the seller will assign to the depositor, and the depositor will in turn assign to the trustee, the transferors’ representations and warranties regarding the Mortgage Loans and the seller’s rights under the purchase agreements to require the transferors to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty made by the related transferor with respect to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. Under each purchase agreement, the related transferors made the representations and warranties described under “Loan Program—Representations by Originators and Sellers; Repurchases” in the prospectus.

As set forth in the pooling and servicing agreement, the depositor will assign all of its rights against the seller under the purchase agreement (including the seller’s repurchase or substitution obligations with respect to its representations regarding the Mortgage Loans) and all of the seller’s rights against the transferors under the related purchase agreements (including the transferors’ repurchase or substitution obligations with respect to the transferors’ representations regarding the related Mortgage Loans) to the trustee for the benefit of the certificateholders. The trustee will have the right to directly enforce the repurchase or substitution obligations of each transferor under the related purchase agreement with respect to the related Mortgage Loans. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer’s contractual servicing obligations under the pooling and servicing agreement.

The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final mortgage pool. As a result, the cut-off date information regarding the actual Mortgage Loans delivered on the closing date may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $608,112,572, which is referred to as the “Cut-off Date Pool Principal Balance.” The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received. Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balance of such Mortgage Loans as of the cut-off date unless otherwise specified. The Mortgage Loans have been divided into six groups of Mortgage Loans (each is referred to as a “loan group”). Set forth below is the approximate aggregate Stated Principal Balance as of the cut-off date of the Mortgage Loans included in each loan group:

Loan Group	Aggregate Cut-off Date Stated Principal Balance
Loan Group 1	$268,404,925
Loan Group 2	$68,767,339
Loan Group 3	$72,227,999
Loan Group 4	$142,821,053
Loan Group 5	$37,842,442
Loan Group 6	$18,048,815

The aggregate Stated Principal Balance of the Mortgage Loans that is set forth above is subject to a variance of plus or minus five percent.

All of the Mortgage Loans generally have original terms to maturity of 30 years. Except for the “interest only loans,” all of the Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. An “interest only loan” requires monthly payments of only accrued interest during the period of time from the date of origination to either the initial adjustment date for that mortgage loan or another date specified in the mortgage loan. Thereafter, the monthly payments will be adjusted so that the entire principal balance of that mortgage loan will be amortized over the remaining term of that mortgage loan. In addition, all of the Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as “scheduled payments”) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

Except for certain of the Mortgage Loans as specified in the table below, the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage Loans, if any, will not be distributed to certificateholders.

Loan Group	Number of Mortgage Loans with Prepayment Penalties	Percentage of Aggregate Cut-off Date Stated Principal Balance
Loan Group 1	26	3.92%
Loan Group 2	2	0.33%
Loan Group 3	10	3.21%
Loan Group 4	1	0.27%

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans, other than the Group 1 Mortgage Loans, will be fixed for a certain period of time after the origination of that Mortgage Loan. The Mortgage Rate for each of the Group 1 Mortgage Loans will not have an initial fixed rate and will begin to adjust on the related Adjustment Date as described below. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate after origination, or in the case of the Mortgage Loans other than the Group 1 Mortgage Loans, at the end of the related initial fixed-rate period, and semi-annually or annually thereafter (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note (the “CMT Index”), (B) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”) or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”) (each of the CMT Index, the Six-Month LIBOR Index and the One-Year LIBOR Index, a “Mortgage Index”) and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that the Mortgage Rate for a Mortgage Loan will not increase or decrease by more than a certain amount specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date for the Mortgage Loans (other than 93.50% of the Mortgage Loans in loan group 1 by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date for which there is no cap on the initial adjustment of the Mortgage Rate) for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more than the amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an “Initial Periodic Rate Cap”). In addition, adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which in some cases is equal to the Gross Margin for that Mortgage Loan.

All of the Mortgage Loans in loan group 1 are Adjustable Rate Loans; all of the Mortgage Loans in loan group 2 are 3/1 Mortgage Loans or 3/27 Mortgage Loans; all of the Mortgage Loans in loan group 3 are 5/1 Mortgage Loans or 5/25 Mortgage Loans; all of the Mortgage Loans in loan group 4 are 5/1 Mortgage Loans or 5/25 Mortgage Loans; all of the Mortgage Loans in loan group 5 are 7/1 Mortgage Loans or 7/23 Mortgage Loans; and all of the Mortgage Loans in loan group 6 are 10/1 Mortgage Loans or 10/20 Mortgage Loans. Certain of the Mortgage Loans in loan group 1 are Adjustable Rate Interest Only Loans; certain of the Mortgage Loans in loan group 2 are 3/1 Interest Only Loans or 3/27 Interest Only Loans; certain of the Mortgage Loans in loan group 3 are 5/1 Interest Only Loans or 5/25 Interest Only Loans; certain of the Mortgage Loans in loan group 4 are 5/1 Interest Only Loans or 5/25 Interest Only Loans; certain of the Mortgage Loans in loan group 5 are 7/1 Interest Only Loans or 7/23 Interest Only Loans; and certain of the Mortgage Loans in loan group 6 are 10/1 Interest Only Loans or 10/20 Interest Only Loans.

An “Adjustable Rate Loan” has a mortgage rate that is subject to adjustment, for a period of 6 or 12 months, as applicable, after origination, based on the Six-Month LIBOR Index or the One-Year LIBOR Index, as applicable. A “3/1 Mortgage Loan,” a “5/1 Mortgage Loan,” a “7/1 Mortgage Loan” and a “10/1 Mortgage Loan” have mortgage rates that are fixed for approximately 36, 60, 84 and 120 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the CMT Index or the One-Year LIBOR Index, as applicable. A “3/27 Mortgage Loan,” a “5/25 Mortgage Loan,” a “7/23 Mortgage Loan” and a “10/20 Mortgage Loan” have mortgage rates that are fixed for approximately 36, 60, 84 and 120 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the Six-Month LIBOR Index.

An “Adjustable Rate Interest Only Loan” has only interest due for approximately 12 months (if its Mortgage Rate is based on the One-Year LIBOR Index) or 120 months (it its Mortgage Rate is based on the Six-Month LIBOR Index) after origination, after which amortization of the principal balance of that Mortgage Loan is required. A “3/1 Interest Only Loan,” a “3/27 Interest Only Loan,” a “5/1 Interest Only Loan,” a “5/25 Interest Only Loan,” a “7/1 Interest Only Loan,” a “7/23 Interest Only Loan,” a “10/1 Interest Only Loan” and a “10/20 Interest Only Loan” have only interest due for approximately 36, 36, 60, 60, 84, 84, 120 and 120 months, respectively, after origination before amortization of the principal balance of that Mortgage Loan is required.

The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

	Earliest First Payment Date	Earliest Stated Maturity Date	Latest Stated Maturity Date
Loan Group 1	December 1, 2003	November 1, 2033	September 1, 2034
Loan Group 2	July 1, 2004	June 1, 2034	September 1, 2034
Loan Group 3	March 1, 2004	February 1, 2034	September 1, 2034
Loan Group 4	January 1, 2004	December 1, 2033	September 1, 2034
Loan Group 5	June 1, 2004	May 1, 2034	September 1, 2034
Loan Group 6	July 1, 2004	June 1, 2034	September 1, 2034

As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.

As of the cut-off date, it is expected that no Mortgage Loan will be subject to a buydown agreement. No Mortgage Loan in any loan group will provide for deferred interest or negative amortization.

No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 97%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. However, with respect to approximately 1.11% of the Mortgage Loans in loan group 1, by aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•	in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

If the mortgagor is refinancing an existing Mortgage Loan that was originated or acquired by Countrywide Home Loans, Inc., and that existing Mortgage Loan meets the delinquency criteria set forth in the pooling and servicing agreement, then with respect to the refinanced Mortgage Loan,

•	if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced or

•	if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new Mortgage Loan.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Annex II sets forth certain characteristics of the Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The sum in any column of the tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth in the tables has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

Assignment of Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan and the mortgage note, mortgage and other documents relating to the Mortgage Loan (collectively, the “Related Documents”), including all payments received on or with respect to each Mortgage Loan on or after the cut-off date, but not including interest payments due prior to the cut-off date. The depositor will also transfer all of its rights, but not its obligations, under the loan purchase agreement with the seller. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified in a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information about the principal balance of each Mortgage Loan as of the cut-off date, its Mortgage Rate as well as other information.

Within 90 days of the closing date, the trustee will review the Mortgage Loans and the Related Documents pursuant to the pooling and servicing agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and that defect is not cured within 90 days following notification of the defect to the depositor, the seller will be obligated to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided stating that such substitution will not disqualify the trust as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). The depositor may cause the seller to purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at the Mortgage Rate, plus the amount of any unreimbursed servicing advances made by the master servicer. The purchase price will be deposited in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises. The obligation of the seller to repurchase or substitute a defective mortgage loan, which will be assigned to the depositor and by the depositor to the trust, is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the trustee or the certificateholders.

In connection with the substitution of an Eligible Substitute Mortgage Loan, the depositor will be required to deposit in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises an amount (the “Substitution Adjustment Amount”) equal to the excess of the Stated Principal Balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

An “Eligible Substitute Mortgage Loan” is a mortgage loan substituted by the depositor for a defective mortgage loan that must, on the date of the substitution, among other characteristics set forth in the pooling and servicing agreement:

•	have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance) of not more than 10% less than the Stated Principal Balance of the defective mortgage loan;

•	have a Mortgage Rate not less than the Mortgage Rate of the defective mortgage loan and not more than 1% in excess of the Mortgage Rate of the defective mortgage loan;

•	have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the defective mortgage loan;

•	have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the defective mortgage loan;

•	have the same Mortgage Index, reset period and periodic rate cap as the defective mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the defective mortgage loan;

•	have a remaining term to maturity of not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

•	comply with each representation and warranty set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

•	have an original loan-to-value ratio not greater than that of the defective mortgage loan;

•	be secured by the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

The depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and the Mortgage Rate). In addition, the depositor will represent and warrant, on the closing date, that, among other things:

•	at the time of transfer to the trust, the depositor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and

•	each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.

These representations will be made on the basis of representations made to the depositor by the seller, and to the seller by the various transferors of the Mortgage Loans. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the trust or the certificateholders in the related Mortgage Loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to substitute for the defective mortgage loan an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

Underwriting Process—Countrywide Home Loans, Inc.

Approximately 71.03%, 10.43% and 60.91% of the Mortgage Loans in loan groups 1, 3 and 4, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in each such loan group as of the cut-off date, were originated or acquired by Countrywide Home Loans, Inc. (“Countrywide Home Loans”) in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Loan Program—Underwriting Process” in the prospectus.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood of default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). Approximately 1.40% and 18.79% of the Mortgage Loans in loan groups 3 and 4, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, will have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis, varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior

(i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Generally, each mortgage loan originated by Countrywide Home Loans with a Loan-to-Value Ratio (as calculated in accordance with applicable law) at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. For the Mortgage Loans that were transferred to the seller by Countrywide Home Loans, the specified coverage percentage for Mortgage Loans with terms between 25 and 30 years is, generally, 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. The specified coverage percentage for Mortgage Loans with terms of 10, 15, and 20 years ranges from 6% to 12% for Loan-to-Value Ratios between 80.01% and 85.00% and ranges from 12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00% and ranges from 20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%. The required coverage percentage is determined by the type, term and Loan-to-Value Ratio of the Mortgage Loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage levels for these Mortgage Loans may vary from the foregoing.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/ No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum. Approximately 33.55%, 6.62% and 30.82% of the Mortgage Loans in loan groups 1, 3 and 4, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in each such loan group as of the cut-off date, have been originated by Countrywide Home Loans under the Reduced Documentation Program where the debt-to-income ratios were calculated as described above.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investment properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is up to 95%.

Approximately 1.52% of the Mortgage Loans in loan group 4 by aggregate Stated Principal Balance of the Mortgage Loans in loan group 4 as of the cut-off date, and none of the Mortgage Loans in loan groups 1 and 3, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. None of the Mortgage Loans have been originated under this Program.

Underwriting Process—E-LOAN, Inc.

General

Approximately 1.29%, 26.59%, 47.51%, 28.08%, 35.74%, and 95.53% of the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in each such loan group as of the cut-off date, were originated or acquired in the ordinary course of business by E-LOAN, Inc. (“E-LOAN”) generally in accordance with the underwriting guidelines described in this prospectus supplement (referred to in this prospectus supplement as “E-LOAN’s Underwriting Standards”).

Underwriting Standards

E-LOAN is a Delaware corporation, and its principal executive offices are located at 6230 Stoneridge Mall Road, Pleasanton, California, 94588. E-LOAN is a publicly traded company with its shares trading on the Nasdaq National Market under the symbol “EELN.”

E-LOAN is an online provider of loans directly to consumers, offering borrowers a variety of purchase and refinance mortgage loans, home equity loans and home equity lines of credit and auto loans to suit their financial needs. E-LOAN originates loans via website and by telephone, funds the loans using warehouse and other lines of credit, and then sells the closed loans, including the servicing rights associated with those loans.

E-LOAN’s Underwriting Standards for underwriting conventional conforming mortgage loans generally comply with the underwriting criteria employed by Fannie Mae and/or Freddie Mac. E-LOAN’s Underwriting Standards and property standards for all other non-conforming mortgage loans are based on either general or investor specific guidelines that are established to satisfy the criteria of the ultimate purchasers of the mortgage loans. E-LOAN considers the following general underwriting criteria in determining whether to approve a mortgage loan application:

•	Employment and income,

•	Credit history,

•	Property value and characteristics and

•	Available assets.

In some cases, E-LOAN develops a set of general underwriting guidelines (non-investor specific) for non-conforming mortgage loans that they believe are acceptable to a broad range of capital market investors. These guidelines go through a process in which multiple investors review and approve them prior to their adoption. E-LOAN currently underwrites most of the following loan types using general guidelines: prime jumbo fixed rate mortgages, prime hybrid adjustable rate mortgage loans, and prime home equity loans and lines of credit. E-LOAN uses investor specific underwriting guidelines for the following mortgage loan types: some adjustable rate mortgage loans, alternate “A” mortgage loans, non-prime mortgage loans, high Loan-to-Value Ratio mortgage loans, and any other mortgage loan type that involves complex terms and/or lower credit quality.

E-LOAN requires the level of documentation on each mortgage loan to be specific as to the investor and/or product type. In general, all mortgage loans require a completed loan application with specific information as to a borrower’s current residence, employment history, assets and liabilities. In addition, a tri-merged credit report with information being pulled from three main credit reporting agencies is reviewed for a borrower’s past payment history and FICO® Credit Score accuracy. Certain product types may require less documentation, although additional assets, employment verification or a higher level of appraisal may be required by the underwriter. Overall, employment stability, credit history, FICO® Credit Score and property values are reviewed as part of the loan approval process.

The Mortgage Loans originated by E-LOAN and included in this offering have been underwritten to one of the following guidelines:

•	Conforming Fannie Mae/Freddie Mac products,

•	Investor specific Conforming/Jumbo products and

•	E-LOAN adjustable rate mortgage Conforming/Jumbo products.

E-LOAN underwrites its Fannie Mae/Freddie Mac conforming mortgage loans utilizing Fannie Mae’s Desktop Underwriter® and Freddie Mac’s Loan Prospector® underwriting tools. E-LOAN documents the mortgage loans per the findings in accordance with their underwriting criteria. Minimum appraisal type is per the findings.

Investors for which E-LOAN uses investor specific guidelines include Chase Manhattan Mortgage Corporation, Citimortgage, Wells Fargo and Aurora Loan Services. Each mortgage loan is underwritten to their specific guidelines, within E-LOAN’s delegated lending authority. Appraisal is per the specific investor guideline.

E-LOAN Conforming/Jumbo products are underwritten to E-LOAN’s own guidelines. Mortgage loans can either be full documentation or streamlined documentation. Full documentation mortgage loans generally require two years of tax returns for self employed borrowers, two years of W-2 forms and 30 days of paystubs for salaried borrowers, two months bank statements or verification of deposit and 12 months verification of mortgage or rental history. Streamlined documentation is for mortgage loans up to a specific dollar amount with minimum FICO® Credit Score requirements and Loan-to-Value Ratio and combined Loan-to-Value Ratio limitations, provided that loans are approved and documented through Fannie Mae’s Desktop Underwriter® guidelines. Documentation is per the Desktop Underwriter® findings.

E-LOAN requires an appraisal on all first lien purchase and refinance mortgage loans originated. The level of appraisal inspection required (full, limited or drive by) is determined by the product type/investor guideline. E-LOAN orders its appraisals from nationally recognized appraisal vendors. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practices adopted by the Appraisal Standards Boards of the Appraisal Foundation and are prepared on forms acceptable to Fannie Mae and Freddie Mac. Every appraisal is reviewed for property information specific to neighborhood information, description of improvements, review of at least three comparable sales as well as specific appraiser comments.

All mortgage loans with Loan-to-Value Ratios higher than 80% require mortgage insurance. Mortgage insurance is provided by nationally recognized mortgage insurance companies. Specific coverage percentage is generally 12% for Loan-to-Value Ratios between 80.01 to 85%, 25% coverage for Loan-to-Value Ratios between 85.01 to 90% and 30% for Loan-to-Value Ratios between 90.01 and 95%. Mortgage loans with shorter terms (180 months or less) require reduced mortgage insurance. Mortgage insurance is not required on any mortgage loan where prohibited by applicable law. The Loan-to-Value Ratio is determined by dividing the loan amount by the lesser of the sales price or appraised value.

Underwriting Process—Quicken Loans, Inc.

General

Approximately 13.92%, 61.85%, 26.23%, 7.55% and 10.76% of the Mortgage Loans in loan groups 1, 2, 3, 4 and 5, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in each such loan group as of the cut-off date, were originated in the ordinary course of business by Quicken Loans, Inc. (“Quicken”) generally in accordance with the underwriting guidelines described in this prospectus supplement (referred to in this prospectus supplement as “Quicken’s Underwriting Standards”).

Underwriting Standards

Quicken, a Michigan corporation, is a wholly owned subsidiary of Rock Holdings Inc. Quicken is engaged primarily in the mortgage banking business and, as such, originates and sells mortgage loans. Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center and two retail branches. Quicken’s mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. Quicken’s principal office is located at 20555 Victor Parkway, Livonia, Michigan 48152.

Quicken’s Underwriting Standards are intended to evaluate the prospective mortgagor’s credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. Pursuant to Quicken’s Underwriting Standards, each prospective mortgagor is required to complete an application which may include information about the applicant’s assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor’s credit history. In order to establish the prospective mortgagor’s ability to make timely payments, Quicken, under its full mortgage documentation program, requires evidence regarding the mortgagor’s employment, income, liabilities and possibly assets. Quicken also originates mortgage loans under a stated income documentation program. Under the stated income documentation program, Quicken requires certain loan-to-value ratios, loan amounts, credit scores and asset amounts, to be met and utilizes income as stated by the mortgagor in the loan application. In addition, under the stated income documentation program, the mortgagor’s employment status is verbally verified and an underwriter assesses whether or not the stated income is consistent with the mortgagor’s employment status.

Generally, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for Loan-to-Value Ratios between

80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, and 30% for Loan-to-Value Ratios between 90.01% and 95.00%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

Quicken’s Underwriting Standards generally follow prudent and generally accepted mortgage industry underwriting standards. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser’s judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. Quicken’s Underwriting Standards require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

Underwriting Process—UBS Real Estate Securities Inc.

Approximately 13.32% of the Mortgage Loans in loan group 1, by aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the cut-off date, was acquired by the seller from UBS Real Estate Securities, Inc. (“UBS”). UBS had previously purchased these loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, who represented that the loans were originated generally in accordance with the underwriting criteria described in this section.

A majority of the UBS Mortgage Loans are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or that do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one- to four-family residential properties). The underwriting standards applicable to the UBS Mortgage Loans typically differ from, and are, with respect to a substantial number of UBS Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the UBS Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on such a loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the UBS Mortgage Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated-income, low/limited or “Express” documentation, no-stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re-verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator. Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets. Under low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a no-documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Underwriting Process—National City Mortgage Co.

General

Approximately 45.93% of the Mortgage Loans in loan group 5, by aggregate Stated Principal Balance of the Mortgage Loans in loan group 5 as of the cut-off date, was originated in the ordinary course of business by National City Mortgage Co. (“National City”) generally in accordance with the underwriting guidelines described in this prospectus supplement (referred to in this prospectus supplement as “National City’s Underwriting Standards”).

Underwriting Standards

A majority of the National City mortgage loans are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Veterans

Administration (“VA”) or that do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National City mortgage loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described herein.

The National City underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single-family and two-family residences, loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 and up to 85% for mortgage loans secured by three- to four-family primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence. The loan-to-value ratio for super jumbos generally may not exceed 70% when subordinate financing exists. If the loan is not subject to subordinate financing, the loan-to-value ratio generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the rating agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

National City also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The National City mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. A borrower’s assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower’s prior year’s tax returns (if the borrower is self-employed). The borrower’s assets are verified if greater than 1% of the new loan amount is necessary to close.

Each National City mortgaged property has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Underwriting Process—1st Service Bank

Approximately 10.54%, 10.71%, 3.47% and 5.08% of the Mortgage Loans in loan groups 2, 3, 4 and 5, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in each such loan group as of the cut-off date, were originated in the ordinary course of business by 1st Service Bank generally in accordance with the underwriting guidelines described below. 1st Service Bank, a federal savings association regulated by the Office of Thrift Supervision, has approximately $87 million in assets and is headquartered in McLean, Virginia.

As an integral part of the origination process a mortgage file is established for each application. Included in the mortgage file is, among other documents, a mortgage application, a credit report and, as a minimum, a FNMA appraisal completed by a state licensed appraiser. When all required loan documents have been obtained, a loan decision is made by an underwriter by weighing all the risk factors documented in the loan file. 1st Service Bank’s underwriting guidelines conform to generally accepted mortgage underwriting standards for the property locations and the types of loans originated. In reaching a loan decision, underwriters are expected and encouraged to use their professional experience and judgment to determine whether a loan makes good common sense.

1st Service Bank has as its goal to originate high quality loans and with that in mind it has established guidelines to be applied in the underwriting process and with appropriate appraisal requirements, dependent on the property’s location and the loan size. The loan type and the borrower’s credit worthiness are important factors in the underwriting decision and loans with individual characteristics that pose a higher risk may be reviewed and evaluated on an individual basis.

All loans with a loan-to-value ratios greater than 80% are required to have mortgage insurance. Mortgage insurance coverage varies based on loan-to-value ratio, occupancy, loan purpose and documentation. Mortgage insurance has been provided by one of several approved mortgage insurance companies that are acceptable to Fannie Mae or Freddie Mac.

Underwriting Process—General

The Mortgage Loans that will be transferred to the trust fund other than those originated or acquired by the transferors described above have been originated or acquired generally in accordance with the procedures set forth in the prospectus under “Loan Program—Underwriting Process.”

THE SELLER

Belvedere Trust Finance Corporation (“Belvedere Finance”) is a wholly owned subsidiary of Belvedere Trust Mortgage Corporation (“Belvedere Trust”), which is in turn a wholly owned subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Belvedere Trust intends to securitize the mortgage loans it acquires and may retain certain of the mortgage backed securities for investment. Belvedere Finance was incorporated in the state of Delaware on November 3, 2003. The principal place of business of both Belvedere Trust and Belvedere Finance is 1299 Ocean Avenue, Santa Monica, California 90401 and the telephone number is (310) 255-4493. Neither Belvedere Finance, Belvedere Trust nor any of their respective affiliates will insure or guarantee distributions on the offered certificates.

THE DEPOSITOR

BellaVista Funding Corporation (the “Depositor”) is a Delaware corporation incorporated on July 20, 2004. The Depositor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. It is a wholly owned subsidiary of Belvedere Finance. The depositor maintains its principal office at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401. Its telephone number is (310) 255-4443. See “The Depositor” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2004-1, will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe certain provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of BellaVista Funding Corporation, Belvedere Trust Finance Corporation, Countrywide Home Loans Servicing LP or any of their respective affiliates.

General

The Mortgage Pass-Through Certificates, Series 2004-1 will consist of (a) the Class I-A, Class I-A-IO, Class II-A-1, Class II-A-2, Class II-A-2-IO, Class II-A-3, Class II-A-4, Class II-A-4-IO, Class II-A-5 and Class A-R Certificates (all of which are together referred to as “senior certificates”), (b) the Class I-M, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates (the “Group I Subordinated Certificates”) and (c) the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates (the “Group II Subordinated Certificates” and, together with the Group I Subordinated Certificates, the “subordinated certificates”). The senior certificates and the subordinated certificates are collectively referred to herein as the “certificates.”

Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the “offered certificates”). The Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates are not offered by this prospectus supplement and are referred to in this prospectus supplement as the “private certificates.” Their initial Class Certificate Balances are expected to be approximately $1,745,000, $1,342,000, $937,824, $1,868,000, $1,189,000 and $850,647, respectively. The pass-through rate for each of the private certificates will be calculated as described in this prospectus supplement under “—Interest” below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates set forth on the cover page hereof or described below. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates (other than the Interest Only Certificates) as of any date is the initial Class Certificate Balance of the class listed on the cover page of this prospectus supplement or in the previous paragraph reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to the class;

provided, however, that the Class Certificate Balance of each class of senior certificates to which Realized Losses have been allocated will be increased by the amount of Subsequent Recoveries distributed as principal to such class of senior certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of senior certificates and to the extent that the Class Certificate Balances of each class of senior certificates has been increased by the amount of any Realized Losses allocated it, then the Class Certificate Balance of each class of subordinated certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority (highest to lowest), by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of subordinated certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date.

The Interest Only Certificates do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

The Group I Senior Certificates (other than the Class I-A-IO Certificates) will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group I of approximately 93.75%, and the Group II Senior Certificates (other than the Class II-A-2-IO and Class II-A-4-IO Certificates) will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group II of approximately 95.10%. The Class Subordination Percentage of each class of subordinated certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related Aggregate Loan Group, is approximately as follows:

Group I Subordinated Certificates	Class Subordination Percentage
Class I-M	2.45%
Class I-B-1	1.40%
Class I-B-2	0.90%
Class I-B-3	0.65%
Class I-B-4	0.50%
Class I-B-5	0.35%

Group II Subordinated Certificates	Class Subordination Percentage
Class II-M	1.65%
Class II-B-1	1.20%
Class II-B-2	0.90%
Class II-B-3	0.55%
Class II-B-4	0.35%
Class II-B-5	0.25%

The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Certificate Groups

The Class I-A-1, Class I-A-IO and Class A-R Certificates relate to loan group 1; the Class II-A-1 Certificates relate to loan group 2; the Class II-A-2 and Class II-A-2-IO Certificates relate to loan group 3; the Class II-A-3 Certificates relate to loan group 4; the Class II-A-4 and Class II-A-4-IO Certificates relate to loan group 5; and the Class II-A-5 Certificates relate to loan group 6. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.” The Class I-A-1, Class I-A-IO and Class A-R Certificates together are referred to as the “Group I Senior Certificates.” The Class II-A-1, Class II-A-2, Class II-A-2-IO, Class II-A-3, Class II-A-4, Class II-A-4-IO and Class II-A-5 Certificates together are referred to as the “Group II Senior Certificates.” The Class I-M, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates together are referred to as the “Group I Subordinated Certificates.” The Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates together are referred to as the “Group II Subordinated Certificates.” The Group I Senior Certificates, together with the Group I Subordinated Certificates, are referred to as the “Group I Certificates.” The Group II Senior Certificates, together with the Group II Subordinated Certificates, are referred to as the “Group II Certificates.”

The Group I Certificates (other than the Class A-R Certificates) will receive distributions only from the Mortgage Loans in Aggregate Loan Group I. Generally, each class of Group II Senior Certificates will receive distributions from the related loan group in Aggregate Loan Group II. The Group II Subordinated Certificates may receive distributions from any loan group in Aggregate Loan Group II as described herein.

Interest Only Certificates

The Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates are sometimes referred to in this prospectus supplement as the “Interest Only Certificates.”

The notional amount (“Notional Amount”) of the Class I-A-IO Certificates will be equal to the aggregate Class Certificate Balance of the LIBOR Certificates as of such date.

The notional amount (“Notional Amount”) of the Class II-A-2-IO and Class II-A-4-IO Certificates will be equal to (i) for any date prior to and including the last day of the interest accrual period for the Distribution Date in July 2009 and July 2011, respectively, the Class Certificate Balance of the Class II-A-2 and Class II-A-4 Certificates, respectively, as of such date and (ii) after the last day of the interest accrual period for the Distribution Date in July 2009 and July 2011, respectively, zero.

As of the closing date, the initial Notional Amount of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates will be approximately $268,404,824, $68,689,000 and $35,988,000, respectively, subject to the permitted variance described in this prospectus supplement.

Subordinated Portions

A portion of each loan group in Aggregate Loan Group I is related to the Group I Subordinated Certificates, and a portion of each loan group in Aggregate Loan Group II is related to the Group II Subordinated Certificates. Each such portion (a “Subordinated Portion”) for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, minus the sum of the Class Certificate Balances of the related senior certificates immediately prior to such Distribution Date.

Book-Entry Certificates

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Each class of book-entry certificates will be issued as one or more certificates that equal the aggregate initial Class Certificate Balance of each class of certificates and will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Certificates,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate. The person in whose name a certificate is registered as such in the certificate register is referred to herein as a certificateholder. The certificates will not be listed on any securities exchange.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Certificates—Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the depositor, the seller, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Determination of LIBOR

The Class I-A and Group I Subordinated Certificates are collectively referred to as the “LIBOR Certificates” and will bear interest during each interest accrual period at the applicable pass-through rate determined as described under “—Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated as follows. The Trustee, as calculation agent, will determine LIBOR by reference to the quotations, as set forth on Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR Determination Date as follows:

(a) If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b) If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR Determination Date or

•	the reserve interest rate.

The reserve interest rate shall be the rate per annum that the calculation agent determines to be either

•	the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent, being so made, or

•	if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR Determination Date to leading European banks.

(c) If on any LIBOR Determination Date the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be considered to be the per annum rate specified as such herein.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

Payments on Mortgage Loans; Accounts

On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”).

Distributions

Distributions on the certificates will be made by the trustee on the first business day following each Master Servicer Remittance Date (each, a “Distribution Date”), commencing in November 2004, to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Master Servicer Remittance Date” is the 19th day of each month or, if that day is not a business day, the first business day thereafter. The “Record Date” for the holders of the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, if the LIBOR Certificates are held as book-entry certificates. For each class of certificates that is not a LIBOR Certificate, and the LIBOR Certificates, if no longer held as book-entry certificates, and any Distribution Date, the Record Date will be the last business day of the month preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds an Interest Only Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions

As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups in the same Aggregate Loan Group remaining after distributions to the senior certificates related to such other loan groups. Distributions on the Group I Subordinated Certificates will be based on any remaining Available Funds for loan group 1 for such Distribution Date, and distributions on the Group II Subordinated Certificates will be based on any remaining Available Funds for loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6 for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to interest on each interest-bearing class of senior certificates in the related senior certificate group, concurrently and on a pro rata basis, based on their respective interest distribution amounts ; provided, however, that the amount of interest otherwise distributable to the Class I-A-IO Certificates will be deposited into the Carryover Shortfall Reserve Fund (as defined below) and will not be distributed to the Class I-A-IO Certificates except as described below;

•	to principal of each class of senior certificates relating to each loan group in the same Aggregate Loan Group (other than the Interest Only Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to interest on and principal of the interest-bearing classes of the senior certificates not relating to that loan group in the same Aggregate Loan Group (other than, in the case of principal, the Interest Only Certificates) in the manner, order and priority described in this prospectus supplement under “Description of the Certificates—Transfer Payments”;

•	to interest on and then principal of each class of subordinated certificates relating to each loan group in the same Aggregate Loan Group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, in each case subject to the limitations set forth in this prospectus supplement under “Description of the Certificates—Interest” and “—Principal”;

•	any amounts in the Carryover Shortfall Reserve Fund will be distributed, sequentially, first, sequentially, to the Class I-A, Class I-M, Class I-B-1 and Class I-B-2 Certificates, in that order, in each case up to the amount of any Carryover Shortfall Amount with respect to each such class of certificates for that Distribution Date and any Carryover Shortfall Amounts remaining unpaid from prior Distribution Dates, second, sequentially, to the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates, in that order, in each case up to the amount of any Carryover Shortfall Amount with respect to each such class of certificates for that Distribution Date and third, any amounts remaining to the Class I-A-IO Certificates; and

•	any remaining amounts from all loan groups to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•	all scheduled installments of interest (net of the related expense fees) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•	all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a transferor or the master servicer as of the Distribution Date;

minus

•	amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

minus

•	Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

Interest

The classes of certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

Class I-A, Class A-R and Class I-A-IO Certificates

The pass-through rate for the Class I-A Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the least of (a) 11.25%, (b) LIBOR plus the applicable Pass-Through Margin and (c) the related Net WAC Cap. The “Pass-Through Margin” for the Class I-A Certificates for the interest accrual period related to each Distribution Date is (i) for the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date related to Aggregate Loan Group I, 0.350% per annum and (ii) for each other interest accrual period, 0.700% per annum. The “Optional Termination Date” is, with respect to each Aggregate Loan Group, the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in an Aggregate Loan Group is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans in such Aggregate Loan Group as of the cut-off date.

The Class A-R Certificates will not bear interest.

The pass-through rate for the Class I-A-IO Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the greater of (i) the excess, if greater than zero, of the

Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans minus the weighted average pass-through rate of the Class I-A and Group I Subordinated Certificates for that Distribution Date (adjusted for the actual number of days in the related interest accrual period) and (ii) zero. Notwithstanding the foregoing, on each Distribution Date, the interest that would otherwise be distributable to the Class I-A-IO Certificates based on the pass-through rate described above will be deposited first in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

Class II-A-1 Certificates

The pass-through rate for the Class II-A-1 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans. The pass-through rate for the Class II-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.8716% per annum.

Class II-A-2 and Class II-A-2-IO Certificates

The pass-through rate for the Class II-A-2 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans less the pass-through rate for the Class II-A-2-IO Certificates. The pass-through rate for the Class II-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.0559% per annum.

The pass-through rate for the Class II-A-2-IO Certificates for each interest accrual period related to each Distribution Date (x) on or prior to the July 2009 Distribution Date will be a per annum rate equal to 1.1940% and (y) thereafter will be 0% per annum.

Class II-A-3 Certificates

The pass-through rate for the Class II-A-3 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 4 Mortgage Loans. The pass-through rate for the Class II-A-3 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.2159% per annum.

Class II-A-4 and Class II-A-4-IO Certificates

The pass-through rate for the Class II-A-4 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 5 Mortgage Loans less the pass-through rate for the Class II-A-4-IO Certificates. The pass-through rate for the Class II-A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.8950% per annum.

The pass-through rate for the Class II-A-4-IO Certificates for each interest accrual period related to each Distribution Date (x) on or prior to the July 2011 Distribution Date will be a per annum rate equal to 0.3240% and (y) thereafter will be 0% per annum.

Class II-A-5 Certificates

The pass-through rate for the Class II-A-5 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 6 Mortgage Loans. The pass-through rate for the Class II-A-5 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.2605% per annum.

Group I Subordinated Certificates

The pass-through rate for each class of Group I Subordinated Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the least of (a) 11.25%, (b) LIBOR plus the applicable Pass-Through Margin and (c) the related Net WAC Cap.

The “Pass-Through Margin” for each class of Group I Subordinated Certificates for the interest accrual period related to each Distribution Date is as follows:

	(1)	(2)
Class I-M	0.600%	0.900%
Class I-B-1	1.100%	1.650%
Class I-B-2	1.250%	1.875%
Class I-B-3	1.250%	1.875%
Class I-B-4	1.250%	1.875%
Class I-B-5	1.250%	1.875%

(1)	For the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date related to Aggregate Loan Group I.
(2)	For each other interest accrual period.

Group II Subordinated Certificates

The pass-through rate for each class of Group II Subordinated Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the sum of the following for each loan group in Aggregate Loan Group II: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group and (y) a fraction, the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date. The pass-through rate for each class of Group II Subordinated Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.1561% per annum.

Defined Terms Used in Interest Calculations

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Net WAC Cap” with respect to the Class I-A and Group I Subordinated Certificates for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans in Aggregate Loan Group I, adjusted for the related interest accrual period.

For each class of LIBOR Certificates and any Distribution Date, the “Carryover Shortfall Amount” for such class will equal the sum of (a) the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date had its pass-through rate not been subject to the Net WAC Cap up to but not exceeding a per annum rate of 11.25%, over (ii) the actual amount of interest such class is entitled to receive for such Distribution Date, and (b) with respect to each class of LIBOR Certificates (other than the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the Net WAC Cap (up to 11.25%)). The portion of any Carryover Shortfall Amount allocated to a class of LIBOR Certificates on that Distribution Date will be paid to such class on that Distribution Date from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. Any Carryover Shortfall Amount allocated to a class of LIBOR Certificates (other than the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates) remaining unpaid will be paid on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of (a) interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount, as the case may be, as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above (other than with respect to the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates, any Carryover Shortfall Amounts to which such classes of certificates are entitled on that Distribution Date) on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

With respect to each Distribution Date, the interest accrual period for each class of certificates (other than the LIBOR Certificates) will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day preceding that Distribution Date. Interest for each class of certificates (other than the LIBOR Certificates) for any Distribution Date will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. Interest for the LIBOR Certificates for any Distribution Date will be calculated and payable on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) the related Aggregate Loan Group, with respect to the subordinated certificates in the related certificate group. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to

•	any net prepayment interest shortfalls for that loan group and Distribution Date,

•	with respect to loan group 1, the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction, and

•	with respect to loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Group II Subordinated Certificates for those types of losses.

Net Interest Shortfalls for a loan group in an Aggregate Loan Group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates in the related certificate group entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’ share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group in an Aggregate Loan Group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage

Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that loan group and (y) the excess, if any, of the Compensating Interest for each other loan group in the same Aggregate Loan Group over the prepayment interest shortfalls for that loan group. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of the Mortgage Loan.

For purposes of allocating Net Interest Shortfalls for a loan group in Aggregate Loan Group II to the Group II Subordinated Certificates on any Distribution Date, the amount of interest each such class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion for that loan group immediately prior to such Distribution Date. In the case of (i) Aggregate Loan Group I and (ii) Aggregate Loan Group II, but only after the fourth Senior Termination Date related to the Group II Senior Certificates, Net Interest Shortfalls for the related loan group or loan groups will be allocated to the related classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act. See “Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this prospectus supplement under “—Priority of Distributions” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Carryover Shortfall Reserve Fund

On the closing date, the trustee will establish a reserve fund (the “Carryover Shortfall Reserve Fund”). On the closing date, the depositor shall cause to be deposited in the Carryover Shortfall Reserve Fund $1,000. On each Distribution Date, all amounts distributable as interest to the Class I-A-IO Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, sequentially, as follows: first, sequentially, to the Class I-A, Class I-M, Class I-B-1 and Class I-B-2 Certificates, in that order, in each case up to the amount of any Carryover Shortfall Amount with respect to each such class of certificates for that Distribution Date and any Carryover Shortfall Amounts remaining unpaid from prior Distribution Dates, second, sequentially, to the Class I-B-3, Class I-B-4 and Class I-B-5 Certificates, in that order, in each case up to the amount of any Carryover Shortfall Amount with respect to each such class of certificates for that Distribution Date and third, any amounts remaining to the Class I-A-IO Certificates.

To the extent amounts in respect of interest otherwise payable to the Class I-A-IO Certificates are used to pay Carryover Shortfall Amounts and are not paid to the Class I-A-IO Certificates, a holder of the Class I-A-IO Certificates will not be entitled to reimbursement for such amounts from the trust fund.

Principal

On each Distribution Date, the Principal Amount for each loan group will be distributed as principal first, with respect to the related classes of senior certificates (other than the Interest Only Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group and second, as principal of the related subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•	the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date;

plus

•	with respect to any loan group in Aggregate Loan Group II, any Transfer Payments Received for such loan group and Distribution Date,

minus

•	with respect to any loan group in Aggregate Loan Group II, any Transfer Payments Made for such loan group and Distribution Date.

No Transfer Payments—Aggregate Loan Group I

Since Aggregate Loan Group I only has one loan group, there will be no Transfer Payments with respect to Aggregate Loan Group I.

Transfer Payments—Aggregate Loan Group II

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the related fourth Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group in Aggregate Loan Group II has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balances, to the senior certificates then outstanding relating to the other loan groups in Aggregate Loan Group II. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this prospectus supplement) for the Group II Subordinated Certificates for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage for the Group II Subordinated Certificates as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans in Aggregate Loan Group II delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Group II Subordinated Certificates, is less than 50%. If principal from a loan group in Aggregate Loan Group II is distributed to the senior certificates of another loan group or loan groups in Aggregate Loan Group II according to this paragraph, the Group II Subordinated Certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group in Aggregate Loan Group II immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group (the “Undercollateralized Group”), then the following will occur:

•	the Available Funds in each other loan group in Aggregate Loan Group II that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•	the portion of the Available Funds in respect of principal on the Mortgage Loans in each Overcollateralized Group in Aggregate Loan Group II, after distributions of principal to the senior certificates of each such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group in Aggregate Loan Group II until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group in Aggregate Loan Group II is no longer undercollateralized. If more than one loan group in Aggregate Loan Group II on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group on the Due Date in the month preceding the month of such Distribution Date. If more than one loan group in Aggregate Loan Group II on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates related to Aggregate Loan Group II pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount

On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

•	with respect to loan group 1, sequentially, to the Class A-R and Class I-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 2, to the Class II-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

•	with respect to loan group 3, to the Class II-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

•	with respect to loan group 4, to the Class II-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

•	with respect to loan group 5, to the Class II-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

•	with respect to loan group 6, to the Class II-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

“Prepayment Period” means, with respect to any Distribution Date, the calendar month immediately preceding that Distribution Date.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

•	either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) for Group II Certificates only, if an Excess Loss was sustained on a Liquidated Mortgage Loan in Aggregate Loan Group II during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of all amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in Aggregate Loan Group II that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount for the related loan group in Aggregate Loan Group II will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that with respect to the Group II Senior Certificates, on any Distribution Date after the fourth related Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates related to Aggregate Loan Group II will be calculated pursuant to the above formula based on all the Mortgage Loans in the Aggregate Loan Group II, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period. The “pool principal balance” with respect to any

Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans in an Aggregate Loan Group outstanding on the Due Date in the month preceding the month of the Distribution Date. The “loan group principal balance” with respect to any loan group and any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that loan group outstanding on the Due Date in the month preceding the month of the Distribution Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that with respect to the Group II Senior Certificates, on any Distribution Date after the fourth Senior Termination Date, the Senior Percentage of the related remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Certificate Balances of the Group II Senior Certificates and the Group II Subordinated Certificates immediately prior to such Distribution Date.

For any Distribution Date with respect to the Group I Certificates, and for any Distribution Date on and prior to the fourth Senior Termination Date with respect to the Group II Certificates, the “Subordinated Percentage” (i) for the Group I Subordinated Certificates will be calculated as the difference between 100% and the Senior Percentage for the Group I Senior Certificates for such Distribution Date and (ii) for the portion of the Group II Subordinated Certificates relating to loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, as applicable, will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the fourth Senior Termination Date with respect to the Group II Senior Certificates, the Subordinated Percentage will represent the entire interest of the Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following two paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable Aggregate Loan Group evidenced by the related group of subordinated certificates. Increasing the respective interest of the related group of subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by that related group of subordinated certificates.

With respect to each senior certificate group in the Group I Senior Certificates, the Senior Prepayment Percentage of each such senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a related senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

With respect to each senior certificate group in the Group II Senior Certificates, the Senior Prepayment Percentage of each such senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a related senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, in which case such Senior Prepayment Percentage for all the related senior certificate groups for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for Aggregate Loan Group I will occur unless both of the step down conditions listed below are satisfied with respect to Aggregate Loan Group I:

•	the aggregate Stated Principal Balance of all Mortgage Loans in Aggregate Loan Group I delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Group I Subordinated Certificates, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in Aggregate Loan Group I do not exceed

•	for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the “original subordinate principal balance”),

•	for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any of the loan groups in Aggregate Loan Group II will occur unless both of the step down conditions listed below are satisfied with respect to each loan group in Aggregate Loan Group II:

•	the aggregate Stated Principal Balance of all Mortgage Loans in each loan group in Aggregate Loan Group II delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the fourth related Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the fourth related Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in Aggregate Loan Group II do not exceed

•	for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the fourth Senior Termination Date related to the Group II Certificates, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the fourth Senior Termination Date related to the Group II Certificates, the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, with respect to either the Group I Subordinated Certificates or the Group II Subordinated Certificates, if (x) on or before the Distribution Date in October 2007, the Aggregate Subordinated Percentage for the Group I Subordinated Certificates or the Group II Subordinated Certificates, as applicable, is at least 200% of the related Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans in the related Aggregate Loan Group do not exceed 20% of the aggregate Class Certificate Balance of the related group of Subordinated Certificates as of the closing date, the Senior Prepayment Percentage for each loan group in that Aggregate Loan Group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in October 2007, the Aggregate Subordinated Percentage for the Group I Subordinated Certificates or the Group II Subordinated Certificates, as applicable, is at least 200% of the related Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans in the related Aggregate Loan Group do not exceed 30% of the aggregate Class Certificate Balance of the related group of Subordinated Certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group in the applicable Aggregate Loan Group will equal the related Senior Percentage.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for either Aggregate Loan Group on any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the related subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in such Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.

If on any Distribution Date the allocation to the class of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class below zero, the distribution to the class of certificates of the related Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount for the Group I Subordinated Certificates

On each Distribution Date and with respect to Aggregate Loan Group I, to the extent of Available Funds available therefor, the Principal Amount for Aggregate Loan Group I, up to the amount of the Subordinated Principal Distribution Amount for Aggregate Loan Group I for the Distribution Date, will be distributed as principal of the Group I Subordinated Certificates. Except as provided in the next paragraph, each class of Group I Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from Aggregate Loan Group I (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from Aggregate Loan Group I for distribution of principal. Distributions of principal of the Group I Subordinated Certificates will be made sequentially to the classes of Group I Subordinated Certificates in the order of their numerical class designations, beginning with the Class I-M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of Group I Subordinated Certificates (other than the class of Group I Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of Group I Subordinated Certificates that have higher numerical class designations than such class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full from the Mortgage Loans in Aggregate Loan Group I will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Group I Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of Group I Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of Group I Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of Group I Certificates immediately before such Distribution Date.

On the date of issuance of the certificates, the characteristics of the Group I Certificates listed below are expected to be as follows:

	Beneficial Interest in Aggregate Loan Group I	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Group I Senior Certificates	93.75%	6.25%	N/A
Class I-M	2.45%	3.80%	6.25%
Class I-B-1	1.40%	2.40%	3.80%
Class I-B-2	0.90%	1.50%	2.40%
Class I-B-3	0.65%	0.85%	1.50%
Class I-B-4	0.50%	0.35%	0.85%
Class I-B-5	0.35%	0.00%	0.35%

For purposes of calculating the Applicable Credit Support Percentages of the Group I Subordinated Certificates, the Class I-M Certificates will be considered to have a lower numerical class designation than each other class of Group I Subordinated Certificates. The “Subordinated Principal Distribution Amount” for any Distribution Date for loan group 1 will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date,

•	the related Subordinated Prepayment Percentage for that loan group of the amounts described in the sixth bullet point of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the related Subordinated Prepayment Percentage for that loan group of any Subsequent Recoveries described in the seventh bullet point of the definition of Principal Amount for that loan group and that Distribution Date.

Subordinated Principal Distribution Amount for the Group II Subordinated Certificates

On each Distribution Date and with respect to Aggregate Loan Group II, to the extent of Available Funds available therefor, the Principal Amount for Aggregate Loan Group II, up to the amount of the Subordinated Principal Distribution Amount for Aggregate Loan Group II for the Distribution Date, will be distributed as principal of the Group II Subordinated Certificates. Except as provided in the next paragraph, each class of Group II Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from Aggregate Loan Group II (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from Aggregate Loan Group II for distribution of principal. Distributions of principal of the Group II Subordinated Certificates will be made sequentially to the classes of Group II Subordinated Certificates in the order of their numerical class designations, beginning with the Class II-M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of Group II Subordinated Certificates (other than the class of Group II Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of Group II Subordinated Certificates that have higher numerical class designations than such class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full from the Mortgage Loans in Aggregate Loan Group II will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Group II Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of Group II Subordinated Certificates will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of Group II Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of Group II Certificates immediately before such Distribution Date.

On the date of issuance of the certificates, the characteristics of the Group II Certificates listed below are expected to be as follows:

	Beneficial Interest in Aggregate Loan Group II	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Group II Senior Certificates	95.10%	4.90%	N/A
Class II-M	1.65%	3.25%	4.90%
Class II-B-1	1.20%	2.05%	3.25%
Class II-B-2	0.90%	1.15%	2.05%
Class II-B-3	0.55%	0.60%	1.15%
Class II-B-4	0.35%	0.25%	0.60%
Class II-B-5	0.25%	0.00%	0.25%

For purposes of calculating the Applicable Credit Support Percentages of the Group II Subordinated Certificates, the Class II-M Certificates will be considered to have a lower numerical class designation than each other class of Group II Subordinated Certificates. The “Subordinated Principal Distribution Amount” for any Distribution Date and either of loan group 2, loan group 3, loan group 4, loan group 5 or loan group 6 will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date,

•	the related Subordinated Prepayment Percentage for that loan group of the amounts described in the sixth bullet point of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the related Subordinated Prepayment Percentage for that loan group of any Subsequent Recoveries described in the seventh bullet point of the definition of Principal Amount for that loan group and that Distribution Date, minus

•	any Transfer Payments Made for that loan group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount for the applicable loan group in Aggregate Loan Group II will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss. The Subordinated Principal Distribution Amount for Aggregate Loan Group II is the sum of the Subordinated Principal Distribution Amounts for the loan groups in that Aggregate Loan Group.

On any Distribution Date after the fourth Senior Termination Date with respect to the Group II Certificates, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Group II Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group II, as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates

The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

General

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans. “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See “Credit Enhancement—Subordination” in this prospectus supplement.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

Allocation of Losses—Aggregate Loan Group I

On each Distribution Date, the amount of any Realized Loss, with respect to Aggregate Loan Group I will be allocated first to the Group I Subordinated Certificates, in the reverse order of their numerical class designations (beginning with the class of Group I Subordinated Certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the Group I Senior Certificates (other than the Class I-A-IO Certificates) pro rata, based upon their respective Class Certificate Balances. For purposes of allocating losses to the Group I Subordinated Certificates, the Class I-M Certificates will be considered to have a lower numerical class designation than each other class of Group I Subordinated Certificates.

Allocation of Losses—Aggregate Loan Group II

On each Distribution Date, the amount of any Realized Loss with respect to any loan group in Aggregate Loan Group II, other than any Excess Loss, will be allocated first to the Group II Subordinated Certificates, in the reverse order of their numerical class designations (beginning with the class of Group II Subordinated Certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the related Interest Only Certificates) pro rata, based upon their respective Class Certificate Balances. For purposes of allocating losses to the Group II Subordinated Certificates, the Class II-M Certificates will be considered to have a lower numerical class designation than each other class of Group II Subordinated Certificates.

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group in Aggregate Loan Group II will be allocated pro rata among the Group II Senior Certificates and the Group II Subordinated Certificates as follows: (i) in the case of the Group II Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Group II Senior Certificates relating to the related loan group (other than the related Interest Only Certificates) pro rata based on their respective Class Certificate Balances immediately prior to such Distribution Date and (ii) in the case of the Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the classes of Group II Subordinated Certificates pro rata based on each class’ share of the Subordinated Portion for the related loan group immediately prior to such Distribution Date. The share of the Subordinated Portion for a loan group for each class of Group II Subordinated Certificates will be based on the Class Certificate Balance of each class of Group II Subordinated Certificates; provided, however, on any Distribution Date after the fourth related Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the remaining Group II Senior Certificates (other than the related Interest Only Certificates) and the Group II Subordinated Certificates based upon their respective Class Certificate Balances immediately prior to such Distribution Date; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, any Excess Loss will be allocated pro rata among the Group II Senior Certificates related to the applicable loan group (other than the related Interest Only Certificates) based on their respective Class Certificate Balances immediately prior to such Distribution Date.

The “Senior Credit Support Depletion Date” for the Group II Senior Certificates is the date on which the aggregate Class Certificate Balance of the Group II Subordinated Certificates is reduced to zero.

Optional Purchase of Defaulted Loans

The master servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the pooling and servicing agreement, with respect to the enforcement and servicing of a defaulted Mortgage Loan in such a manner as will maximize the receipt of principal and interest owing on the Mortgage Loan, including selling the Mortgage Loan to a third party, modifying the Mortgage Loan or foreclosing upon the related property. In addition, the master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan that is delinquent in payment by 151 days or more (provided, however, that such option will expire as of the last day of the calendar quarter during which such Mortgage Loan became 151 days delinquent). Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Reports to Certificateholders

The trustee may, at its option, make the information described in the prospectus under “Description of the Securities—Reports to Securityholders” available to certificateholders on the trustee’s website at http://www.mbsreporting.com.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the Distribution Date in November 2034. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the master servicer and the trustee, without the consent of the certificateholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

(c) to conform the pooling and servicing agreement to the final prospectus and prospectus supplement provided to investors in accordance with the initial offering of the certificates;

(d) to add to the duties of the depositor or the master servicer;

(e) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

(f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder, provided that no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

In addition, the pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The pooling and servicing agreement may also be amended from time to time by the depositor, the master servicer, and the trustee, with the consent of certificateholders evidencing an aggregate of at least 51% of the voting rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided that no such amendment will:

•	reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates that are required to be made on any certificate without the consent of the holder of such certificate; or

•	reduce the percentage required to consent to any such amendment, without the consent of the holders of all certificates then outstanding

Termination; Purchase of Mortgage Loans

The trust will terminate on the Distribution Date following the earliest of (1) the Distribution Date on which the Class Certificate Balances or Notional Amounts, as applicable, of all of the certificates has been reduced to zero, (2) the final payment or other liquidation of the last Mortgage Loan in the trust and (3) the optional purchase by the depositor of the Mortgage Loans.

The depositor may purchase all of the remaining assets of the trust fund relating to Aggregate Loan Group I and retire all outstanding classes of the Group I Certificates on or after the Distribution Date on which the aggregate principal balance of the Mortgage Loans in Aggregate Loan Group I and real estate owned by the trust fund related to Mortgage Loans included in Aggregate Loan Group I declines to 10% or less of the aggregate principal balance of the Mortgage Loans in Aggregate Loan Group I as of the cut-off date. This purchase would result in a termination of the Group I Certificates.

The depositor may purchase all of the remaining assets of the trust fund relating to Aggregate Loan Group II and retire all outstanding classes of the Group II Certificates on or after the Distribution Date on which the aggregate principal balance of the Mortgage Loans in Aggregate Loan Group II and real estate owned by the trust fund related to Mortgage Loans included in Aggregate Loan Group II declines to 10% or less of the aggregate principal balance of the Mortgage Loans in Aggregate Loan Group II as of the cut-off date. This purchase would result in a termination of the Group II Certificates.

The purchase shall be accomplished by deposit into the Distribution Account of the applicable purchase price. If the depositor exercises the option, the purchase price distributed with respect to each related certificate will be 100% of its then outstanding Class Certificate Balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions on the related certificates in respect of any optional termination will first be paid to the related classes of senior certificates and then to the related subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities—Tax and Restrictions on Ownership and Transfers of Residual Securities—Disqualified Organizations,” “— Noneconomic Residual Certificates” and “— Foreign Persons.” The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See “ERISA Considerations” in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Voting Rights

Under the pooling and servicing agreement, the voting rights (the “Voting Rights”) will be allocated to the certificates among the classes in proportion to their respective Class Principal Balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

CREDIT ENHANCEMENT

Subordination

The rights of the holders of a group of subordinated certificates to receive distributions with respect to the related Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of a group of subordinated certificates (other than the Class I-M and Class II-M Certificates, as applicable) to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates relating to the same Aggregate Loan Group (an “Aggregate Certificate Group”) with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates in an Aggregate Certificate Group to the related senior certificates and the subordination of the classes of subordinated certificates in an Aggregate Certificate Group with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the applicable subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses in the case of the Group II Certificates. In addition, the subordinated certificates in Aggregate Certificate Group II will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the related Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the following paragraphs. Realized Losses, other than Excess Losses on Mortgage Loans in Aggregate Loan Group II, on the Mortgage Loans in a loan group will be allocated to the related class of subordinated certificates then outstanding with the highest numerical class designation.

For purposes of allocating losses to the subordinated certificates, the Class I-M and Class II-M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates in the related Aggregate Certificate Group.

All Realized Losses incurred on the Group 1 Mortgage Loans will be allocated first to the Group I Subordinated Certificates in reverse numerical order, until their Class Certificate Balances have been reduced to zero.

The Group II Subordinated Certificates will provide limited protection to the related classes of certificates of higher relative priority against

•	Special Hazard Losses on the Mortgage Loans in Aggregate Loan Group II in an initial amount expected to be up to approximately $3,397,076 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses on the Mortgage Loans in Aggregate Loan Group II in an initial amount expected to be up to approximately $140,774 (the “Bankruptcy Loss Coverage Amount”) and

•	Fraud Losses on the Mortgage Loans in Aggregate Loan Group II in an initial amount expected to be up to approximately $6,794,153 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

•	the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans in Aggregate Loan Group II incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans in Aggregate Loan Group II,

•	twice the principal balance of the largest Mortgage Loan in Aggregate Loan Group II and

•	the aggregate principal balances of the Mortgage Loans in Aggregate Loan Group II secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group II Subordinated Certificates.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group II Subordinated Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the sixth anniversary of the cut-off date to zero and on the first, second, third, fourth and fifth anniversaries of the cut-off date, to an amount equal to the lesser of 2%, 1%, 1%, 1% and 1%, respectively, of the then current aggregate principal balance on the Mortgage Loans in Aggregate Loan Group II and the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group II Subordinated Certificates since the preceding anniversary.

The amount of coverage provided by the Group II Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in Aggregate Loan Group II may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Group II Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by Group II Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

SERVICING OF THE MORTGAGE LOANS

General

The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Following the transfer of interim servicing as described herein, Countrywide Home Loans Servicing LP will service the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Mortgage Loans that Countrywide Home Loans, Inc., Quicken Loans, Inc., E-LOAN, Inc., 1st Service Bank and National Bank of Commerce transferred to the seller. GMAC Mortgage Corporation will service the Group 1 Mortgage Loans that UBS Real Estate Securities Inc. transferred to the seller. National City

Mortgage Co. will service the Group 5 Mortgage Loans that it transferred to the seller. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. The depositor expects to transfer the direct servicing responsibility for the Mortgage Loans from E-LOAN, Inc., National Bank of Commerce and 1st Service Bank to Countrywide Home Loan Servicing LP shortly before the first distribution date. As with any servicing transfer, this transfer may result in an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise and may affect the timeliness and/or amount of servicer advances. Although any increase in delinquencies or defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Mortgage Loans as a result of the transfer of servicing.

Countrywide Home Loans Servicing LP

Countrywide Home Loans Servicing LP (“Countrywide Servicing”) will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of September 30, 2004, Countrywide Servicing had a net worth of approximately $11.5 billion.

In its capacity as master servicer, Countrywide Servicing will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. Countrywide Servicing may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if Countrywide Servicing alone were servicing the Mortgage Loans.

Countrywide Home Loans

Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2004, Countrywide Home Loans provided servicing for approximately $785.992 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following tables may not total due to rounding.

	At February 28(29),		At December 31,		At September 30,
	2000	2001	2001	2002	2003	2004
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans	10,401	11,678	11,957	21,567	98,334	223,768
Volume of loans	$3,286,709	$3,798,037	$4,334,489	$8,063,387	$33,767,412	$70,571,025
Delinquent Mortgage Loans and Pending Foreclosures at Period End
30—59 days	1.96%	2.79%	1.61%	1.18%	0.84%	1.10%
60—89 days	0.49	0.32	0.34	0.22	0.13	0.16
90 days or more (excluding pending foreclosures)	0.51	0.40	0.41	0.24	0.08	0.09

Total of delinquencies	2.96%	3.51%	2.36%	1.65%	1.06%	1.35%

Foreclosures pending	0.37%	0.40%	0.40%	0.21%	0.05%	0.07%
Total delinquencies and Foreclosures pending	3.33%	3.91%	2.76%	1.86%	1.11%	1.42%

Losses on liquidated loans(2)	$(876,985)	$(47,952)	$(716,016)	$(301,255)	$(2,085,043)	$(2,384,337)

(1)	“Number of loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2)	“Losses on liquidated loans” reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002 and December 31, 2003, and (iv) the 9-month period ending on September 30, 2004, respectively.

	At February 28(29),		At December 31,		At September 30,
	2000	2001	2001	2002	2003	2004
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Conventional Conforming ARM Loans(1)
Number of loans	56,026	60,410	71,005	131,842	274,725	389,800
Volume of loans	$6,967,831	$7,944,482	$10,183,607	$21,024,981	$49,131,252	$74,038,622
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30—59 days	2.24%	2.12%	1.61%	1.07%	0.93%	1.04%
60—89 days	0.41	0.52	0.34	0.26	0.16	0.17
90 days or more (excluding pending foreclosures)	0.54	0.41	0.35	0.20	0.11	0.13

Total of delinquencies	3.19%	3.05%	2.30%	1.53%	1.20%	1.34%

Foreclosures pending	0.40%	0.39%	0.27%	0.12%	0.07%	0.07%
Total delinquencies and Foreclosures pending	3.59%	3.44%	2.57%	1.65%	1.26%	1.41%

Losses on liquidated loans(2)	N/A (3)	$(202,828)	$(465,570)	$(767,408)	$(2,194,284)	$(678,219)

(1)	“Number of loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)	“Losses on liquidated loans” reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the nine-month period ending on September 30, 2004, respectively.
(3)	Information with respect to “Losses on liquidated loans” is not currently available for this period.

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement and (c) lender paid mortgage insurance premiums, if any. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee will vary from Mortgage Loan to Mortgage Loan. The weighted average Expense Fee Rate for the Mortgage Loans in a loan group before and on and after the initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group before any related initial Adjustment Date(1)	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group on and after all related initial Adjustment Dates(1)
Loan Group 1	0.372%	0.372%
Loan Group 2	0.259%	0.259%
Loan Group 3	0.260%	0.348%
Loan Group 4	0.259%	0.365%
Loan Group 5	0.259%	0.284%
Loan Group 6	0.259%	0.345%

(1)	Exclusive of the additional expense fees payable for mortgage insurance premiums on any Mortgage Loans with lender acquired mortgage insurance.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the master servicing fee. The master servicing fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. The weighted average “Master Servicing Fee Rate” for all Mortgage Loans in a loan group before and on and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group before any related initial Adjustment Date	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group on and after all related initial Adjustment Dates
Loan Group 1	0.355%	0.355%
Loan Group 2	0.250%	0.250%
Loan Group 3	0.251%	0.339%
Loan Group 4	0.250%	0.356%
Loan Group 5	0.250%	0.275%
Loan Group 6	0.250%	0.336%

The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment penalties, assumption fees and other similar charges and to receive all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

Adjustment to Servicing Compensation in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the master servicing fee on a Distribution Date will only be reduced by not more than one-half of the master servicing fee for that Distribution Date for the Mortgage Loans in each loan group (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest” in this prospectus supplement.

Advances

Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the related master servicing fee) that were due on the related Due Date and were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The “Determination Date” is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

Certain Modifications and Refinancings

The master servicer may modify any Mortgage Loan provided that the master servicer purchases the Mortgage Loan from the trust fund immediately following the modification. No modification of a Mortgage Loan may be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any modification or purchase.

Servicing Procedures

The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans, consistent with the pooling and servicing agreement and any related insurance policies. Consistent with the foregoing, the master servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the master servicer cannot extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the cut-off date.

Hazard Insurance

The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing the mortgage loan and (b) either (i) the outstanding principal balance of the mortgage loan or (ii) the greater of the outstanding principal balance of the mortgage loan and an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property.

Realization Upon Defaulted Mortgage Loans

The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities for comparable loans; provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the certificateholders.

Evidence as to Compliance

The pooling and servicing agreement provides for delivery on or before March 31 of each year, beginning on March 31, 2005, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

On or before March 31 of each year, beginning March 31, 2005, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the depositor) to the trustee and the depositor to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Depositor and Master Servicer

The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder:

•	unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates; or

•	upon the satisfaction of the following conditions:

•	the master servicer has proposed a successor master servicer to the trustee in writing and such proposed successor master servicer is reasonably acceptable to the trustee; and

•	the rating agencies have confirmed to the trustee that the appointment of such proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates.

No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.

The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the certificateholders for the master servicer’s duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

Under the pooling and servicing agreement, the trust will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement (other

72

than losses resulting from defaults under the mortgage loans). The pooling and servicing agreement provides that neither the depositor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor nor the master servicer will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties.

Master Servicer Defaults

Events of default by the master servicer under the pooling and servicing agreement will consist of:

•	any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

•	any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificates; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting rights” are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

Rights Upon an Event of Default

So long as an Event of Default remains unremedied, the trustee at the direction of the certificateholders evidencing an aggregate of at least 51% of the aggregate voting rights may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans. In these circumstances, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed master servicer must have a net worth of at least $15 million. Pending such appointment, the trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only Event of Default that has occurred is an insolvency event.

The Trustee

The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor, the seller and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration MBS Unit or at any other address the trustee designates from time to time.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The effective yield to the holders of each class of certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the business day immediately following the Master Servicer Remittance Date of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies in a loan group not so advanced will be borne first by the related subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the senior certificate groups to which the shortfall relates pro rata. If, as a result of the shortfalls on the Mortgage Loans in an Aggregate Loan Group, the aggregate of the Class Certificate Balances of all classes of the related certificates exceeds the aggregate principal balance of the Mortgage Loans in an Aggregate Loan Group, the Class Certificate Balance of the class of related subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net Interest Shortfalls will adversely affect the yields on the related classes of offered certificates. In addition, although all losses on the Mortgage Loans in a loan group initially will be borne by the related classes of subordinated certificates, in the reverse order of their numerical class designations, Excess Losses on the Mortgage Loans in Aggregate Loan Group II will be borne by all classes of Group II Certificates (other than the related Interest Only Certificates) on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses, in the related Aggregate Loan Group. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans in Aggregate Loan Group II.

For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates in a subordinated certificate group, the Class M Certificates in that subordinated certificate group will be considered to have a lower numerical class designation than each other class of subordinated certificates.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period ranging from six months to five years after the Mortgage Loan was originated, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment penalties. In addition, certain of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for an amortizing mortgage loan. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the “due-on-sale” provisions included therein. See “Description of the Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the offered certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the depositor of defaulted Mortgage Loans and any optional repurchase of the remaining Mortgage Loans in the related loan groups in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the applicable loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under “Description of the Mortgage Pool” in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a replacement mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. The Transfer Payment mechanism may also affect the weighted average lives of and yields on the certificates. Due to this feature, the relative performance of the Mortgage Loans in a loan group may adversely affect the yield on certificates unrelated to the applicable loan group or groups.

The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the 3/1, 3/27, 5/1, 5/25, 7/1 7/23, 10/1 and 10/20 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

The Mortgage Rate applicable to all of the Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the Mortgage Loans in Aggregate Loan Group II will have Mortgage Rates that will not adjust for a substantial period of time after origination although certain Mortgage Rates will begin adjusting in June 2007, due to the length of time that has passed since origination. See “Description of the Mortgage Pool” in this prospectus supplement.

The rate of prepayment will affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate for a loan group may reduce the pass-through rate on the related senior certificates (other than the Class II-A-2-IO and Class II-A-4-IO Certificates). Mortgage Loans with higher Adjusted Net Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related offered certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups in an Aggregate Loan Group may adversely affect the pass-through rates on the related subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

As described in this prospectus supplement under “Description of the Certificates—Principal,” the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the definition of each Senior Prepayment Percentage.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The table in the “Yield, Prepayment and Weighted Average Life” section of this prospectus supplement indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Interest Only Certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the applicable class and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the assumed characteristics of the Mortgage Loans contained on the following two pages and the additional assumptions following thereafter, which combined are the structuring assumptions:

•	Loan group 1 consists of four Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
10,281,511.58	3.955914	355	0.391139	0.391139	0.896474	0.896474	2.132599	10.098614	2.122433	3	6	Six-Month LIBOR	N/A
251,475,737.20	3.786723	358	0.371913	0.371913	0.990000	0.990000	1.981919	11.983317	1.987988	4	6	Six-Month LIBOR	118
4,828,155.89	4.914543	355	0.351990	0.351990	2.000000	2.000000	2.250000	10.914543	2.250000	7	12	One-Year LIBOR	N/A
1,819,520.00	4.397610	359	0.259000	0.259000	2.000000	2.000000	2.250000	10.397610	2.250000	11	12	One-Year LIBOR	11

•	Loan group 2 consists of six Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
914,823.89	4.491800	358	0.259000	0.259000	3.000000	1.000000	2.250000	9.496800	2.250000	34	6	Six-Month LIBOR	N/A
42,316,271.51	5.301133	358	0.259000	0.259000	3.049669	1.016556	2.250000	10.319432	2.250000	34	6	Six-Month LIBOR	34
1,621,941.12	4.714088	359	0.259000	0.259000	2.000000	2.000000	2.250000	10.714088	2.250000	35	12	One-Year LIBOR	N/A
15,934,822.78	4.804776	359	0.259000	0.259000	2.000000	2.000000	2.250000	10.804776	2.250000	35	12	One-Year LIBOR	35
1,098,506.37	4.836913	358	0.259000	0.259000	2.000000	2.000000	2.792161	10.836913	2.792161	34	12	CMT Index	N/A
6,880,972.96	5.065942	358	0.259000	0.259000	2.000000	2.000000	2.875000	11.065942	2.875000	34	12	CMT Index	34

•	Loan group 3 consists of six Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
6,678,533.23	5.417624	357	0.259000	0.355837	5.912497	1.912497	2.250000	11.330121	2.250000	57	6	Six-Month LIBOR	N/A
38,209,862.35	5.561148	357	0.259000	0.371539	5.492718	1.492718	2.250000	11.055142	2.250000	57	6	Six-Month LIBOR	81
3,883,604.16	5.493423	358	0.263495	0.340258	4.586285	2.000000	2.325917	10.631328	2.325917	58	12	One-Year LIBOR	N/A
15,380,435.44	5.355944	358	0.263742	0.293221	5.000000	2.000000	2.281729	10.355944	2.281729	58	12	One-Year LIBOR	58
1,141,670.47	5.457354	357	0.259000	0.364575	2.900460	2.000000	2.837481	11.157201	2.837481	57	12	CMT Index	N/A
6,933,893.37	5.678479	358	0.259000	0.330117	2.456259	2.000000	2.875000	11.526392	2.875000	58	12	CMT Index	58

•	Loan group 4 consists of six Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
3,423,315.75	5.314666	357	0.259000	0.384000	5.877929	1.877929	2.250000	11.193205	2.250000	57	6	Six-Month LIBOR	N/A
26,657,956.92	5.412103	357	0.259000	0.367761	5.611385	1.611385	2.250000	11.024620	2.250000	57	6	Six-Month LIBOR	86
16,564,522.28	5.442142	357	0.259000	0.352687	5.000000	2.000000	2.268166	10.442142	2.268166	57	12	One-Year LIBOR	N/A
79,751,950.53	5.576762	358	0.259000	0.375889	4.980289	2.000000	2.250000	10.576762	2.250000	58	12	One-Year LIBOR	58
12,208,607.71	5.005426	358	0.259000	0.318650	4.818651	2.000000	2.757556	10.065876	2.757556	58	12	CMT Index	N/A
4,214,699.52	5.562445	358	0.259000	0.311093	2.595558	2.000000	2.875000	11.363926	2.875000	58	12	CMT Index	58

•	Loan group 5 consists of six Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
1,364,163.73	5.541902	358	0.259000	0.347460	5.666310	1.666310	2.250000	11.208212	2.250000	82	6	Six-Month LIBOR	N/A
5,930,412.41	5.631102	358	0.259000	0.342541	5.390175	1.390175	2.538264	11.011092	2.538264	82	6	Six-Month LIBOR	84
11,140,929.04	5.302581	357	0.259000	0.264816	5.000000	2.000000	2.250000	10.302581	2.250000	81	12	One-Year LIBOR	N/A
13,951,781.73	5.511046	357	0.259000	0.259000	5.000000	2.000000	2.250000	10.511046	2.250000	81	12	One-Year LIBOR	81
4,123,555.49	5.421949	358	0.259000	0.289792	4.571501	2.000000	2.767854	10.698405	2.767854	82	12	CMT Index	N/A
1,331,600.00	6.025834	357	0.259000	0.361095	2.000000	2.000000	2.875000	12.025834	2.875000	81	12	CMT Index	81

•	Loan group 6 consists of three Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Expense Fees after Initial Adjustment Date (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
3,459,226.82	5.701665	357	0.259000	0.384000	6.000000	2.000000	2.250000	11.701665	2.250000	117	6	Six-Month LIBOR	N/A
9,789,287.96	5.308634	357	0.259000	0.373697	6.000000	2.000000	2.250000	11.308634	2.250000	117	6	Six-Month LIBOR	117
4,800,299.97	5.818142	359	0.259000	0.259000	5.000000	2.000000	2.250000	10.818142	2.250000	119	12	One-Year LIBOR	119

•	the Mortgage Loans prepay at the specified constant percentages of CPR,

•	no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

•	scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•	prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

•	there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•	the scheduled monthly payment for each Mortgage Loan, except for the interest only loans during their respective interest only periods, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

•	any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

•	the initial Class Certificate Balance or initial Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under “Description of the Certificates” in this prospectus supplement,

•	interest accrues on each class of certificates at the applicable interest rate as described in this prospectus supplement,

•	distributions in respect of the certificates are received in cash on the 20th day of each month commencing in the calendar month following the closing date,

•	the closing date of the sale of the certificates is October 28, 2004,

•	no seller is required to repurchase or substitute for any Mortgage Loan,

•	the master servicer does not exercise the option to repurchase the Mortgage Loans described under “Servicing of the Mortgage Loans—Certain Modifications and Refinancings,” “—Optional Purchase of Defaulted Loans” and “—Termination; Purchase of Mortgage Loans” in this prospectus supplement,

•	no class of certificates becomes a Restricted Class,

•	the levels of the One-Month LIBOR Index, Six-Month LIBOR Index, One-Year LIBOR Index and CMT Index remain constant at 1.93%, 2.22%, 2.44% and 2.20%, respectively,

•	the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates (as applicable) and periodic rate caps (as applicable), and

•	scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

Sensitivity of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates

Investors should note that the Class II-A-2-IO and Class II-A-4-IO Certificates are entitled to distributions only through and including the Distribution Date in July 2009 and July 2011, respectively. As indicated in the following table, the yields to investors in the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates will be sensitive to the rate of principal payments (including prepayments of the related Mortgage Loans, which generally can be prepaid at any time). On the basis of the assumptions described in the next paragraph, the yield to maturity on the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates would be approximately 0% if prepayments of the Mortgage Loans were to occur at a constant rate of approximately 31%, 31% and 30%, respectively, of CPR. If the actual prepayment rate of the related Mortgage Loans were to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates would not fully recoup their initial investments.

The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates (expressed as a percentage of the initial Notional Amount of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates) is 3.625%, 2.500% and 0.750%, respectively, not including accrued interest. Accrued interest has been added to the price in calculating the yields in the following table.

Sensitivity of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates to Prepayments

(Pre-tax Yields to Maturity)

	Percentage of CPR
	0%	10%	15%	25%	35%	45%	55%
Class I-A-IO	42.64%	30.11%	23.58%	9.66%	(5.72)%	(22.36)%	(40.74)%
Class II-A-2-IO	42.02%	29.33%	22.64%	8.82%	(6.01)%	(22.05)%	(40.01)%
Class II-A-4-IO	41.58%	28.80%	22.14%	8.43%	(6.37)%	(22.39)%	(40.32)%

It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates are likely to differ from those shown in the table above, even if all of the related Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates or as to the yield on the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates.

Investors in the Class I-A-IO Certificates should note that increases in LIBOR, which are not shown in the table above, may have a material negative effect on the yield on the Class I-A-IO Certificates and may reduce the yield to zero even if the prepayments on the Mortgage Loans in Aggregate Loan Group I are consistent with the prepayment rates shown therein. In addition, investors in the Class I-A-IO Certificates should note that the yield on the Class I-A-IO Certificates will be materially adversely affected to the extent that Carryover Shortfall Amounts exist.

Additional Information

The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates —Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or initial Notional Amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class I-A-IO, Class II-A-2-IO, Class II-A-4-IO and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class I-A Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	89	84	73	63	52	42
October 20, 2006	100	80	70	53	39	27	17
October 20, 2007	100	71	59	39	24	14	7
October 20, 2008	100	63	49	29	16	8	3
October 20, 2009	99	56	41	22	10	4	1
October 20, 2010	99	50	35	16	7	2	1
October 20, 2011	99	44	30	12	4	1	0
October 20, 2012	99	40	25	9	3	1	0
October 20, 2013	99	36	21	7	2	0	0
October 20, 2014	98	32	18	5	1	0	0
October 20, 2015	95	28	15	4	1	0	0
October 20, 2016	92	24	12	3	0	0	0
October 20, 2017	88	21	10	2	0	0	0
October 20, 2018	84	18	8	1	0	0	0
October 20, 2019	81	15	7	1	0	0	0
October 20, 2020	77	13	5	1	0	0	0
October 20, 2021	72	11	4	1	0	0	0
October 20, 2022	68	10	3	0	0	0	0
October 20, 2023	64	8	3	0	0	0	0
October 20, 2024	59	7	2	0	0	0	0
October 20, 2025	54	5	2	0	0	0	0
October 20, 2026	49	4	1	0	0	0	0
October 20, 2027	43	4	1	0	0	0	0
October 20, 2028	38	3	1	0	0	0	0
October 20, 2029	32	2	1	0	0	0	0
October 20, 2030	26	2	0	0	0	0	0
October 20, 2031	19	1	0	0	0	0	0
October 20, 2032	13	1	0	0	0	0	0
October 20, 2033	6	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	21.03	7.88	5.57	3.28	2.18	1.56	1.16

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class I-M, Class I-B-1 and Class I-B-2 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	100	100	100	100	100	97
October 20, 2006	100	100	100	100	93	78	65
October 20, 2007	100	100	100	92	75	58	44
October 20, 2008	100	100	100	69	49	32	20
October 20, 2009	99	99	89	51	32	18	9
October 20, 2010	99	99	76	39	21	10	4
October 20, 2011	99	95	64	29	13	5	2
October 20, 2012	99	85	55	22	9	3	1
October 20, 2013	99	77	46	16	6	2	0
October 20, 2014	98	69	39	12	4	1	0
October 20, 2015	95	60	32	9	2	0	0
October 20, 2016	92	52	26	6	1	0	0
October 20, 2017	88	45	22	5	1	0	0
October 20, 2018	84	39	18	3	1	0	0
October 20, 2019	81	33	14	2	0	0	0
October 20, 2020	77	28	11	2	0	0	0
October 20, 2021	72	24	9	1	0	0	0
October 20, 2022	68	20	7	1	0	0	0
October 20, 2023	64	17	6	1	0	0	0
October 20, 2024	59	14	5	0	0	0	0
October 20, 2025	54	12	4	0	0	0	0
October 20, 2026	49	10	3	0	0	0	0
October 20, 2027	43	8	2	0	0	0	0
October 20, 2028	38	6	2	0	0	0	0
October 20, 2029	32	5	1	0	0	0	0
October 20, 2030	26	3	1	0	0	0	0
October 20, 2031	19	2	0	0	0	0	0
October 20, 2032	13	1	0	0	0	0	0
October 20, 2033	6	1	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	21.03	13.55	9.84	6.11	4.57	3.57	2.91

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-A-1 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	89	84	74	63	53	42
October 20, 2006	100	80	71	54	40	28	18
October 20, 2007	99	71	59	39	25	14	7
October 20, 2008	98	62	49	29	16	8	3
October 20, 2009	96	54	40	21	10	4	1
October 20, 2010	93	47	33	16	6	2	1
October 20, 2011	91	41	28	11	4	1	0
October 20, 2012	89	36	23	8	3	1	0
October 20, 2013	86	32	19	6	2	0	0
October 20, 2014	84	28	16	4	1	0	0
October 20, 2015	81	24	13	3	1	0	0
October 20, 2016	79	21	11	2	0	0	0
October 20, 2017	76	18	9	2	0	0	0
October 20, 2018	73	16	7	1	0	0	0
October 20, 2019	69	14	6	1	0	0	0
October 20, 2020	66	12	5	1	0	0	0
October 20, 2021	63	10	4	0	0	0	0
October 20, 2022	59	8	3	0	0	0	0
October 20, 2023	55	7	2	0	0	0	0
October 20, 2024	51	6	2	0	0	0	0
October 20, 2025	47	5	1	0	0	0	0
October 20, 2026	42	4	1	0	0	0	0
October 20, 2027	38	3	1	0	0	0	0
October 20, 2028	33	3	1	0	0	0	0
October 20, 2029	28	2	0	0	0	0	0
October 20, 2030	23	1	0	0	0	0	0
October 20, 2031	17	1	0	0	0	0	0
October 20, 2032	11	1	0	0	0	0	0
October 20, 2033	5	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	19.05	7.48	5.38	3.24	2.19	1.58	1.18

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-A-2 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	89	84	74	63	53	42
October 20, 2006	100	80	70	54	39	28	18
October 20, 2007	99	71	59	39	25	14	7
October 20, 2008	99	63	49	29	16	8	3
October 20, 2009	99	56	41	22	10	4	1
October 20, 2010	98	50	35	16	7	2	1
October 20, 2011	96	44	29	12	4	1	0
October 20, 2012	94	38	24	9	3	1	0
October 20, 2013	91	34	20	6	2	0	0
October 20, 2014	89	29	17	5	1	0	0
October 20, 2015	86	26	14	3	1	0	0
October 20, 2016	83	22	11	2	0	0	0
October 20, 2017	80	19	9	2	0	0	0
October 20, 2018	77	17	7	1	0	0	0
October 20, 2019	73	14	6	1	0	0	0
October 20, 2020	70	12	5	1	0	0	0
October 20, 2021	66	10	4	0	0	0	0
October 20, 2022	62	9	3	0	0	0	0
October 20, 2023	58	7	3	0	0	0	0
October 20, 2024	54	6	2	0	0	0	0
October 20, 2025	49	5	2	0	0	0	0
October 20, 2026	45	4	1	0	0	0	0
October 20, 2027	40	3	1	0	0	0	0
October 20, 2028	35	3	1	0	0	0	0
October 20, 2029	29	2	0	0	0	0	0
October 20, 2030	24	1	0	0	0	0	0
October 20, 2031	18	1	0	0	0	0	0
October 20, 2032	12	1	0	0	0	0	0
October 20, 2033	5	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	19.79	7.68	5.49	3.28	2.20	1.59	1.18

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-A-3 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	89	84	73	63	53	42
October 20, 2006	99	79	70	54	39	28	18
October 20, 2007	99	71	59	39	25	14	7
October 20, 2008	99	63	49	29	16	8	3
October 20, 2009	98	56	41	22	10	4	1
October 20, 2010	96	49	34	16	7	2	1
October 20, 2011	94	43	29	12	4	1	0
October 20, 2012	92	38	24	9	3	1	0
October 20, 2013	90	33	20	6	2	0	0
October 20, 2014	87	29	16	5	1	0	0
October 20, 2015	84	25	13	3	1	0	0
October 20, 2016	81	22	11	2	0	0	0
October 20, 2017	78	19	9	2	0	0	0
October 20, 2018	75	16	7	1	0	0	0
October 20, 2019	72	14	6	1	0	0	0
October 20, 2020	69	12	5	1	0	0	0
October 20, 2021	65	10	4	0	0	0	0
October 20, 2022	61	9	3	0	0	0	0
October 20, 2023	57	7	2	0	0	0	0
October 20, 2024	53	6	2	0	0	0	0
October 20, 2025	49	5	2	0	0	0	0
October 20, 2026	44	4	1	0	0	0	0
October 20, 2027	39	3	1	0	0	0	0
October 20, 2028	34	3	1	0	0	0	0
October 20, 2029	29	2	0	0	0	0	0
October 20, 2030	23	1	0	0	0	0	0
October 20, 2031	18	1	0	0	0	0	0
October 20, 2032	12	1	0	0	0	0	0
October 20, 2033	5	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	19.56	7.61	5.45	3.26	2.20	1.58	1.18

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-A-4 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	99	89	84	73	63	52	42
October 20, 2006	99	79	70	53	39	27	18
October 20, 2007	98	70	58	39	25	14	7
October 20, 2008	97	62	48	29	16	8	3
October 20, 2009	97	55	41	22	10	4	1
October 20, 2010	96	49	34	16	7	2	1
October 20, 2011	95	43	29	12	4	1	0
October 20, 2012	92	38	24	9	3	1	0
October 20, 2013	90	33	20	6	2	0	0
October 20, 2014	87	29	16	5	1	0	0
October 20, 2015	84	25	13	3	1	0	0
October 20, 2016	82	22	11	2	0	0	0
October 20, 2017	79	19	9	2	0	0	0
October 20, 2018	75	16	7	1	0	0	0
October 20, 2019	72	14	6	1	0	0	0
October 20, 2020	69	12	5	1	0	0	0
October 20, 2021	65	10	4	0	0	0	0
October 20, 2022	61	9	3	0	0	0	0
October 20, 2023	57	7	2	0	0	0	0
October 20, 2024	53	6	2	0	0	0	0
October 20, 2025	49	5	2	0	0	0	0
October 20, 2026	44	4	1	0	0	0	0
October 20, 2027	39	3	1	0	0	0	0
October 20, 2028	34	3	1	0	0	0	0
October 20, 2029	29	2	0	0	0	0	0
October 20, 2030	23	1	0	0	0	0	0
October 20, 2031	18	1	0	0	0	0	0
October 20, 2032	12	1	0	0	0	0	0
October 20, 2033	5	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	19.53	7.58	5.42	3.25	2.19	1.58	1.18

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-A-5 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	89	84	74	63	53	42
October 20, 2006	99	80	70	54	39	28	18
October 20, 2007	99	71	59	39	25	14	7
October 20, 2008	99	63	49	29	16	8	3
October 20, 2009	99	56	41	22	10	4	1
October 20, 2010	98	50	35	16	7	2	1
October 20, 2011	98	44	30	12	4	1	0
October 20, 2012	98	40	25	9	3	1	0
October 20, 2013	97	36	21	7	2	0	0
October 20, 2014	96	32	18	5	1	0	0
October 20, 2015	93	28	15	4	1	0	0
October 20, 2016	90	24	12	3	0	0	0
October 20, 2017	87	21	10	2	0	0	0
October 20, 2018	83	18	8	1	0	0	0
October 20, 2019	79	15	7	1	0	0	0
October 20, 2020	75	13	5	1	0	0	0
October 20, 2021	71	11	4	1	0	0	0
October 20, 2022	67	10	3	0	0	0	0
October 20, 2023	63	8	3	0	0	0	0
October 20, 2024	58	7	2	0	0	0	0
October 20, 2025	53	6	2	0	0	0	0
October 20, 2026	48	5	1	0	0	0	0
October 20, 2027	43	4	1	0	0	0	0
October 20, 2028	37	3	1	0	0	0	0
October 20, 2029	32	2	1	0	0	0	0
October 20, 2030	26	2	0	0	0	0	0
October 20, 2031	19	1	0	0	0	0	0
October 20, 2032	13	1	0	0	0	0	0
October 20, 2033	6	0	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	20.79	7.89	5.59	3.30	2.21	1.59	1.18

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

	Percentage of Initial Class Certificate Balances Outstanding*
	Class II-M, Class II-B-1 and Class II-B-2 Percentage of CPR
Distribution Date	0%	10%	15%	25%	35%	45%	55%
Initial Percentage	100	100	100	100	100	100	100
October 20, 2005	100	100	100	100	100	100	97
October 20, 2006	99	99	99	99	93	78	65
October 20, 2007	99	99	99	91	75	58	44
October 20, 2008	98	98	98	68	48	31	20
October 20, 2009	98	98	87	50	31	17	9
October 20, 2010	96	96	73	37	20	9	4
October 20, 2011	94	90	61	27	13	5	2
October 20, 2012	92	79	51	20	8	3	1
October 20, 2013	90	70	42	15	5	1	0
October 20, 2014	87	61	35	11	3	1	0
October 20, 2015	85	53	29	8	2	0	0
October 20, 2016	82	46	23	6	1	0	0
October 20, 2017	79	40	19	4	1	0	0
October 20, 2018	75	35	16	3	0	0	0
October 20, 2019	72	30	13	2	0	0	0
October 20, 2020	69	25	10	2	0	0	0
October 20, 2021	65	22	8	1	0	0	0
October 20, 2022	61	18	7	1	0	0	0
October 20, 2023	57	15	5	1	0	0	0
October 20, 2024	53	13	4	0	0	0	0
October 20, 2025	49	11	3	0	0	0	0
October 20, 2026	44	9	2	0	0	0	0
October 20, 2027	39	7	2	0	0	0	0
October 20, 2028	34	5	1	0	0	0	0
October 20, 2029	29	4	1	0	0	0	0
October 20, 2030	23	3	1	0	0	0	0
October 20, 2031	18	2	0	0	0	0	0
October 20, 2032	12	1	0	0	0	0	0
October 20, 2033	5	1	0	0	0	0	0
October 20, 2034	0	0	0	0	0	0	0
Weighted Average Life (in years)**	19.57	12.83	9.44	5.98	4.51	3.54	2.89

*	Rounded to the nearest whole percentage.
**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

The Subordinated Certificates

The weighted average life of, and the yield to maturity on, each group of subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Aggregate Loan Group. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in such loan groups as described in this prospectus supplement under “Description of the Mortgage Pool—General” and “—Underwriting Process.” If the actual rate and severity of losses on the Mortgage Loans in the Aggregate Loan Group is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder’s assumptions. The timing of losses on Mortgage Loans in the related Aggregate Loan Group will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans in the related Aggregate Loan Group will reduce the Class Certificate Balance of the applicable class of subordinated certificates related to that Aggregate Loan Group to the extent of any losses allocated to it (as described in this prospectus supplement under “Description of the Certificates —Allocation of Losses”), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on each group of subordinated certificates will result in a reduction in the Class Certificate Balance of the class of related subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans in the related Aggregate Loan Group on a Distribution Date, exceeds the pool principal balance of the Mortgage Loans in the related Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple loan group structure of the Group II Certificates and the provisions requiring Transfer Payments and interest thereon prior to distributions to the Group II Subordinated Certificates. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than, with respect to the Group I Subordinated Certificates, the class of Group I Subordinated Certificates then outstanding with the highest priority of distribution and with respect to the Group II Subordinated Certificates, the class of Group II Subordinated Certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans in the related Aggregate Loan Group available for distribution on the subordinated certificates in the related group will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates in the same group is intended to preserve the availability of the subordination provided by the other classes.

For purposes of allocating losses and prepayments to the subordinated certificates, the Class I-M and Class II-M Certificates will be considered to have a lower numerical class designation than each other class of Group I and Group II Subordinated Certificates, respectively.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the mortgage loans from the seller.

FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Code. The certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the “Regular Certificates.” Each Class A-R Certificate will be comprised of components each of which will represent an ownership interest in the related REMIC and which together will represent an ownership interest in all of the residual interests. The Class A-R Certificates are herein referred to as the “Residual Certificates” or the “REMIC Residual Certificates”. All certificateholders are advised to see “Material Federal Income Tax Consequences” in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the offered certificates may be issued with original issue discount. See “Material Federal Income Tax Consequences—Taxation of Owners of Regular Interest Securities—Original Issue Discount” in the prospectus. The Internal Revenue Service, or the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the OID Regulations). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR with respect to the Mortgage Loans. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield, Prepayment and Weighted Average Life” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to the certificateholders and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of Regular Interest Securities—Original Issue Discount” and “—Premium” in the prospectus.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the offered certificates, other than the Residual Certificates, will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein.

Purchasers of the Class A-R Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. In particular, prospective holders of the Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests and “tax avoidance potential” residual interests as these characteristics affect the circumstances under which the transfer of Class A-R Certificates will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities—Noneconomic Residual Interest Securities,” “—Excess Inclusions” and “—Tax and Restrictions on Ownership and Transfers of Residual Interest Securities” in the prospectus.

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

ERISA CONSIDERATIONS

Any Plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such certificates.

The United States Department of Labor has issued to both of the underwriters an individual prohibited transaction exemption, both as most recently amended, DOL Prohibited Transaction Exemption 2002-41 (the “underwriter’s exemption”), which generally exempts from the application of certain prohibited transaction provisions of ERISA and Section 4975 of the Code transactions relating to the initial purchase, the holding and the subsequent resale by Plans of certificates representing a beneficial ownership interest in a trust, the assets of which consist of obligations, including home equity loans, that bear interest or are purchased at a discount and are secured by single-family residential real property and/or multi-family residential real property. The underwriter’s exemption will apply to the initial purchase, the holding and the subsequent resale of the offered certificates by a Plan, provided that certain conditions (certain of which are described in the prospectus) are satisfied. The underwriters believe that all conditions of the underwriter’s exemption, other than those within the control of the investors, will be met.

It is expected that the underwriter’s exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the underwriter’s exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least “BBB-” (or the equivalent) from S&P, Moody’s or Fitch Ratings, certificates of that class will no longer be eligible for relief under the underwriter’s exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the underwriter’s exemption to dispose of it).

Because the characteristics of the Class A-R Certificates may not meet the requirements of the underwriter’s exemption, or any other issued exemption under ERISA, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the underwriter’s exemption) will not be registered by the trustee unless the trustee receives:

•	a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•	a representation that the transferee is an insurance company that is purchasing the certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•	an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

The first of the above representations will be deemed to have been made by the transferee’s acceptance of a Class A-R Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, then the attempted transfer or acquisition will be void.

Any Plan fiduciary considering whether to purchase any offered certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Before purchasing any offered certificates, a Plan fiduciary should make its own determination as to the availability of the exemptive relief provided in the underwriter’s exemption. Moreover, a Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT CONSIDERATIONS

The senior certificates and the Class I-M and Class II-M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class I-B-1, Class I-B-2, Class II-B-1 and Class II-B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See “Legal Investment” in the prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Countrywide Securities Corporation, (“CSC”) and Greenwich Capital Markets, Inc. (“GCM” and, together with CSC, the “underwriters”), the depositor has agreed to sell the offered certificates to the underwriters, and CSC and GCM have agreed to purchase from the depositor the offered certificates. CSC is an affiliate of the master servicer.

Distribution of the offered certificates will be made by the underwriter or underwriters purchasing those classes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the offered certificates to or through dealers and such dealers may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by each underwriter that it intends to make a market in the offered certificates purchased by it but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

Certain legal matters with respect to the offered certificates will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Group I and Group II Senior Certificates that they be rated AAA by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Aaa by Moody’s Investors Service, Inc. (“Moody’s”). It is a condition to the issuance of the Class I-M, Class I-B-1, Class I-B-2, Class II-M, Class II-B-1 and Class II-B-2 Certificates that they be rated at least Aa2, A2, Baa2, Aa2, A2, Baa2, respectively, by Moody’s and at least AA, A, BBB, AA, A, BBB, respectively, by S&P.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates do not address whether investors will recoup their initial investment. The rating assigned by Moody’s to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by Moody’s to the LIBOR Certificates do not address the payment of any carryover shortfall amounts.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class I-A-IO, Class II-A-2-IO and Class II-A-4-IO Certificates do not address whether investors will recoup their initial investment. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by S&P to the LIBOR Certificates do not address the payment of any carryover shortfall amounts.

The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

INDEX OF DEFINED TERMS

10/1 Interest Only Loan	S-22
10/1 Mortgage Loan	S-22
10/20 Interest Only Loan	S-22
10/20 Mortgage Loan	S-22
3/1 Interest Only Loan	S-22
3/1 Mortgage Loan	S-22
3/27 Interest Only Loan	S-22
3/27 Mortgage Loan	S-22
5/1 Interest Only Loan	S-22
5/1 Mortgage Loan	S-22
5/25 Interest Only Loan	S-22
5/25 Mortgage Loan	S-22
7/1 Interest Only Loan	S-22
7/1 Mortgage Loan	S-22
7/23 Interest Only Loan	S-22
7/23 Mortgage Loan	S-22
Adjustable Rate Interest Only Loan	S-22
Adjustable Rate Loan	S-22
Adjusted Net Mortgage Rate	S-44
Adjustment Date	S-21
Aggregate Loan Group I	S-2
Aggregate Loan Group II	S-2
Aggregate Subordinated Percentage	S-52
Alternative Documentation Program	S-28
Applicable Credit Support Percentage	S-52, S-53
Available Funds	S-41
Bankruptcy Loss Coverage Amount	S-59
Bankruptcy Losses	S-55
BBA	S-39
Belvedere Finance	S-35
Belvedere Trust	S-35
Carryover shortfall amount	S-5
Carryover Shortfall Amount	S-44
Carryover Shortfall Reserve Fund	S-46
CEDE	S-38
Certificate Account	S-40
Certificates	S-36
Class Certificate Balance	S-36
Class Subordination Percentage	S-52, S-54
CLUES Plus Documentation Program	S-28
CMT Index	S-21
Code	S-7, S-24
Compensating Interest	S-64
Countrywide Financial	S-61
Countrywide Home Loans	S-25, S-61
Countrywide Servicing	S-61
CPR	S-74
CSC	S-88
Cut-off Date Pool Principal Balance	S-20
Debt Service Reduction	S-55

Deficient Valuation	S-55
Depositor	S-36
Determination Date	S-64
Distribution Account	S-40
Distribution Date	S-40
DTC	1
Due Date	S-21
Eligible Substitute Mortgage Loan	S-24
E-LOAN	S-29
E-LOAN’s Underwriting Standards	S-29
ERISA	S-7
Excess Losses	S-55
Expense Fee Rate	S-63
FHA	S-33
FICO Credit Scores	S-26
Fraud Loss Coverage Amount	S-60
Fraud Losses	S-55
Full Documentation Program	S-28
GCM	S-88
Global Securities	1
Gross Margin	S-22
Group 1 Mortgage Loans	S-19
Group 2 Mortgage Loans	S-19
Group 3 Mortgage Loans	S-19
Group 4 Mortgage Loans	S-19
Group 5 Mortgage Loans	S-19
Group 6 Mortgage Loans	S-19
Group I Certificates	S-38
Group I Senior Certificates	S-4
Group I Subordinated Certificates	S-4, S-36, S-37
Group II Certificates	S-38
Group II Senior Certificates	S-4, S-37
Group II Subordinated Certificates	S-4, S-36, S-38
Initial Periodic Rate Cap	S-22
Interest Distribution Amount	S-45
Interest Only Certificates	S-38
interest only loan	S-21
LIBOR Certificates	S-39
LIBOR Determination Date	S-39
Liquidated Mortgage Loan	S-55
Loan group	S-20
Loan group principal balance	S-49
Loan-to-Value Ratio	S-23
Master Servicer Remittance Date	S-40
Master Servicing Fee Rate	S-64
Maximum Mortgage Rate	S-22
Minimum Mortgage Rate	S-22
Moody’s	S-89
Mortgage Index	S-22
Mortgage Loan	S-19
Mortgage Rate	S-21
National City	S-33

National City’s Underwriting Standards	S-33
Net Interest Shortfall	S-45
Net WAC Cap	S-44
No Income/No Asset Documentation Program	S-28
Notional Amount	S-38
Offered certificates	S-36
One-Year LIBOR Index	S-22
Optional Termination Date	S-42
Original Applicable Credit Support Percentage	S-52, S-53
Original subordinate principal balance	S-51
Overcollateralized Group	S-47
Pass-Through Margin	S-42, S-44
Pass-through rate	S-42
Pool principal balance	S-49
Prepayment Period	S-48
Principal Amount	S-46
Private certificates	S-36
Quicken	S-31
Quicken’s Underwriting Standards	S-31
Realized Loss	S-55
Record Date	S-40
Reduced Documentation Program	S-28
Related Documents	S-24
Relief Act Reduction	S-46
Restricted Classes	S-52, S-54
S&P	S-89
Scheduled payments	S-21
SEC	S-1
Senior certificate group	S-37
Senior certificates	S-36
Senior Credit Support Depletion Date	S-56
Senior Percentage	S-49
Senior Prepayment Percentage	S-50
Senior Principal Distribution Amount	S-49
Senior Termination Date	S-52
Six-Month LIBOR Index	S-21
Special Hazard Loss Coverage Amount	S-59
Special Hazard Losses	S-55
Special Hazard Mortgage Loan	S-55
Stated Income/Stated Asset Documentation Program	S-28
Stated Principal Balance	S-49
Streamlined Documentation Program	S-28
Subordinated certificates	S-36
Subordinated Percentage	S-49
Subordinated Portion	S-38
Subordinated Prepayment Percentage	S-52
Subordinated Principal Distribution Amount	S-53, S-54
Subsequent Periodic Rate Cap	S-22
Subsequent Recoveries	S-55
Substitution Subsequent Recoveries	S-55
Substitution Adjustment Amount	S-24
Telerate Page 3750	S-39

Transfer Payment	S-48
Transfer Payment Made	S-48
Transfer Payment Received	S-48
Two Times Test	S-52
U.S. Person	4
UBS	S-32
Undercollateralized Group	S-47
Underwriters	S-88
Unpaid interest amounts	S-45
VA	S-33
Voting Rights	S-59
Weighted Average Adjusted Net Mortgage Rate	S-44

ANNEX I:

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Global Clearance, Settlement And Tax Documentation Procedures

Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year comprised of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis a 360-day year and either the actual number of days in the related accrual period or a year comprised of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II—MORTGAGE LOAN INFORMATION

LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Six-Month LIBOR	23	$10,281,512	3.83%	447,022	3.956	355	733	68.9
Six-Month LIBOR—Interest Only	757	251,475,737	93.69	332,200	3.787	358	720	71.7
One-Year LIBOR	16	4,828,156	1.80	301,760	4.915	355	708	71.9
One-Year LIBOR—Interest Only	5	1,819,520	0.68	363,904	4.398	359	718	72.5

Total	801	$268,404,925	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	2	$82,675	0.03%	41,337	3.677	358	797	65.4
50,000.01 – 100,000.00	29	2,521,116	0.94	86,935	4.269	358	719	70.7
100,000.01 – 150,000.00	136	17,197,737	6.41	126,454	3.779	358	719	72.3
150,000.01 – 200,000.00	126	21,928,299	8.17	174,034	3.939	358	714	73.5
200,000.01 – 250,000.00	89	20,118,839	7.50	226,054	3.853	358	716	73.6
250,000.01 – 300,000.00	80	21,838,763	8.14	272,985	3.831	358	728	75.9
300,000.01 – 350,000.00	64	20,664,798	7.70	322,887	3.804	358	732	73.5
350,000.01 – 400,000.00	60	22,519,312	8.39	375,322	3.893	358	726	74.6
400,000.01 – 450,000.00	42	17,815,175	6.64	424,171	3.838	358	720	70.3
450,000.01 – 500,000.00	33	15,696,506	5.85	475,652	3.748	358	721	73.8
500,000.01 – 550,000.00	32	16,774,862	6.25	524,214	3.818	358	720	75.0
550,000.01 – 600,000.00	23	13,370,734	4.98	581,336	3.848	358	707	75.2
600,000.01 – 650,000.00	22	14,125,949	5.26	642,089	3.831	358	719	72.9
650,000.01 – 700,000.00	5	3,437,774	1.28	687,555	3.775	357	710	70.3
700,000.01 – 750,000.00	9	6,546,018	2.44	727,335	3.866	358	746	64.3
750,000.01 – 1,000,000.00	27	24,800,268	9.24	918,528	3.633	357	713	66.1
1,000,000.01 – 1,500,000.00	20	25,782,898	9.61	1,289,145	3.766	358	718	63.5
1,500,000.01 – 2,000,000.00	2	3,183,200	1.19	1,591,600	3.934	358	716	58.8

Total	801	$268,404,925	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 was approximately $335,087.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	1	$34,576	0.01%	34,576	3.750	357	809	48.4
50,000.01 – 100,000.00	29	2,521,116	0.94	86,935	4.269	358	719	70.7
100,000.01 – 150,000.00	135	17,047,764	6.35	126,280	3.779	358	719	72.3
150,000.01 – 200,000.00	127	22,078,273	8.23	173,845	3.938	358	714	73.5
200,000.01 – 250,000.00	88	19,895,496	7.41	226,085	3.851	358	716	73.6
250,000.01 – 300,000.00	81	22,062,106	8.22	272,372	3.833	358	727	75.9
300,000.01 – 350,000.00	65	21,014,798	7.83	323,305	3.801	358	733	73.0
350,000.01 – 400,000.00	58	21,774,422	8.11	375,421	3.888	358	724	75.2
400,000.01 – 450,000.00	42	17,452,001	6.50	415,524	3.848	358	718	70.2
450,000.01 – 500,000.00	34	16,107,780	6.00	473,758	3.738	358	723	73.8
500,000.01 – 550,000.00	31	16,225,350	6.05	523,398	3.828	358	718	75.3
550,000.01 – 600,000.00	24	13,920,246	5.19	580,010	3.834	358	709	74.9
600,000.01 – 650,000.00	22	14,125,949	5.26	642,089	3.831	358	719	72.9
650,000.01 – 700,000.00	5	3,437,774	1.28	687,555	3.775	357	710	70.3
700,000.01 – 750,000.00	9	6,546,018	2.44	727,335	3.866	358	746	64.3
750,000.01 – 800,000.00	4	3,094,199	1.15	773,550	3.789	358	702	72.3
800,000.01 – 850,000.00	6	4,977,825	1.85	829,637	3.686	358	717	66.4
900,000.01 – 950,000.00	2	1,885,000	0.70	942,500	3.563	357	711	75.0
950,000.01 – 1,000,000.00	16	15,238,135	5.68	952,383	3.612	357	716	63.8
1,050,000.01 – 1,100,000.00	3	3,178,212	1.18	1,059,404	4.041	358	696	70.8
1,100,000.01 – 1,150,000.00	1	1,120,000	0.42	1,120,000	3.875	358	702	70.0
1,150,000.01 – 1,200,000.00	3	3,531,966	1.32	1,177,322	3.824	356	755	73.4
1,200,000.01 – 1,250,000.00	1	1,211,250	0.45	1,211,250	4.375	357	749	75.0
1,250,000.01 – 1,300,000.00	3	3,879,000	1.45	1,293,000	3.499	358	699	59.9
1,350,000.01 – 1,400,000.00	4	5,519,970	2.06	1,379,993	3.562	358	715	67.7
1,400,000.01 – 1,450,000.00	2	2,890,000	1.08	1,445,000	4.124	359	678	50.4
1,450,000.01 – 1,500,000.00	3	4,452,500	1.66	1,484,167	3.582	357	744	52.2
1,500,000.01 – 1,550,000.00	1	1,505,700	0.56	1,505,700	4.000	359	710	63.0
1,650,000.01 – 1,700,000.00	1	1,677,500	0.62	1,677,500	3.875	358	722	55.0

Total	801	$268,404,925	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Alabama	8	$1,752,821	0.65%	219,103	3.585	358	743	75.3
Arkansas	1	245,600	0.09	245,600	3.625	358	698	44.5
Arizona	41	10,180,777	3.79	248,312	3.822	357	707	69.6
California	223	103,814,556	38.68	465,536	3.886	358	719	69.7
Colorado	43	13,460,013	5.01	313,024	3.790	358	736	66.6
Connecticut	11	3,478,331	1.30	316,212	3.951	357	723	73.1
District of Columbia	3	2,956,000	1.10	985,333	3.606	357	709	70.9
Delaware	1	99,837	0.04	99,837	3.375	358	789	27.9
Florida	53	14,445,766	5.38	272,562	3.750	358	717	72.1
Georgia	26	6,849,120	2.55	263,428	3.715	357	714	75.8
Hawaii	6	2,570,700	0.96	428,450	3.962	358	712	54.0
Iowa	3	476,500	0.18	158,833	3.612	358	707	70.8
Idaho	2	449,789	0.17	224,894	3.750	359	723	86.7
Illinois	28	8,769,694	3.27	313,203	3.808	358	722	74.3
Indiana	7	1,314,290	0.49	187,756	4.159	357	738	80.5
Kansas	2	472,533	0.18	236,266	3.581	356	723	83.5
Kentucky	4	515,036	0.19	128,759	3.816	357	732	81.6
Louisiana	2	403,800	0.15	201,900	3.791	358	727	59.4
Massachusetts	19	6,243,381	2.33	328,599	3.614	358	716	75.8
Maryland	26	8,624,313	3.21	331,704	3.659	357	722	73.9
Michigan	48	10,594,624	3.95	220,721	3.817	358	723	69.6
Minnesota	7	1,648,445	0.61	235,492	3.853	358	750	78.5
Missouri	5	1,024,649	0.38	204,930	3.871	358	687	70.4
Mississippi	2	465,280	0.17	232,640	3.357	358	737	79.2
Montana	1	510,228	0.19	510,228	4.625	350	711	79.5
North Carolina	16	3,987,858	1.49	249,241	3.945	358	721	80.3
North Dakota	1	141,550	0.05	141,550	4.125	357	765	95.0
Nebraska	1	115,900	0.04	115,900	4.125	358	745	95.0
New Hampshire	4	706,500	0.26	176,625	4.185	359	716	63.4
New Jersey	17	5,155,060	1.92	303,239	3.808	358	729	69.4
Nevada	23	9,786,812	3.65	425,514	3.838	357	718	73.9
New York	7	3,072,035	1.14	438,862	3.114	359	729	60.1
Ohio	32	6,084,227	2.27	190,132	3.775	357	711	79.0
Oklahoma	3	371,797	0.14	123,932	4.056	358	706	83.5
Oregon	7	1,734,570	0.65	247,796	4.205	358	687	78.7
Pennsylvania	9	2,243,592	0.84	249,288	4.324	357	690	72.4
Rhode Island	4	1,037,618	0.39	259,404	3.822	359	695	68.9
South Carolina	7	1,804,423	0.67	257,775	3.895	357	731	76.2
Tennessee	14	2,655,673	0.99	189,691	3.576	357	743	74.9
Texas	13	2,859,410	1.07	219,955	3.574	358	728	79.0
Utah	6	1,356,342	0.51	226,057	3.760	358	686	80.2
Virginia	38	14,540,596	5.42	382,647	3.800	358	732	74.6
Vermont	1	139,674	0.05	139,674	3.750	358	748	65.1
Washington	20	7,448,805	2.78	372,440	3.643	357	723	76.8
Wisconsin	4	1,045,699	0.39	261,425	3.931	358	712	71.7
Wyoming	2	750,700	0.28	375,350	3.347	357	668	56.8

Total	801	$268,404,925	100.00%

(1)	No more than approximately 1.20% of the Mortgage Loans in loan group 1 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-To-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	67	$25,881,347	9.64%	386,289	3.793	358	723	42.6
50.01 – 55.00	33	10,020,236	3.73	303,644	3.879	358	723	53.0
55.01 – 60.00	34	14,424,367	5.37	424,246	3.825	358	706	57.7
60.01 – 65.00	41	16,503,740	6.15	402,530	3.531	358	729	63.1
65.01 – 70.00	63	25,099,489	9.35	398,405	3.949	358	725	68.7
70.01 – 75.00	108	40,804,022	15.20	377,815	3.893	357	718	73.8
75.01 – 80.00	373	120,027,509	44.72	321,790	3.770	358	723	79.5
80.01 – 85.00	9	2,390,492	0.89	265,610	3.861	357	694	84.7
85.01 – 90.00	34	6,178,949	2.30	181,734	4.217	357	674	88.9
90.01 – 95.00	39	7,074,774	2.64	181,404	4.020	357	698	94.5

Total	801	$268,404,925	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 71.56%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	2	$831,000	0.31%	415,500	2.250	359	726	64.8
2.625	1	113,980	0.04	113,980	2.625	356	709	75.2
2.750	6	5,159,831	1.92	859,972	2.750	358	740	70.5
2.875	5	2,325,849	0.87	465,170	2.875	358	714	67.6
3.000	4	2,929,199	1.09	732,300	3.000	358	724	55.2
3.125	31	8,274,682	3.08	266,925	3.125	357	730	71.6
3.250	24	8,889,110	3.31	370,380	3.250	358	740	72.7
3.375	36	14,379,700	5.36	399,436	3.375	358	724	75.4
3.500	62	21,925,847	8.17	353,643	3.500	358	729	74.0
3.625	73	24,726,914	9.21	338,725	3.625	358	725	71.5
3.750	122	41,006,943	15.28	336,122	3.750	358	724	70.3
3.875	160	47,711,478	17.78	298,197	3.875	358	711	71.9
4.000	70	23,941,589	8.92	342,023	4.000	358	719	68.1
4.125	75	21,639,345	8.06	288,525	4.125	357	720	72.5
4.250	44	16,096,618	6.00	365,832	4.250	358	707	68.2
4.375	31	11,604,129	4.32	374,327	4.375	358	713	73.3
4.500	20	7,500,187	2.79	375,009	4.500	357	714	74.8
4.625	10	3,200,896	1.19	320,090	4.625	357	718	77.9
4.750	8	2,061,788	0.77	257,723	4.750	357	720	74.7
4.875	4	1,321,723	0.49	330,431	4.875	358	754	78.9
5.000	3	762,696	0.28	254,232	5.000	358	636	90.5
5.125	2	575,185	0.21	287,593	5.125	357	761	73.6
5.375	1	194,892	0.07	194,892	5.375	355	737	57.6
6.000	2	740,963	0.28	370,482	6.000	357	669	71.3
6.250	1	152,219	0.06	152,219	6.250	355	667	90.0
6.750	1	162,400	0.06	162,400	6.750	357	666	80.0
6.875	2	113,016	0.04	56,508	6.875	356	727	90.0
7.125	1	62,745	0.02	62,745	7.125	355	649	90.0

Total	801	$268,404,925	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 3.818% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.810% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	500	$176,114,434	65.62%	352,229	3.804	358	720	70.4
Planned Unit Development	198	64,937,552	24.19	327,967	3.837	358	724	73.2
Low-Rise Condominium	91	22,587,840	8.42	248,218	3.829	358	712	77.1
High-Rise Condominium	6	2,878,674	1.07	479,779	3.982	358	738	70.3
2-4 Family Residence	6	1,886,424	0.70	314,404	4.041	357	702	55.2

Total	801	$268,404,925	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	338	$126,277,517	47.05%	373,602	3.762	358	727	76.4
Refinance (rate/term)	294	77,782,436	28.98	264,566	3.809	358	711	69.6
Refinance (cash-out)	169	64,344,971	23.97	380,739	3.938	358	718	64.5

Total	801	$268,404,925	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Owner Occupied	733	$245,706,773	91.54%	335,207	3.811	358	719	71.8
Secondary Residence	47	15,489,992	5.77	329,574	3.738	358	732	68.3
Investment Property	21	7,208,160	2.69	343,246	4.221	358	736	70.1

Total	801	$268,404,925	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms To Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	143	$58,487,606	21.79%	409,004	3.829	359	722	72.0
358	456	138,288,343	51.52	303,264	3.794	358	721	70.9
357	143	49,943,955	18.61	349,258	3.827	357	717	72.3
356	25	10,541,449	3.93	421,658	3.906	356	718	70.3
355	12	2,682,866	1.00	223,572	3.860	355	699	77.0
354	7	2,794,367	1.04	399,195	3.696	354	705	76.5
353	6	2,309,243	0.86	384,874	4.280	353	730	76.3
352	3	540,667	0.20	180,222	4.513	352	676	84.5
351	1	487,403	0.18	487,403	4.125	351	696	33.3
350	4	1,372,847	0.51	343,212	4.217	350	722	80.5
349	1	956,179	0.36	956,179	3.125	349	708	75.0

Total	801	$268,404,925	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 was approximately 358 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	535	$150,438,994	56.05%	281,194	3.762	358	717	74.6
Reduced	241	103,791,936	38.67	430,672	3.886	358	726	68.1
Stated Income/Stated Asset	11	8,635,630	3.22	785,057	3.666	358	707	61.3
Streamlined	8	2,964,300	1.10	370,537	4.278	359	730	72.8
No Ratio	2	1,334,000	0.50	667,000	4.150	359	696	62.2
No Income/No Asset	4	1,240,064	0.46	310,016	4.461	357	718	65.0

Total	801	$268,404,925	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
601 – 620	9	$2,030,681	0.76%	225,631	3.932	356	620	76.2
621 – 640	19	5,550,561	2.07	292,135	3.940	358	631	81.3
641 – 660	48	15,270,618	5.69	318,138	4.074	358	652	75.6
661 – 680	86	28,617,200	10.66	332,758	3.950	358	672	68.9
681 – 700	119	40,176,459	14.97	337,617	3.805	358	691	73.6
701 – 720	126	44,934,767	16.74	356,625	3.798	358	710	68.7
721 – 740	114	41,362,494	15.41	362,829	3.718	358	730	71.8
741 – 760	103	35,289,422	13.15	342,616	3.802	358	751	74.2
761 – 780	108	34,570,313	12.88	320,095	3.814	358	770	69.4
781 – 800	58	17,717,304	6.60	305,471	3.690	358	788	69.3
801 – 820	11	2,885,106	1.07	262,282	3.749	358	807	76.2

Total	801	$268,404,925	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 1 was approximately 720.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	775	$257,875,720	96.08%	332,743	3.799	358	720	71.6
6	6	1,740,787	0.65	290,131	4.136	358	707	78.6
12	2	1,097,039	0.41	548,520	4.450	356	679	47.2
24	2	1,386,270	0.52	693,135	4.343	357	752	75.6
36	14	5,315,109	1.98	379,651	4.283	358	720	69.9
60	2	990,000	0.37	495,000	4.258	358	772	76.3

Total	801	$268,404,925	100.00%

Months To Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1	10	$3,229,189	1.20%	322,919	3.374	353	702	76.7
2	26	11,368,596	4.24	437,254	3.882	355	719	71.1
3	142	49,432,115	18.42	348,113	3.794	357	718	71.9
4	459	138,829,010	51.72	302,460	3.796	358	721	70.9
5	141	57,740,949	21.51	409,510	3.814	359	722	72.0
6	7	2,794,367	1.04	399,195	3.696	354	705	76.5
7	3	409,856	0.15	136,619	5.968	355	698	74.6
8	3	545,699	0.20	181,900	5.190	356	710	78.1
9	2	999,243	0.37	499,622	5.605	357	673	70.4
11	8	3,055,900	1.14	381,987	4.456	359	729	74.7

Total	801	$268,404,925	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.750	1	$1,300,000	0.48%	1,300,000	2.750	359	708	58.6
0.875	1	1,400,000	0.52	1,400,000	2.750	359	783	64.7
1.000	2	831,000	0.31	415,500	2.250	359	726	64.8
1.125	1	425,000	0.16	425,000	2.875	359	755	60.7
1.250	29	7,261,811	2.71	250,407	3.086	358	741	64.1
1.375	3	1,371,750	0.51	457,250	3.160	358	719	73.4
1.500	49	20,051,967	7.47	409,224	3.263	358	731	73.7
1.625	46	16,546,927	6.16	359,716	3.437	358	716	74.3
1.750	73	26,456,577	9.86	362,419	3.610	358	729	70.9
1.875	127	39,366,311	14.67	309,971	3.754	358	725	71.5
2.000	150	49,661,165	18.50	331,074	3.853	358	716	70.3
2.125	89	28,164,239	10.49	316,452	3.898	358	715	70.7
2.250	108	32,568,827	12.13	301,563	4.171	357	711	73.2
2.375	22	8,368,112	3.12	380,369	4.090	358	714	74.2
2.500	59	18,957,058	7.06	321,306	4.300	358	717	75.5
2.625	3	1,875,037	0.70	625,012	4.111	358	688	62.6
2.750	23	9,275,817	3.46	403,296	4.379	358	715	66.2
2.875	9	2,303,520	0.86	255,947	4.502	357	725	69.6
3.000	1	152,945	0.06	152,945	4.875	359	734	95.0
3.125	4	1,968,535	0.73	492,134	4.663	357	705	81.0
3.625	1	98,325	0.04	98,325	5.000	355	693	95.0

Total	801	$268,404,925	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 1.994%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
8.875	1	$956,179	0.36%	956,179	3.125	349	708	75.0
9.375	2	474,396	0.18	237,198	3.375	359	772	80.0
9.500	2	1,023,015	0.38	511,508	3.500	358	757	70.2
9.625	4	884,223	0.33	221,056	3.625	358	728	79.9
9.750	2	730,806	0.27	365,403	3.750	359	716	58.8
9.875	3	1,161,939	0.43	387,313	3.812	353	685	79.0
10.000	2	491,940	0.18	245,970	4.000	359	701	74.1
10.125	8	3,695,504	1.38	461,938	4.125	355	725	64.7
10.250	1	169,913	0.06	169,913	4.250	357	731	95.0
10.375	2	1,606,141	0.60	803,070	4.375	357	756	75.0
10.500	2	1,527,511	0.57	763,755	4.500	354	765	72.3
10.625	4	1,767,596	0.66	441,899	4.625	356	729	78.4
10.750	4	1,297,588	0.48	324,397	4.750	357	705	70.8
10.875	3	1,168,778	0.44	389,593	4.875	358	756	76.8
11.125	2	575,185	0.21	287,593	5.125	357	761	73.6
11.375	1	194,892	0.07	194,892	5.375	355	737	57.6
12.000	754	250,351,340	93.27	332,031	3.787	358	719	71.5
12.250	1	152,219	0.06	152,219	6.250	355	667	90.0
12.875	2	113,016	0.04	56,508	6.875	356	727	90.0
13.125	1	62,745	0.02	62,745	7.125	355	649	90.0

Total	801	$268,404,925	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
November 1, 2004	10	$3,229,189	1.20%	322,919	3.374	353	702	76.7
December 1, 2004	26	11,368,596	4.24	437,254	3.882	355	719	71.1
January 1, 2005	142	49,432,115	18.42	348,113	3.794	357	718	71.9
February 1, 2005	459	138,829,010	51.72	302,460	3.796	358	721	70.9
March 1, 2005	141	57,740,949	21.51	409,510	3.814	359	722	72.0
April 1, 2005	7	2,794,367	1.04	399,195	3.696	354	705	76.5
May 1, 2005	3	409,856	0.15	136,619	5.968	355	698	74.6
June 1, 2005	3	545,699	0.20	181,900	5.190	356	710	78.1
July 1, 2005	2	999,243	0.37	499,622	5.605	357	673	70.4
September 1, 2005	8	3,055,900	1.14	381,987	4.456	359	729	74.7

Total	801	$268,404,925	100.00%

Periodic Adjustment Frequency

Periodic Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Six Months	780	$261,757,249	97.52%	335,586	3.793	358	720	71.5
One Year	21	6,647,676	2.48	316,556	4.773	356	711	72.1

Total	801	$268,404,925	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.875	1	$1,400,000	0.52%	1,400,000	2.750	359	783	64.7
1.000	2	831,000	0.31	415,500	2.250	359	726	64.8
1.125	1	425,000	0.16	425,000	2.875	359	755	60.7
1.250	29	7,261,811	2.71	250,407	3.086	358	741	64.1
1.375	3	1,371,750	0.51	457,250	3.160	358	719	73.4
1.500	50	21,351,967	7.96	427,039	3.232	358	730	72.8
1.625	46	16,546,927	6.16	359,716	3.437	358	716	74.3
1.750	73	26,561,932	9.90	363,862	3.612	358	729	70.9
1.875	125	38,748,161	14.44	309,985	3.753	358	725	71.4
2.000	154	50,690,179	18.89	329,157	3.857	358	716	70.5
2.125	89	28,164,239	10.49	316,452	3.898	358	715	70.7
2.250	106	31,903,128	11.89	300,973	4.179	357	711	73.1
2.375	23	8,673,112	3.23	377,092	4.104	358	712	74.3
2.500	57	18,465,058	6.88	323,948	4.295	358	719	75.5
2.625	3	1,875,037	0.70	625,012	4.111	358	688	62.6
2.750	23	9,275,817	3.46	403,296	4.379	358	715	66.2
2.875	9	2,303,520	0.86	255,947	4.502	357	725	69.6
3.000	1	152,945	0.06	152,945	4.875	359	734	95.0
3.125	3	1,875,621	0.70	625,207	4.596	357	706	80.3
3.625	2	326,720	0.12	163,360	4.039	356	661	87.1
4.125	1	201,000	0.07	201,000	4.125	358	767	78.8

Total	801	$268,404,925	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
None	754	$250,965,163	93.50%	332,845	3.783	358	720	71.5
1.000	26	10,792,086	4.02	415,080	4.033	356	738	72.7
2.000	21	6,647,676	2.48	316,556	4.773	356	711	72.1

Total	801	$268,404,925	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
None	754	$250,965,163	93.50%	332,845	3.783	358	720	71.5
1.000	26	10,792,086	4.02	415,080	4.033	356	738	72.7
2.000	21	6,647,676	2.48	316,556	4.773	356	711	72.1

Total	801	$268,404,925	100.00%

LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3/1 One-Year CMT	3	$1,098,506	1.60%	366,169	4.837	358	735	69.6
3/1 One-Year CMT—Interest Only	23	6,880,973	10.01	299,173	5.066	358	711	80.3
3/27 Six-Month LIBOR	3	914,824	1.33	304,941	4.492	358	674	75.7
3/27 Six-Month LIBOR—Interest Only	206	42,316,272	61.54	205,419	5.301	358	711	78.8
3/1 One-Year LIBOR	6	1,621,941	2.36	270,324	4.714	359	761	80.0
3/1 One-Year LIBOR—Interest Only	50	15,934,823	23.17	318,696	4.805	359	732	74.9

Total	291	$68,767,339	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
50,000.01 – 100,000.00	10	$896,800	1.30%	89,680	5.199	358	723	71.2
100,000.01 – 150,000.00	87	10,862,989	15.80	124,862	5.393	358	714	79.0
150,000.01 – 200,000.00	55	9,483,507	13.79	172,427	5.157	358	722	78.7
200,000.01 – 250,000.00	39	8,646,079	12.57	221,694	5.118	358	717	80.1
250,000.01 – 300,000.00	23	6,332,373	9.21	275,321	5.122	358	715	78.4
300,000.01 – 350,000.00	27	8,781,486	12.77	325,240	5.018	358	709	76.7
350,000.01 – 400,000.00	16	5,968,352	8.68	373,022	5.245	358	706	78.9
400,000.01 – 450,000.00	9	3,864,070	5.62	429,341	5.026	359	730	72.4
450,000.01 – 500,000.00	7	3,278,600	4.77	468,371	5.092	359	740	78.6
500,000.01 – 550,000.00	5	2,613,870	3.80	522,774	4.777	359	745	75.1
550,000.01 – 600,000.00	5	2,881,000	4.19	576,200	4.978	358	711	73.9
600,000.01 – 650,000.00	6	3,774,552	5.49	629,092	4.828	358	699	81.2
650,000.01 – 700,000.00	2	1,383,660	2.01	691,830	5.379	358	733	71.7

Total	291	$68,767,339	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 was approximately $236,314.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
50,000.01 – 100,000.00	10	$896,800	1.30%	89,680	5.199	358	723	71.2
100,000.01 – 150,000.00	87	10,862,989	15.80	124,862	5.393	358	714	79.0
150,000.01 – 200,000.00	55	9,483,507	13.79	172,427	5.157	358	722	78.7
200,000.01 – 250,000.00	39	8,646,079	12.57	221,694	5.118	358	717	80.1
250,000.01 – 300,000.00	23	6,332,373	9.21	275,321	5.122	358	715	78.4
300,000.01 – 350,000.00	27	8,781,486	12.77	325,240	5.018	358	709	76.7
350,000.01 – 400,000.00	16	5,968,352	8.68	373,022	5.245	358	706	78.9
400,000.01 – 450,000.00	9	3,864,070	5.62	429,341	5.026	359	730	72.4
450,000.01 – 500,000.00	7	3,278,600	4.77	468,371	5.092	359	740	78.6
500,000.01 – 550,000.00	5	2,613,870	3.80	522,774	4.777	359	745	75.1
550,000.01 – 600,000.00	5	2,881,000	4.19	576,200	4.978	358	711	73.9
600,000.01 – 650,000.00	6	3,774,552	5.49	629,092	4.828	358	699	81.2
650,000.01 – 700,000.00	2	1,383,660	2.01	691,830	5.379	358	733	71.7

Total	291	$68,767,339	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Arizona	7	$955,430	1.39%	136,490	5.025	359	764	79.3
California	30	10,745,328	15.63	358,178	4.967	359	719	73.4
Colorado	1	300,800	0.44	300,800	5.250	358	713	80.0
Connecticut	3	1,070,400	1.56	356,800	4.291	358	724	80.0
District of Columbia	2	795,200	1.16	397,600	5.103	358	748	80.0
Florida	17	3,464,102	5.04	203,771	5.315	358	723	78.0
Georgia	6	1,710,400	2.49	285,067	5.285	358	747	75.2
Illinois	4	916,920	1.33	229,230	4.870	359	724	79.0
Massachusetts	7	1,800,400	2.62	257,200	5.152	358	727	74.1
Maryland	10	3,080,637	4.48	308,064	5.325	358	703	78.7
Michigan	110	19,557,474	28.44	177,795	5.271	358	703	78.7
Minnesota	1	365,750	0.53	365,750	5.625	358	709	95.0
Missouri	2	277,600	0.40	138,800	5.567	358	715	77.8
Mississippi	1	124,500	0.18	124,500	5.500	358	750	62.3
North Carolina	6	1,508,152	2.19	251,359	5.058	359	733	74.7
New Hampshire	3	398,950	0.58	132,983	5.010	358	688	75.0
New Jersey	4	1,314,270	1.91	328,568	4.879	358	767	76.9
Nevada	13	3,580,700	5.21	275,438	4.797	358	742	76.2
New York	3	1,695,750	2.47	565,250	5.344	358	724	81.5
Ohio	1	206,100	0.30	206,100	5.125	358	670	90.0
Oklahoma	2	479,720	0.70	239,860	4.734	358	775	81.8
Oregon	5	752,600	1.09	150,520	5.034	358	737	83.4
Pennsylvania	2	834,184	1.21	417,092	5.301	359	683	80.0
Rhode Island	1	218,000	0.32	218,000	5.500	358	747	79.3
South Carolina	2	485,600	0.71	242,800	5.731	358	710	80.0
Tennessee	1	61,600	0.09	61,600	6.000	359	702	80.0
Texas	7	1,386,130	2.02	198,019	5.290	358	694	82.3
Virginia	33	9,474,547	13.78	287,107	5.013	358	715	78.8
Washington	1	212,000	0.31	212,000	5.375	358	729	80.0
Wisconsin	3	459,250	0.67	153,083	5.416	358	690	85.7
Wyoming	3	534,846	0.78	178,282	5.242	358	732	84.1

Total	291	$68,767,339	100.00%

(1)	No more than approximately 1.26% of the Mortgage Loans in loan group 2 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-To-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	6	$1,461,738	2.13%	243,623	5.331	358	716	40.8
50.01 – 55.00	3	684,950	1.00	228,317	5.303	359	760	53.7
55.01 – 60.00	3	732,950	1.07	244,317	5.028	358	697	57.5
60.01 – 65.00	9	2,501,170	3.64	277,908	4.954	358	740	63.6
65.01 – 70.00	16	4,994,582	7.26	312,161	5.356	358	721	68.3
70.01 – 75.00	26	6,786,371	9.87	261,014	4.998	359	723	73.6
75.01 – 80.00	190	42,560,967	61.89	224,005	5.088	358	722	79.5
80.01 – 85.00	3	654,276	0.95	218,092	4.549	357	716	84.2
85.01 – 90.00	13	3,530,173	5.13	271,552	5.241	358	681	89.0
90.01 – 95.00	22	4,860,162	7.07	220,916	5.478	358	674	94.9

Total	291	$68,767,339	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 77.85%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3.375	1	$126,400	0.18%	126,400	3.375	358	707	77.6
3.875	10	2,978,352	4.33	297,835	3.875	358	720	74.7
4.000	8	2,077,050	3.02	259,631	4.000	358	734	81.2
4.125	4	1,413,200	2.06	353,300	4.125	359	729	77.1
4.250	3	789,685	1.15	263,228	4.250	358	763	80.0
4.375	6	2,348,704	3.42	391,451	4.375	359	726	79.1
4.500	8	1,750,677	2.55	218,835	4.500	358	747	78.2
4.625	7	1,768,288	2.57	252,613	4.625	358	732	76.4
4.750	19	4,764,488	6.93	250,763	4.750	359	723	78.0
4.875	22	5,086,291	7.40	231,195	4.875	358	723	76.7
5.000	21	5,592,683	8.13	266,318	5.000	359	719	72.0
5.125	17	3,952,497	5.75	232,500	5.125	358	716	79.1
5.250	29	7,731,008	11.24	266,586	5.250	358	712	79.5
5.375	17	4,253,504	6.19	250,206	5.375	358	733	80.6
5.500	32	6,151,759	8.95	192,242	5.500	358	717	78.6
5.625	20	4,656,895	6.77	232,845	5.625	358	693	76.4
5.750	23	5,019,300	7.30	218,230	5.750	358	709	77.9
5.875	32	6,561,807	9.54	205,056	5.875	358	704	79.0
6.000	11	1,632,750	2.37	148,432	6.000	358	697	80.2
6.125	1	112,000	0.16	112,000	6.125	358	712	80.0

Total	291	$68,767,339	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 5.131% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	217	$52,078,873	75.73%	239,995	5.123	358	718	77.4
Low-Rise Condominium	40	7,355,400	10.70	183,885	5.009	358	712	80.6
Planned Unit Development	31	7,848,765	11.41	253,186	5.209	358	716	77.7
High-Rise Condominium	2	969,950	1.41	484,975	5.707	358	673	84.5
2-4 Family Residence	1	514,350	0.75	514,350	5.375	358	790	72.0

Total	291	$68,767,339	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	176	$43,721,003	63.58%	248,415	5.059	358	725	79.9
Refinance (rate/term)	95	18,245,270	26.53	192,055	5.288	358	702	77.2
Refinance (cash-out)	20	6,801,066	9.89	340,053	5.168	358	706	66.6

Total	291	$68,767,339.00	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Owner Occupied	268	$62,653,700	91.11%	233,782	5.121	358	717	78.2
Secondary Residence	16	4,332,348	6.30	270,772	5.324	358	707	74.9
Investment Property	7	1,781,291	2.59	254,470	4.995	358	735	72.1

Total	291	$68,767,339	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms To Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	83	$24,412,366	35.50%	294,125	4.957	359	725	76.2
358	199	42,542,717	61.86	213,782	5.230	358	714	78.7
357	3	776,213	1.13	258,738	5.436	357	681	76.5
356	6	1,036,043	1.51	172,674	4.935	356	686	81.4

Total	291	$68,767,339	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 was approximately 358 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	182	$39,427,693	57.33%	216,636	5.200	358	711	79.0
Reduced	73	17,840,757	25.94	244,394	5.238	358	716	77.5
Streamlined	35	11,048,889	16.07	315,683	4.702	359	741	74.7
No Income/No Asset	1	450,000	0.65	450,000	5.250	358	686	64.3

Total	291	$68,767,339	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
601 – 620	1	$230,650	0.34%	230,650	4.750	358	620	87.7
621 – 640	14	2,725,150	3.96	194,654	5.426	358	631	86.6
641 – 660	13	3,316,212	4.82	255,093	5.147	358	647	82.5
661 – 680	41	11,314,935	16.45	275,974	5.331	358	670	78.9
681 – 700	29	6,303,425	9.17	217,359	5.174	358	692	75.7
701 – 720	52	11,654,203	16.95	224,119	5.141	358	710	77.1
721 – 740	44	10,160,287	14.77	230,916	4.970	358	730	79.1
741 – 760	49	10,653,942	15.49	217,427	5.241	358	751	77.0
761 – 780	31	7,331,947	10.66	236,514	4.840	358	771	77.8
781 – 800	15	4,418,753	6.43	294,584	5.075	358	789	71.8
801 – 820	2	657,834	0.96	328,917	4.212	359	809	66.8

Total	291	$68,767,339	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 2 was approximately 717.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	289	$68,541,493	99.67%	237,168	5.133	358	717	77.8
36	2	225,846	0.33	112,923	4.256	359	723	80.0

Total	291	$68,767,339	100.00%

Months To Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
32	6	$1,036,043	1.51%	172,674	4.935	356	686	81.4
33	3	776,213	1.13	258,738	5.436	357	681	76.5
34	199	42,542,717	61.86	213,782	5.230	358	714	78.7
35	83	24,412,366	35.50	294,125	4.957	359	725	76.2

Total	291	$68,767,339	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	265	$60,787,859	88.40%	229,388	5.143	358	718	77.7
2.750	2	727,995	1.06	363,997	5.008	358	717	66.9
2.875	24	7,251,484	10.54	302,145	5.037	358	714	80.0

Total	291	$68,767,339	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.321%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
8.380	1	$126,400	0.18%	126,400	3.375	358	707	77.6
8.880	7	2,046,652	2.98	292,379	3.875	358	700	76.8
9.000	8	2,077,050	3.02	259,631	4.000	358	734	81.2
9.130	1	269,600	0.39	269,600	4.125	358	737	80.0
9.250	2	470,485	0.68	235,243	4.250	358	751	80.0
9.380	1	138,950	0.20	138,950	4.375	358	661	65.5
9.500	4	619,320	0.90	154,830	4.500	358	750	78.4
9.630	3	640,837	0.93	213,612	4.625	357	670	73.4
9.750	10	1,930,300	2.81	193,030	4.750	358	711	77.0
9.875	3	931,700	1.35	310,567	3.875	359	764	70.1
9.880	11	1,855,660	2.70	168,696	4.875	358	704	80.4
10.000	9	1,547,756	2.25	171,973	5.000	358	734	80.5
10.125	3	1,143,600	1.66	381,200	4.125	359	727	76.4
10.130	8	1,320,700	1.92	165,088	5.125	358	719	82.8
10.250	17	3,548,600	5.16	208,741	5.160	358	723	80.0
10.375	5	2,209,754	3.21	441,951	4.375	359	730	80.0
10.380	14	3,669,750	5.34	262,125	5.375	358	729	80.7
10.500	32	6,796,716	9.88	212,397	5.334	358	720	78.6
10.625	4	1,127,452	1.64	281,863	4.625	359	767	78.2
10.630	19	4,487,020	6.52	236,159	5.625	358	694	75.9
10.750	31	7,664,488	11.15	247,242	5.380	358	718	78.2
10.875	11	3,230,631	4.70	293,694	4.875	359	734	74.5
10.880	31	5,921,807	8.61	191,026	5.875	358	698	79.4
11.000	22	5,616,077	8.17	255,276	5.280	359	708	72.0
11.125	9	2,631,797	3.83	292,422	5.125	359	714	77.2
11.130	1	112,000	0.16	112,000	6.125	358	712	80.0
11.250	13	4,501,608	6.55	346,278	5.250	359	708	79.1
11.375	3	583,754	0.85	194,585	5.375	359	757	80.0
11.500	4	486,400	0.71	121,600	5.500	359	733	77.9
11.600	1	61,600	0.09	61,600	6.000	359	702	80.0
11.625	1	169,875	0.25	169,875	5.625	358	672	90.0
11.750	1	189,000	0.27	189,000	5.750	359	700	77.1
11.875	1	640,000	0.93	640,000	5.875	359	751	75.3

Total	291	$68,767,339	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
June 1, 2007	6	$1,036,043	1.51%	172,674	4.935	356	686	81.4
July 1, 2007	3	776,213	1.13	258,738	5.436	357	681	76.5
August 1, 2007	199	42,542,717	61.86	213,782	5.230	358	714	78.7
September 1, 2007	83	24,412,366	35.50	294,125	4.957	359	725	76.2

Total	291	$68,767,339	100.00%

Initial Term to First Adjustment Date

Initial Term to First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Three Years	291	$68,767,339	100.00%	236,314	5.131	358	717	77.9

Total	291	$68,767,339	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	265	$60,787,859	88.40%	229,388	5.143	358	718	77.7
2.750	2	727,995	1.06	363,997	5.008	358	717	66.9
2.875	24	7,251,484	10.54	302,145	5.037	358	714	80.0

Total	291	$68,767,339	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.000	82	$25,536,243	37.13%	311,418	4.871	359	728	76.4
3.000	206	42,530,495	61.85	206,459	5.281	358	711	78.9
6.000	3	700,600	1.02	233,533	5.451	358	691	69.1

Total	291	$68,767,339	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.000	206	$42,530,495	61.85%	206,459	5.281	358	711	78.9
2.000	85	26,236,843	38.15	308,669	4.886	359	727	76.2

Total	291	$68,767,339	100.00%

LOAN GROUP 3

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
5/1 One-Year CMT	6	$1,141,670	1.58%	190,278	5.457	357	748	78.4
5/1 One-Year CMT—Interest Only	32	6,933,893	9.60	216,684	5.678	358	702	77.7
5/25 Six-Month LIBOR	38	6,678,533	9.25	175,751	5.418	357	738	75.4
5/25 Six-Month LIBOR—Interest Only	191	38,209,862	52.90	200,052	5.561	357	729	75.6
5/1 One-Year LIBOR	21	3,883,604	5.38	184,934	5.493	358	722	76.2
5/1 One-Year LIBOR—Interest Only	75	15,380,435	21.29	205,072	5.356	358	730	77.3

Total	363	$72,227,999	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	1	$35,672	0.05%	35,672	5.375	352	727	80.0
50,000.01 – 100,000.00	13	1,148,201	1.59	88,323	5.511	357	726	69.2
100,000.01 – 150,000.00	86	10,503,605	14.54	122,135	5.540	358	731	77.8
150,000.01 – 200,000.00	91	15,958,334	22.09	175,366	5.564	358	722	77.8
200,000.01 – 250,000.00	80	18,018,757	24.95	225,234	5.492	358	727	75.6
250,000.01 – 300,000.00	62	17,048,088	23.60	274,969	5.479	357	727	74.6
300,000.01 – 350,000.00	30	9,515,342	13.17	317,178	5.478	358	734	76.8

Total	363	$72,227,999	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3 was approximately $198,975.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	1	$35,672	0.05%	35,672	5.375	352	727	80.0
50,000.01 – 100,000.00	13	1,148,201	1.59	88,323	5.511	357	726	69.2
100,000.01 – 150,000.00	86	10,503,605	14.54	122,135	5.540	358	731	77.8
150,000.01 – 200,000.00	91	15,958,334	22.09	175,366	5.564	358	722	77.8
200,000.01 – 250,000.00	80	18,018,757	24.95	225,234	5.492	358	727	75.6
250,000.01 – 300,000.00	62	17,048,088	23.60	274,969	5.479	357	727	74.6
300,000.01 – 350,000.00	30	9,515,342	13.17	317,178	5.478	358	734	76.8

Total	363	$72,227,999	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Alaska	1	$123,400	0.17%	123,400	5.875	359	718	73.9
Arkansas	1	308,000	0.43	308,000	4.750	358	788	80.0
Arizona	10	1,977,344	2.74	197,734	5.469	357	702	77.8
California	72	17,107,392	23.69	237,603	5.520	357	744	72.6
Colorado	7	1,385,609	1.92	197,944	5.525	358	698	76.9
Connecticut	3	612,223	0.85	204,074	5.203	356	746	77.2
Delaware	2	559,000	0.77	279,500	5.728	358	724	74.5
Florida	21	3,757,547	5.20	178,931	5.441	358	745	74.2
Georgia	14	2,222,389	3.08	158,742	5.508	357	744	79.4
Hawaii	1	144,000	0.20	144,000	4.750	356	757	80.0
Iowa	1	231,200	0.32	231,200	6.250	358	725	80.0
Illinois	13	2,611,869	3.62	200,913	5.669	357	724	77.2
Indiana	5	626,691	0.87	125,338	5.644	358	759	78.7
Kansas	2	295,000	0.41	147,500	5.625	357	776	77.7
Kentucky	3	512,527	0.71	170,842	5.190	358	731	80.0
Massachusetts	9	2,174,331	3.01	241,592	5.582	357	707	70.5
Maryland	17	3,217,787	4.46	189,282	5.700	358	714	76.9
Michigan	45	7,846,535	10.86	174,367	5.633	358	723	79.8
Minnesota	4	789,801	1.09	197,450	5.258	357	707	79.2
Missouri	1	128,000	0.18	128,000	5.125	356	725	78.0
Mississippi	1	111,600	0.15	111,600	4.125	358	690	87.9
North Carolina	10	1,667,948	2.31	166,795	5.376	358	718	76.9
New Jersey	7	1,284,750	1.78	183,536	5.404	358	716	79.1
New Mexico	2	290,179	0.40	145,090	5.095	359	740	80.0
Nevada	16	2,799,972	3.88	174,998	5.562	356	710	78.4
New York	2	429,600	0.59	214,800	5.699	358	696	65.7
Ohio	6	1,097,115	1.52	182,853	5.389	358	735	79.5
Oklahoma	1	135,350	0.19	135,350	5.875	358	761	80.0
Oregon	2	473,445	0.66	236,722	5.613	358	704	79.7
Pennsylvania	4	947,310	1.31	236,828	4.708	358	715	81.2
South Carolina	2	427,200	0.59	213,600	5.129	357	737	80.0
South Dakota	1	99,900	0.14	99,900	6.125	357	736	80.0
Tennessee	10	1,696,396	2.35	169,640	5.385	358	739	78.9
Texas	9	1,334,696	1.85	148,300	5.251	358	723	79.2
Utah	1	190,400	0.26	190,400	5.625	358	679	80.0
Virginia	41	9,385,072	12.99	228,904	5.566	358	716	75.6
Washington	11	2,333,722	3.23	212,157	5.287	358	732	78.4
Wisconsin	4	653,500	0.90	163,375	5.747	358	733	77.0
West Virginia	1	239,200	0.33	239,200	6.250	358	656	80.0

Total	363	$72,227,999	100.00%

(1)	No more than approximately 0.82% of the Mortgage Loans in loan group 3 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-To-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	9	$1,485,131	2.06%	165,015	5.522	357	759	41.1
50.01 – 55.00	9	1,725,682	2.39	191,742	5.352	357	762	53.4
55.01 – 60.00	11	2,556,278	3.54	232,389	5.300	357	741	58.0
60.01 – 65.00	14	3,460,572	4.79	247,184	5.634	358	708	63.2
65.01 – 70.00	15	2,650,869	3.67	176,725	5.664	358	730	68.3
70.01 – 75.00	27	5,565,411	7.71	206,126	5.576	358	723	73.5
75.01 – 80.00	262	52,009,718	72.01	198,510	5.508	358	729	79.8
80.01 – 85.00	5	833,146	1.15	166,629	5.649	357	694	83.6
85.01 – 90.00	5	782,292	1.08	156,458	5.282	358	689	89.6
90.01 – 95.00	5	989,150	1.37	197,830	5.186	357	658	92.7
95.01 – 100.00	1	169,750	0.24	169,750	6.125	359	668	97.0

Total	363	$72,227,999	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 76.24%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3.875	1	$315,000	0.44%	315,000	3.875	359	787	74.8
4.125	3	510,600	0.71	170,200	4.125	357	712	82.9
4.375	2	364,000	0.50	182,000	4.375	359	755	64.4
4.500	2	207,200	0.29	103,600	4.500	358	737	80.0
4.625	3	606,050	0.84	202,017	4.625	358	763	75.0
4.750	9	1,903,896	2.64	211,544	4.750	358	733	77.4
4.875	16	3,593,763	4.98	224,610	4.875	357	739	76.2
5.000	22	4,183,955	5.79	190,180	5.000	357	735	76.6
5.125	18	4,029,330	5.58	223,852	5.125	357	732	76.3
5.250	25	4,877,483	6.75	195,099	5.250	357	739	73.7
5.375	26	5,200,559	7.20	200,022	5.375	358	723	80.0
5.500	51	10,565,701	14.63	207,171	5.500	357	731	77.1
5.625	49	9,524,795	13.19	194,384	5.625	358	733	74.2
5.750	42	8,563,600	11.86	203,895	5.750	358	718	74.9
5.875	48	9,191,397	12.73	191,487	5.875	358	722	76.6
6.000	18	3,487,952	4.83	193,775	6.000	358	709	76.0
6.125	10	1,908,078	2.64	190,808	6.125	358	726	74.2
6.250	15	2,473,322	3.42	164,888	6.250	358	707	80.3
6.375	2	397,868	0.55	198,934	6.375	358	695	82.4
6.500	1	323,450	0.45	323,450	6.500	358	721	80.0

Total	363	$72,227,999	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 was approximately 5.510% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	253	$50,180,170	69.47%	198,341	5.522	358	724	76.2
Low-Rise Condominium	60	11,701,400	16.20	195,023	5.527	358	737	76.8
Planned Unit Development	45	9,495,429	13.15	211,010	5.420	357	732	76.0
2-4 Family Residence	4	639,000	0.88	159,750	5.536	357	747	68.0
High-Rise Condominium	1	212,000	0.29	212,000	5.750	358	773	80.0

Total	363	$72,227,999	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	239	$47,318,504	65.51%	197,985	5.523	358	735	79.2
Refinance (cash-out)	59	13,090,291	18.12	221,869	5.480	357	718	68.0
Refinance (rate/term)	65	11,819,204	16.36	181,834	5.492	357	710	73.4

Total	363	$72,227,999	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Owner Occupied	324	$65,035,856	90.04%	200,728	5.503	358	726	76.6
Investment Property	27	4,712,325	6.52	174,531	5.644	357	735	70.3
Secondary Residence	12	2,479,818	3.43	206,651	5.442	357	749	78.8

Total	363	$72,227,999	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms To Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	77	$15,575,246	21.56%	202,276	5.428	359	725	77.1
358	130	24,658,775	34.14	189,683	5.643	358	723	77.1
357	77	16,037,654	22.20	208,281	5.589	357	727	75.4
356	65	13,367,531	18.51	205,654	5.333	356	740	74.7
355	12	2,377,122	3.29	198,093	5.185	355	728	75.1
354	1	176,000	0.24	176,000	4.875	354	701	78.2
352	1	35,672	0.05	35,672	5.375	352	727	80.0

Total	363	$72,227,999	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3 was approximately 358 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	155	$29,151,156	40.36%	188,072	5.608	358	719	78.0
Streamlined	129	27,355,944	37.87	212,062	5.405	357	736	75.3
Reduced	72	14,581,831	20.19	202,525	5.524	357	727	74.6
Preferred	6	1,011,068	1.40	168,511	5.259	357	728	72.0
No Ratio	1	128,000	0.18	128,000	6.000	358	758	80.0

Total	363	$72,227,999	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 – 640	6	$1,401,514	1.94%	233,586	5.434	357	633	81.5
641 – 660	14	2,916,469	4.04	208,319	5.863	358	654	76.6
661 – 680	31	6,353,218	8.80	204,943	5.671	358	671	75.3
681 – 700	38	7,910,787	10.95	208,179	5.607	358	691	76.9
701 – 720	64	11,880,389	16.45	185,631	5.431	357	711	77.8
721 – 740	66	12,579,316	17.42	190,596	5.583	357	731	78.0
741 – 760	60	11,821,613	16.37	197,027	5.393	357	750	77.7
761 – 780	51	10,393,964	14.39	203,803	5.461	358	769	72.5
781 – 800	30	6,467,471	8.95	215,582	5.387	358	790	72.8
801 – 820	3	503,258	0.70	167,753	5.525	356	808	67.9

Total	363	$72,227,999	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 3 was approximately 727.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	353	$69,908,598	96.79%	198,041	5.512	358	727	76.2
36	10	2,319,401	3.21	231,940	5.444	358	749	78.7

Total	363	$72,227,999	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
52	1	$35,672	0.05%	35,672	5.375	352	727	80.0
54	1	176,000	0.24	176,000	4.875	354	701	78.2
55	12	2,377,122	3.29	198,093	5.185	355	728	75.1
56	65	13,367,531	18.51	205,654	5.333	356	740	74.7
57	77	16,037,654	22.20	208,281	5.589	357	727	75.4
58	130	24,658,775	34.14	189,683	5.643	358	723	77.1
59	77	15,575,246	21.56	202,276	5.428	359	725	77.1

Total	363	$72,227,999	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	321	$63,257,601	87.58%	197,064	5.493	358	730	76.0
2.750	4	566,684	0.78	141,671	5.325	356	736	73.5
2.875	35	7,732,888	10.71	220,940	5.667	358	707	77.9
3.250	3	670,826	0.93	223,609	5.472	356	695	78.2

Total	363	$72,227,999	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.330%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
8.875	1	$315,000	0.44%	315,000	3.875	359	787	74.8
9.125	2	302,600	0.42	151,300	4.125	359	698	84.8
9.130	1	208,000	0.29	208,000	4.125	355	731	80.0
9.375	2	364,000	0.50	182,000	4.375	359	755	64.4
9.500	2	207,200	0.29	103,600	4.500	358	737	80.0
9.625	1	134,350	0.19	134,350	4.625	358	742	80.0
9.630	1	221,700	0.31	221,700	4.625	358	741	79.9
9.750	7	1,546,700	2.14	220,957	4.750	358	739	79.0
9.875	5	1,033,399	1.43	206,680	4.875	356	751	73.7
9.880	3	846,450	1.17	282,150	4.875	357	737	83.3
10.000	8	1,397,285	1.93	174,661	5.000	357	738	76.9
10.125	6	1,080,079	1.50	180,013	5.125	356	722	77.9
10.250	10	1,884,459	2.61	188,446	5.250	358	731	78.8
10.375	12	2,442,241	3.38	203,520	5.375	359	718	79.6
10.380	8	1,488,200	2.06	186,025	5.375	358	712	81.4
10.500	26	5,710,020	7.91	219,616	5.500	358	728	77.4
10.625	18	3,722,214	5.15	206,790	5.558	358	739	77.1
10.630	10	1,657,400	2.29	165,740	5.625	358	708	75.6
10.750	21	4,033,372	5.58	192,065	5.661	358	712	74.5
10.875	15	3,448,185	4.77	229,879	5.378	357	729	76.2
10.880	25	3,960,130	5.48	158,405	5.875	358	718	77.6
11.000	26	5,105,654	7.07	196,371	5.454	357	724	75.7
11.125	16	3,550,500	4.92	221,906	5.294	357	736	76.6
11.130	5	1,161,400	1.61	232,280	6.125	358	722	70.0
11.250	25	4,601,466	6.37	184,059	5.600	357	736	73.9
11.375	7	1,459,986	2.02	208,569	5.505	357	735	79.9
11.380	1	208,000	0.29	208,000	6.375	358	729	80.0
11.500	26	5,179,130	7.17	199,197	5.562	357	733	77.0
11.625	22	4,395,181	6.09	199,781	5.625	357	741	70.8
11.750	23	4,887,424	6.77	212,497	5.750	357	721	74.9
11.875	16	3,496,996	4.84	218,562	5.875	357	723	74.6
12.000	6	1,168,968	1.62	194,828	6.000	357	703	78.6
12.125	1	145,428	0.20	145,428	6.125	357	723	79.8
12.250	5	864,880	1.20	172,976	6.250	357	684	80.3

Total	363	$72,227,999	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
February 1, 2009	1	$35,672	0.05%	35,672	5.375	352	727	80.0
April 1, 2009	1	176,000	0.24	176,000	4.875	354	701	78.2
May 1, 2009	12	2,377,122	3.29	198,093	5.185	355	728	75.1
June 1, 2009	65	13,367,531	18.51	205,654	5.333	356	740	74.7
July 1, 2009	77	16,037,654	22.20	208,281	5.589	357	727	75.4
August 1, 2009	130	24,658,775	34.14	189,683	5.643	358	723	77.1
September 1, 2009	77	15,575,246	21.56	202,276	5.428	359	725	77.1

Total	363	$72,227,999	100.00%

Initial Term To First Adjustment Date

Initial Term To First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Five Years	363	$72,227,999	100.00%	198,975	5.510	358	727	76.2

Total	363	$72,227,999	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	321	$63,257,601	87.58%	197,064	5.493	358	730	76.0
2.750	4	566,684	0.78	141,671	5.325	356	736	73.5
2.875	35	7,732,888	10.71	220,940	5.667	358	707	77.9
3.250	3	670,826	0.93	223,609	5.472	356	695	78.2

Total	363	$72,227,999	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.000	34	$7,213,906	9.99%	212,174	5.637	357	712	77.5
5.000	207	40,093,269	55.51	193,687	5.532	358	725	77.5
6.000	122	24,920,824	34.50	204,269	5.438	357	737	73.9

Total	363	$72,227,999	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.000	107	$19,967,572	27.65%	186,613	5.667	358	723	77.7
2.000	256	52,260,427	72.35	204,142	5.450	357	729	75.7

Total	363	$72,227,999	100.00%

LOAN GROUP 4

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
5/1 One-Year CMT	27	$12,208,608	8.55%	452,171	5.005	358	755	69.6
5/1 One-Year CMT—Interest Only	10	4,214,700	2.95	421,470	5.562	358	713	81.3
5/25 Six-Month LIBOR	6	3,423,316	2.40	570,553	5.315	357	754	73.9
5/25 Six-Month LIBOR—Interest Only	58	26,657,957	18.67	459,620	5.412	357	729	76.5
5/1 One-Year LIBOR	34	16,564,522	11.60	487,192	5.442	357	737	74.5
5/1 One-Year LIBOR—Interest only	158	79,751,951	55.84	504,759	5.577	358	732	74.9

Total	293	$142,821,053	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
300,000.01 – 350,000.00	33	$11,304,474	7.92%	342,560	5.748	357	729	79.8
350,000.01 – 400,000.00	76	28,940,880	20.26	380,801	5.597	358	727	77.2
400,000.01 – 450,000.00	46	19,704,545	13.80	428,360	5.626	358	720	76.7
450,000.01 – 500,000.00	48	22,743,888	15.92	473,831	5.408	358	746	75.7
500,000.01 – 550,000.00	21	10,951,456	7.67	521,498	5.353	357	728	76.6
550,000.01 – 600,000.00	18	10,318,041	7.22	573,225	5.575	357	744	72.7
600,000.01 – 650,000.00	21	13,044,402	9.13	621,162	5.222	357	747	75.0
650,000.01 – 700,000.00	4	2,706,578	1.90	676,644	5.251	358	705	80.0
700,000.01 – 750,000.00	7	5,095,560	3.57	727,937	5.534	357	740	74.7
750,000.01 – 1,000,000.00	17	15,814,230	11.07	930,249	5.294	358	737	65.4
1,000,000.01 – 1,500,000.00	2	2,197,000	1.54	1,098,500	4.875	357	751	57.6

Total	293	$142,821,053	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 was approximately $487,444.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
300,000.01 – 350,000.00	31	$10,611,984	7.43%	342,322	5.760	358	726	80.1
350,000.01 – 400,000.00	77	29,234,420	20.47	379,668	5.601	358	728	77.1
400,000.01 – 450,000.00	45	19,204,653	13.45	426,770	5.641	358	718	76.6
450,000.01 – 500,000.00	50	23,642,728	16.55	472,855	5.397	358	746	75.8
500,000.01 – 550,000.00	21	10,951,456	7.67	521,498	5.353	357	728	76.6
550,000.01 – 600,000.00	18	10,318,041	7.22	573,225	5.575	357	744	72.7
600,000.01 – 650,000.00	21	13,044,402	9.13	621,162	5.222	357	747	75.0
650,000.01 – 700,000.00	4	2,706,578	1.90	676,644	5.251	358	705	80.0
700,000.01 – 750,000.00	7	5,095,560	3.57	727,937	5.534	357	740	74.7
750,000.01 – 800,000.00	1	791,200	0.55	791,200	5.000	359	749	80.0
800,000.01 – 850,000.00	3	2,477,200	1.73	825,733	4.960	357	783	64.8
850,000.01 – 900,000.00	3	2,660,000	1.86	886,667	5.581	357	748	77.2
950,000.01 – 1,000,000.00	10	9,885,830	6.92	988,583	5.324	358	722	61.2
1,050,000.01 – 1,100,000.00	2	2,197,000	1.54	1,098,500	4.875	357	751	57.6

Total	293	$142,821,053	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Arizona	6	$3,375,942	2.36%	562,657	5.790	357	710	75.0
California	191	95,238,902	66.68	498,633	5.469	357	737	74.0
Colorado	4	1,577,627	1.10	394,407	5.515	358	694	77.9
Connecticut	2	1,201,249	0.84	600,624	4.624	357	781	67.3
District of Columbia	2	854,900	0.60	427,450	5.223	356	774	79.8
Florida	7	3,817,579	2.67	545,368	5.442	357	736	73.2
Georgia	5	2,209,312	1.55	441,862	5.822	357	735	82.7
Hawaii	1	880,000	0.62	880,000	5.750	358	740	80.0
Illinois	5	1,957,914	1.37	391,583	5.119	357	708	79.5
Massachusetts	2	875,100	0.61	437,550	5.352	357	758	74.1
Maryland	9	3,424,340	2.40	380,482	5.577	358	723	80.1
Michigan	4	1,680,193	1.18	420,048	4.894	359	730	70.9
New Jersey	8	3,517,092	2.46	439,637	5.896	358	723	67.9
Nevada	11	5,670,462	3.97	515,497	5.577	357	738	75.2
New York	3	1,272,195	0.89	424,065	5.462	359	731	80.0
Ohio	1	596,000	0.42	596,000	5.500	359	746	80.0
Pennsylvania	2	836,000	0.59	418,000	4.818	358	707	80.0
South Carolina	1	417,889	0.29	417,889	6.125	358	665	80.0
Texas	1	382,000	0.27	382,000	6.000	357	734	80.0
Utah	2	911,891	0.64	455,945	5.573	358	659	80.0
Virginia	22	9,587,837	6.71	435,811	5.480	358	730	80.5
Washington	4	2,536,631	1.78	634,158	5.106	358	724	71.6

Total	293	$142,821,053	100.00%

(1)	No more than approximately 1.49% of the Mortgage Loans in loan group 4 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	14	$9,429,639	6.60%	673,546	5.345	357	749	43.2
50.01 – 55.00	5	2,394,235	1.68	478,847	5.203	357	746	53.3
55.01 – 60.00	4	2,653,869	1.86	663,467	5.046	358	765	59.1
60.01 – 65.00	5	3,000,134	2.10	600,027	5.070	358	717	62.9
65.01 – 70.00	25	12,635,180	8.85	505,407	5.342	357	719	68.8
70.01 – 75.00	28	15,388,437	10.77	549,587	5.432	357	740	73.6
75.01 – 80.00	202	93,521,977	65.48	462,980	5.531	358	734	79.8
80.01 – 85.00	1	391,000	0.27	391,000	6.250	358	700	85.0
85.01 – 90.00	5	1,864,182	1.31	372,836	6.080	357	742	90.0
90.01 – 95.00	4	1,542,400	1.08	385,600	5.390	358	678	94.7

Total	293	$142,821,053	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 was approximately 74.87%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3.875	1	$540,170	0.38%	540,170	3.875	358	787	80.0
4.000	1	601,381	0.42	601,381	4.000	357	791	80.0
4.500	2	855,000	0.60	427,500	4.500	359	741	68.2
4.625	2	809,421	0.57	404,710	4.625	359	733	67.3
4.750	8	6,271,679	4.39	783,960	4.750	358	754	62.7
4.875	23	11,958,975	8.37	519,955	4.875	357	740	69.5
5.000	24	12,595,471	8.82	524,811	5.000	357	741	76.6
5.125	21	10,883,139	7.62	518,245	5.125	357	747	72.3
5.250	25	12,416,421	8.69	496,657	5.250	357	739	74.8
5.375	24	11,045,874	7.73	460,245	5.375	357	745	77.5
5.500	34	16,856,700	11.80	495,785	5.500	358	725	75.2
5.625	21	9,483,329	6.64	451,587	5.625	358	732	78.8
5.750	17	8,412,944	5.89	494,879	5.750	358	730	77.3
5.875	37	16,074,948	11.26	434,458	5.875	358	722	77.7
6.000	21	9,492,046	6.65	452,002	6.000	358	732	74.3
6.125	5	2,851,754	2.00	570,351	6.125	358	710	67.6
6.250	9	4,377,107	3.06	486,345	6.250	358	703	79.1
6.375	10	4,323,015	3.03	432,302	6.375	358	727	75.7
6.625	1	356,197	0.25	356,197	6.625	358	770	80.0
6.750	5	1,922,312	1.35	384,462	6.750	358	703	79.9
7.000	1	356,490	0.25	356,490	7.000	358	703	90.0
7.125	1	336,680	0.24	336,680	7.125	358	730	80.0

Total	293	$142,821,053	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 was approximately 5.475% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	204	$101,541,799	71.10%	497,754	5.435	358	736	74.5
Planned Unit Development	64	30,185,388	21.14	471,647	5.580	357	723	76.0
Low-Rise Condominium	20	8,456,633	5.92	422,832	5.412	358	738	76.1
2-4 Family Residence	2	1,403,952	0.98	701,976	5.843	358	755	68.8
High-Rise Condominium	3	1,233,280	0.86	411,093	6.216	358	731	76.1

Total	293	$142,821,053	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	223	$107,411,600	75.21%	481,666	5.520	358	734	77.2
Refinance (cash-out)	46	23,242,252	16.27	505,266	5.367	357	734	68.0
Refinance (rate/term)	24	12,167,200	8.52	506,967	5.284	357	728	67.3

Total	293	$142,821,053	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Primary Residence	287	$139,946,479	97.99%	487,618	5.474	358	733	74.9
Secondary Residence	4	1,924,127	1.35	481,032	5.443	356	753	82.5
Investment Property	2	950,446	0.67	475,223	5.607	358	745	61.2

Total	293	$142,821,053	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	45	$21,209,752	14.85%	471,328	5.277	359	742	75.5
358	116	54,933,428	38.46	473,564	5.742	358	717	76.0
357	94	48,790,593	34.16	519,049	5.345	357	743	73.2
356	31	14,284,899	10.00	460,803	5.227	356	748	75.0
355	5	2,574,567	1.80	514,913	5.331	355	739	76.5
351	1	449,997	0.32	449,997	5.000	351	785	79.8
350	1	577,817	0.40	577,817	5.375	350	776	70.0

Total	293	$142,821,053	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 was approximately 357 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Reduced	109	$52,677,491	36.88%	483,280	5.552	358	728	72.1
Full/Alternative	100	48,340,465	33.85	483,405	5.357	358	731	74.9
Preferred	51	26,839,497	18.79	526,265	5.557	357	745	78.6
Streamlined	28	12,785,829	8.95	456,637	5.272	358	747	76.6
No Income/No Asset	5	2,177,770	1.52	435,554	6.403	358	717	83.8

Total	293	$142,821,053	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 – 640	2	$840,708	0.59%	420,354	5.450	359	635	80.0
641 – 660	12	6,220,230	4.36	518,352	5.769	358	651	77.8
661 – 680	29	12,760,159	8.93	440,005	5.673	358	671	74.6
681 – 700	23	10,090,436	7.07	438,715	5.567	358	691	71.6
701 – 720	39	18,279,361	12.80	468,702	5.510	357	711	77.1
721 – 740	53	27,401,993	19.19	517,019	5.516	357	730	76.7
741 – 760	48	24,089,940	16.87	501,874	5.453	357	751	74.8
761 – 780	50	24,489,581	17.15	489,792	5.412	357	770	74.3
781 – 800	35	17,566,267	12.30	501,893	5.207	357	789	71.2
801 – 820	2	1,082,377	0.76	541,189	5.225	359	807	78.0

Total	293	$142,821,053	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 4 was approximately 734.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	292	$142,441,053	99.73%	487,812	5.477	357	734	74.9
36	1	380,000	0.27	380,000	4.750	357	697	80.0

Total	293	$142,821,053	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
50	1	$577,817	0.40%	577,817	5.375	350	776	70.0
51	1	449,997	0.32	449,997	5.000	351	785	79.8
55	5	2,574,567	1.80	514,913	5.331	355	739	76.5
56	31	14,284,899	10.00	460,803	5.227	356	748	75.0
57	94	48,790,593	34.16	519,049	5.345	357	743	73.2
58	116	54,933,428	38.46	473,564	5.742	358	717	76.0
59	45	21,209,752	14.85	471,328	5.277	359	742	75.5

Total	293	$142,821,053	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	255	$125,795,932	88.08%	493,317	5.520	357	733	75.1
2.750	26	12,072,414	8.45	464,324	4.995	358	751	69.5
2.875	12	4,952,707	3.47	412,726	5.504	358	723	81.1

Total	293	$142,821,053	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 4 was approximately 2.314%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
8.875	1	$540,170	0.38%	540,170	3.875	358	787	80.0
9.000	1	601,381	0.42	601,381	4.000	357	791	80.0
9.500	2	855,000	0.60	427,500	4.500	359	741	68.2
9.625	1	449,421	0.31	449,421	4.625	359	790	58.5
9.630	1	360,000	0.25	360,000	4.625	358	662	78.3
9.750	7	5,891,679	4.13	841,668	4.750	358	758	61.6
9.875	15	8,102,603	5.67	540,174	4.875	357	734	67.1
9.880	3	1,334,000	0.93	444,667	4.875	358	724	80.0
10.000	15	7,582,591	5.31	505,506	5.000	357	731	75.4
10.125	18	9,540,342	6.68	530,019	5.125	357	748	71.6
10.250	21	10,042,153	7.03	478,198	5.250	357	731	75.4
10.375	17	7,637,780	5.35	449,281	5.375	357	749	75.8
10.380	1	340,250	0.24	340,250	5.375	358	695	80.0
10.500	27	14,130,402	9.89	523,348	5.500	358	725	74.1
10.625	19	8,640,143	6.05	454,744	5.625	358	732	78.7
10.750	14	6,591,395	4.62	470,814	5.692	358	737	77.2
10.875	32	13,931,351	9.75	435,355	5.694	357	731	77.5
10.880	7	3,258,800	2.28	465,543	5.875	358	723	72.7
11.000	26	12,963,569	9.08	498,599	5.613	358	744	75.5
11.125	7	3,776,662	2.64	539,523	5.769	358	728	69.6
11.130	1	417,889	0.29	417,889	6.125	358	665	80.0
11.250	13	6,751,375	4.73	519,337	5.898	358	728	76.7
11.375	14	6,650,940	4.66	475,067	5.914	357	733	80.7
11.380	2	739,920	0.52	369,960	6.375	358	735	54.8
11.500	7	2,726,298	1.91	389,471	5.500	357	722	81.1
11.625	3	1,199,384	0.84	399,795	5.922	357	739	80.0
11.750	9	4,123,862	2.89	458,207	6.216	358	702	78.9
11.875	3	1,407,170	0.99	469,057	5.875	357	712	80.0
12.000	5	1,897,846	1.33	379,569	6.188	357	713	80.0
12.125	1	336,680	0.24	336,680	7.125	358	730	80.0

Total	293	$142,821,053	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
December 1, 2008	1	$577,817	0.40%	577,817	5.375	350	776	70.0
January 1, 2009	1	449,997	0.32	449,997	5.000	351	785	79.8
May 1, 2009	5	2,574,567	1.80	514,913	5.331	355	739	76.5
June 1, 2009	31	14,284,899	10.00	460,803	5.227	356	748	75.0
July 1, 2009	94	48,790,593	34.16	519,049	5.345	357	743	73.2
August 1, 2009	116	54,933,428	38.46	473,564	5.742	358	717	76.0
September 1, 2009	45	21,209,752	14.85	471,328	5.277	359	742	75.5

Total	293	$142,821,053	100.00%

Initial Term to First Adjustment Date

Initial Term to First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Five Years	293	$142,821,053	100.00%	487,444	5.475	357	734	74.9

Total	293	$142,821,053	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	255	$125,795,932	88.08%	493,317	5.520	357	733	75.1
2.750	26	12,072,414	8.45	464,324	4.995	358	751	69.5
2.875	12	4,952,707	3.47	412,726	5.504	358	723	81.1

Total	293	$142,821,053	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.000	11	$4,640,007	3.25%	421,819	5.388	357	722	80.9
5.000	244	118,877,331	83.24	487,202	5.505	358	733	74.3
6.000	38	19,303,714	13.52	507,992	5.308	357	743	77.1

Total	293	$142,821,053	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.000	26	$10,777,559	7.55%	414,521	5.567	358	713	74.7
2.000	267	132,043,494	92.45	494,545	5.467	357	735	74.9

Total	293	$142,821,053	100.00%

LOAN GROUP 5

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
7/1 CMT One-Year	10	$4,123,555	10.90%	412,356	5.422	358	748	62.3
7/1 CMT One-Year – Interest Only	4	1,331,600	3.52	332,900	6.026	357	743	73.1
7/23 Six-Month LIBOR	4	1,364,164	3.60	341,041	5.542	358	778	73.0
7/23 Six-Month LIBOR – Interest Only	17	5,930,412	15.67	348,848	5.631	358	725	77.2
7/1 One-Year LIBOR	26	11,140,929	29.44	428,497	5.303	357	731	74.4
7/1 One-Year LIBOR – Interest Only	36	13,951,782	36.87	387,549	5.511	357	735	68.9

Total	97	$37,842,442	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
100,000.01 – 150,000.00	5	$634,970	1.68%	126,994	5.314	357	719	60.1
150,000.01 – 200,000.00	7	1,221,381	3.23	174,483	5.595	358	727	79.1
200,000.01 – 250,000.00	13	2,952,651	7.80	227,127	5.469	357	749	75.2
250,000.01 – 300,000.00	13	3,616,936	9.56	278,226	5.660	357	732	71.3
300,000.01 – 350,000.00	5	1,674,556	4.43	334,911	4.926	358	690	67.7
350,000.01 – 400,000.00	10	3,835,049	10.13	383,505	5.725	357	716	70.0
400,000.01 – 450,000.00	10	4,291,792	11.34	429,179	5.375	357	748	70.2
450,000.01 – 500,000.00	14	6,660,568	17.60	475,755	5.517	358	735	69.1
500,000.01 – 550,000.00	5	2,601,507	6.87	520,301	5.182	357	745	76.6
550,000.01 – 600,000.00	2	1,169,600	3.09	584,800	5.626	356	758	80.0
600,000.01 – 650,000.00	9	5,697,171	15.05	633,019	5.417	358	743	68.8
750,000.01 – 1,000,000.00	4	3,486,261	9.21	871,565	5.602	356	733	74.6

Total	97	$37,842,442	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 5 was approximately $390,128.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
100,000.01 – 150,000.00	5	$634,970	1.68%	126,994	5.314	357	719	60.1
150,000.01 – 200,000.00	7	1,221,381	3.23	174,483	5.595	358	727	79.1
200,000.01 – 250,000.00	13	2,952,651	7.80	227,127	5.469	357	749	75.2
250,000.01 – 300,000.00	13	3,616,936	9.56	278,226	5.660	357	732	71.3
300,000.01 – 350,000.00	5	1,674,556	4.43	334,911	4.926	358	690	67.7
350,000.01 – 400,000.00	10	3,835,049	10.13	383,505	5.725	357	716	70.0
400,000.01 – 450,000.00	10	4,291,792	11.34	429,179	5.375	357	748	70.2
450,000.01 – 500,000.00	14	6,660,568	17.60	475,755	5.517	358	735	69.1
500,000.01 – 550,000.00	5	2,601,507	6.87	520,301	5.182	357	745	76.6
550,000.01 – 600,000.00	2	1,169,600	3.09	584,800	5.626	356	758	80.0
600,000.01 – 650,000.00	9	5,697,171	15.05	633,019	5.417	358	743	68.8
750,000.01 – 800,000.00	1	775,961	2.05	775,961	4.625	356	789	80.0
850,000.01 – 900,000.00	2	1,769,300	4.68	884,650	5.685	356	713	69.4
900,000.01 – 950,000.00	1	941,000	2.49	941,000	6.250	356	723	79.8

Total	97	$37,842,442	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Arizona	1	$252,877	0.67%	252,877	5.625	356	747	80.0
California	24	11,311,084	29.89	471,295	5.452	358	736	68.9
Connecticut	2	1,104,513	2.92	552,256	5.780	359	734	51.6
District of Columbia	5	2,011,506	5.32	402,301	5.578	356	743	74.7
Florida	1	240,000	0.63	240,000	5.000	359	786	55.2
Georgia	8	2,279,375	6.02	284,922	5.398	358	743	77.9
Illinois	1	941,000	2.49	941,000	6.250	356	723	79.8
Massachusetts	1	286,730	0.76	286,730	5.500	356	734	80.0
Maryland	8	3,070,962	8.12	383,870	5.529	357	730	71.5
Michigan	4	1,492,489	3.94	373,122	5.210	357	745	72.2
Missouri	1	357,843	0.95	357,843	5.625	357	789	65.3
North Carolina	1	432,000	1.14	432,000	5.750	359	675	80.0
New Jersey	3	1,207,908	3.19	402,636	5.624	358	753	55.3
New York	2	839,840	2.22	419,920	5.250	358	695	85.9
Ohio	1	355,500	0.94	355,500	6.625	358	699	90.0
Pennsylvania	6	2,093,720	5.53	348,953	5.407	358	708	69.1
South Carolina	1	382,600	1.01	382,600	5.375	358	728	80.0
Tennessee	3	699,296	1.85	233,099	5.600	358	721	78.4
Texas	2	602,305	1.59	301,153	5.352	356	768	76.8
Virginia	17	6,555,705	17.32	385,630	5.312	356	747	73.2
Washington	3	981,064	2.59	327,021	5.685	357	711	67.9
Wisconsin	2	344,124	0.91	172,062	5.563	359	707	80.0

Total	97	$37,842,442	100.00%

(1)	No more than approximately 2.49% of the Mortgage Loans in loan group 5 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	12	$4,751,185	12.56%	395,932	5.386	357	729	44.6
50.01 – 55.00	3	1,018,015	2.69	339,338	5.356	358	740	51.8
55.01 – 60.00	4	1,610,207	4.26	402,552	5.605	358	733	58.4
60.01 – 65.00	3	1,232,393	3.26	410,798	4.691	358	739	61.9
65.01 – 70.00	12	5,467,313	14.45	455,609	5.469	357	729	68.3
70.01 – 75.00	6	2,131,263	5.63	355,210	5.602	358	725	73.0
75.01 – 80.00	53	20,263,155	53.55	382,324	5.518	357	743	79.7
80.01 – 85.00	1	393,508	1.04	393,508	5.500	356	675	85.0
85.01 – 90.00	1	355,500	0.94	355,500	6.625	358	699	90.0
90.01 – 95.00	2	619,904	1.64	309,952	5.297	356	677	93.7

Total	97	$37,842,442	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 5 was approximately 71.41%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 5 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
4.000	1	$330,000	0.87%	330,000	4.000	359	662	62.9
4.500	1	502,393	1.33	502,393	4.500	357	780	62.7
4.625	1	775,961	2.05	775,961	4.625	356	789	80.0
4.750	2	561,857	1.48	280,928	4.750	357	656	80.0
4.875	5	1,658,881	4.38	331,776	4.875	357	711	57.9
5.000	5	1,539,765	4.07	307,953	5.000	357	756	72.7
5.125	7	2,749,549	7.27	392,793	5.125	357	765	71.0
5.250	12	4,840,396	12.79	403,366	5.250	357	746	74.7
5.375	9	3,795,899	10.03	421,767	5.375	357	733	65.4
5.500	18	7,542,603	19.93	419,033	5.500	357	742	74.5
5.625	11	3,778,566	9.98	343,506	5.625	357	731	65.4
5.750	4	1,768,950	4.67	442,238	5.750	358	700	74.4
5.875	3	1,572,657	4.16	524,219	5.875	356	700	58.9
6.000	7	2,534,686	6.70	362,098	6.000	358	727	72.4
6.125	4	840,617	2.22	210,154	6.125	358	701	79.2
6.250	4	2,132,600	5.64	533,150	6.250	357	752	79.9
6.375	2	561,563	1.48	280,782	6.375	358	731	80.0
6.625	1	355,500	0.94	355,500	6.625	358	699	90.0

Total	97	$37,842,442	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 5 was approximately 5.478% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	74	$30,597,936	80.86%	413,486	5.517	357	735	71.7
Planned Unit Development	15	4,866,995	12.86	324,466	5.227	357	739	70.4
Low-Rise Condominium	8	2,377,511	6.28	297,189	5.489	358	734	69.4

Total	97	$37,842,442	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	53	$19,859,195	52.48%	374,702	5.416	357	747	76.1
Refinance (rate/term)	22	9,623,588	25.43	437,436	5.506	356	731	68.4
Refinance (cash-out)	22	8,359,659	22.09	379,984	5.593	358	711	63.6

Total	97	$37,842,442	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Owner Occupied	91	$35,940,679	94.97%	394,953	5.456	357	734	71.2
Investment Property	3	1,048,963	2.77	349,654	6.221	359	775	78.8
Secondary Residence	3	852,800	2.25	284,267	5.486	359	728	73.0

Total	97	$37,842,442	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	31	$11,892,067	31.43%	383,615	5.500	359	733	70.5
358	14	5,161,377	13.64	368,670	5.749	358	740	74.0
357	8	2,978,842	7.87	372,355	5.359	357	737	74.0
356	43	17,624,863	46.57	409,881	5.405	356	735	70.8
355	1	185,293	0.49	185,293	5.375	355	726	80.0

Total	97	$37,842,442	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 5 was approximately 357 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	67	$27,292,491	72.12%	407,351	5.484	357	737	72.2
Streamlined	18	6,198,906	16.38	344,384	5.309	359	731	74.0
Reduced	12	4,351,046	11.50	362,587	5.682	358	727	63.0

Total	97	$37,842,442	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 – 640	1	$346,950	0.92%	346,950	4.750	357	628	80.0
641 – 660	1	388,199	1.03	388,199	5.250	356	650	92.9
661 – 680	9	3,054,510	8.07	339,390	5.197	357	673	66.1
681 – 700	15	5,840,020	15.43	389,335	5.814	358	691	71.8
701 – 720	9	3,227,165	8.53	358,574	5.488	357	709	64.3
721 – 740	16	6,327,291	16.72	395,456	5.606	357	730	76.0
741 – 760	11	4,942,230	13.06	449,294	5.483	357	747	66.4
761 – 780	23	9,376,570	24.78	407,677	5.423	357	772	72.4
781 – 800	10	3,522,488	9.31	352,249	5.197	358	787	72.8
801 – 820	2	817,021	2.16	408,511	5.327	357	806	79.8

Total	97	$37,842,442	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 5 was approximately 735.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	97	$37,842,442	100.00%	390,128	5.478	357	735	71.4

Total	97	$37,842,442	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
79	1	$185,293	0.49%	185,293	5.375	355	726	80.0
80	43	17,624,863	46.57	409,881	5.405	356	735	70.8
81	8	2,978,842	7.87	372,355	5.359	357	737	74.0
82	14	5,161,377	13.64	368,670	5.749	358	740	74.0
83	31	11,892,067	31.43	383,615	5.500	359	733	70.5

Total	97	$37,842,442	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	82	$32,027,387	84.63%	390,578	5.452	357	734	72.4
2.750	7	3,534,575	9.34	504,939	5.291	358	753	59.4
2.875	7	1,920,580	5.08	274,369	6.082	358	735	75.2
7.000	1	359,900	0.95	359,900	6.375	358	698	80.0

Total	97	$37,842,442	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 5 was approximately 2.374%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
9.000	1	$330,000	0.87%	330,000	4.000	359	662	62.9
9.500	1	502,393	1.33	502,393	4.500	357	780	62.7
9.625	1	775,961	2.05	775,961	4.625	356	789	80.0
9.750	1	214,906	0.57	214,906	4.750	356	702	80.0
9.875	5	1,658,881	4.38	331,776	4.875	357	711	57.9
10.000	5	1,539,765	4.07	307,953	5.000	357	756	72.7
10.125	5	2,109,360	5.57	421,872	5.125	357	759	70.1
10.130	1	130,000	0.34	130,000	5.125	358	784	50.8
10.250	12	4,840,396	12.79	403,366	5.250	357	746	74.7
10.375	6	2,738,227	7.24	456,371	5.375	357	727	59.8
10.380	2	567,893	1.50	283,946	5.375	357	727	80.0
10.500	15	6,342,858	16.76	422,857	5.500	357	740	73.4
10.625	10	3,611,545	9.54	361,155	5.625	357	728	64.7
10.750	3	1,404,950	3.71	468,317	5.503	357	693	72.9
10.875	2	1,272,657	3.36	636,328	5.875	356	693	57.0
11.000	4	1,502,686	3.97	375,672	6.000	359	724	70.7
11.125	1	510,189	1.35	510,189	5.125	357	783	80.0
11.130	2	453,300	1.20	226,650	6.125	358	720	78.6
11.250	3	1,845,000	4.88	615,000	6.250	357	749	79.9
11.380	1	359,900	0.95	359,900	6.375	358	698	80.0
11.500	5	1,968,475	5.20	393,695	5.504	358	749	79.8
11.625	1	167,021	0.44	167,021	5.625	359	801	80.0
11.630	1	355,500	0.94	355,500	6.625	358	699	90.0
11.750	1	432,000	1.14	432,000	5.750	359	675	80.0
11.875	1	300,000	0.79	300,000	5.875	357	731	66.7
12.000	3	1,032,000	2.73	344,000	6.000	358	730	75.0
12.125	2	387,317	1.02	193,659	6.125	358	679	80.0
12.250	1	287,600	0.76	287,600	6.250	357	771	80.0
12.375	1	201,663	0.53	201,663	6.375	359	791	80.0

Total	97	$37,842,442	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
May 1, 2011	1	$185,293	0.49%	185,293	5.375	355	726	80.0
June 1, 2011	43	17,624,863	46.57	409,881	5.405	356	735	70.8
July 1, 2011	8	2,978,842	7.87	372,355	5.359	357	737	74.0
August 1, 2011	14	5,161,377	13.64	368,670	5.749	358	740	74.0
September 1, 2011	31	11,892,067	31.43	383,615	5.500	359	733	70.5

Total	97	$37,842,442	100.00%

Initial Term to First Adjustment Date

Initial Term to First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Seven Years	97	$37,842,442	100.00%	390,128	5.478	357	735	71.4

Total	97	$37,842,442	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	82	$32,027,387	84.63%	390,578	5.452	357	734	72.4
2.750	7	3,534,575	9.34	504,939	5.291	358	753	59.4
2.875	7	1,920,580	5.08	274,369	6.082	358	735	75.2
7.000	1	359,900	0.95	359,900	6.375	358	698	80.0

Total	97	$37,842,442	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.000	7	$1,920,580	5.08%	274,369	6.082	358	735	75.2
5.000	81	32,699,006	86.41	403,691	5.444	357	736	70.3
6.000	9	3,222,856	8.52	358,095	5.466	358	726	80.0

Total	97	$37,842,442	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.000	12	$4,071,720	10.76%	339,310	5.732	358	741	73.6
2.000	85	33,770,722	89.24	397,303	5.447	357	735	71.1

Total	97	$37,842,442	100.00%

LOAN GROUP 6

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
10/20 Six-Month LIBOR	9	$3,459,227	19.17%	384,359	5.702	357	733	69.1
10/20 Six-Month LIBOR – Interest Only	25	9,789,288	54.24	391,572	5.309	357	736	72.2
10/1 One-Year LIBOR – Interest Only	12	4,800,300	26.60	400,025	5.818	359	723	70.5

Total	46	$18,048,815	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
100,000.01 – 150,000.00	1	$131,575	0.73%	131,575	5.625	357	641	61.7
150,000.01 – 200,000.00	6	1,040,475	5.76	173,413	5.473	357	761	71.1
200,000.01 – 250,000.00	5	1,188,007	6.58	237,601	5.387	357	743	72.0
250,000.01 – 300,000.00	5	1,392,920	7.72	278,584	5.264	357	740	66.1
300,000.01 – 350,000.00	5	1,640,741	9.09	328,148	5.460	357	736	65.6
350,000.01 – 400,000.00	3	1,119,310	6.20	373,103	5.259	357	718	77.6
400,000.01 – 450,000.00	6	2,549,905	14.13	424,984	5.585	358	724	70.7
450,000.01 – 500,000.00	1	490,000	2.71	490,000	6.250	356	748	58.0
500,000.01 – 550,000.00	3	1,572,400	8.71	524,133	5.008	356	748	77.9
550,000.01 – 600,000.00	4	2,285,527	12.66	571,382	6.092	359	711	77.4
600,000.01 – 650,000.00	5	3,165,755	17.54	633,151	5.599	357	724	70.8
650,000.01 – 700,000.00	1	672,200	3.72	672,200	5.625	356	783	68.7
750,000.01 – 1,000,000.00	1	800,000	4.43	800,000	5.000	357	722	64.0

Total	46	$18,048,815	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 6 was approximately $392,366.

Range of Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
100,000.01 – 150,000.00	1	$131,575	0.73%	131,575	5.625	357	641	61.7
150,000.01 – 200,000.00	6	1,040,475	5.76	173,413	5.473	357	761	71.1
200,000.01 – 250,000.00	5	1,188,007	6.58	237,601	5.387	357	743	72.0
250,000.01 – 300,000.00	5	1,392,920	7.72	278,584	5.264	357	740	66.1
300,000.01 – 350,000.00	5	1,640,741	9.09	328,148	5.460	357	736	65.6
350,000.01 – 400,000.00	3	1,119,310	6.20	373,103	5.259	357	718	77.6
400,000.01 – 450,000.00	6	2,549,905	14.13	424,984	5.585	358	724	70.7
450,000.01 – 500,000.00	1	490,000	2.71	490,000	6.250	356	748	58.0
500,000.01 – 550,000.00	3	1,572,400	8.71	524,133	5.008	356	748	77.9
550,000.01 – 600,000.00	4	2,285,527	12.66	571,382	6.092	359	711	77.4
600,000.01 – 650,000.00	5	3,165,755	17.54	633,151	5.599	357	724	70.8
650,000.01 – 700,000.00	1	672,200	3.72	672,200	5.625	356	783	68.7
750,000.01 – 800,000.00	1	800,000	4.43	800,000	5.000	357	722	64.0

Total	46	$18,048,815	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Arizona	1	$415,200	2.30%	415,200	5.625	359	694	80.0
California	25	10,774,156	59.69	430,966	5.546	357	728	67.9
Colorado	1	256,000	1.42	256,000	6.250	359	695	80.0
Florida	1	372,000	2.06	372,000	5.875	359	729	80.0
Illinois	2	530,331	2.94	265,165	4.914	356	690	80.0
Massachusetts	1	520,000	2.88	520,000	5.000	356	766	80.0
Maryland	2	792,000	4.39	396,000	5.635	357	719	72.1
Maine	1	345,000	1.91	345,000	6.000	357	743	56.0
North Carolina	2	706,800	3.92	353,400	5.389	357	765	78.8
New Jersey	1	444,500	2.46	444,500	6.250	359	745	57.6
Nevada	1	246,000	1.36	246,000	5.000	357	710	66.5
Pennsylvania	3	654,714	3.63	218,238	5.004	356	772	80.0
Tennessee	1	650,000	3.60	650,000	6.250	358	761	78.3
Texas	1	195,200	1.08	195,200	4.750	356	741	80.0
Virginia	1	329,097	1.82	329,097	4.875	357	739	80.0
Washington	2	817,818	4.53	408,909	5.286	358	744	80.0

Total	46	$18,048,815	100.00%

(1)	No more than approximately 6.57% of the Mortgage Loans in loan group 6 was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50.00	4	$1,407,642	7.80%	351,911	5.524	357	738	41.5
55.01 – 60.00	4	1,579,500	8.75	394,875	5.910	357	754	57.8
60.01 – 65.00	4	1,589,075	8.80	397,269	5.231	357	711	63.1
65.01 – 70.00	4	1,674,800	9.28	418,700	5.380	357	765	67.0
70.01 – 75.00	6	2,516,250	13.94	419,375	5.568	357	714	73.1
75.01 – 80.00	24	9,281,548	51.42	386,731	5.513	357	730	79.5

Total	46	$18,048,815	100.00%

(1)	The weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 6 was approximately 71.13%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 6 that may exist at the time of origination.

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
4.500	1	$255,920	1.42%	255,920	4.500	356	752	80.0
4.625	1	355,200	1.97	355,200	4.625	356	696	80.0
4.750	5	1,649,018	9.14	329,804	4.750	356	745	70.1
4.875	3	1,185,916	6.57	395,305	4.875	356	727	80.0
5.000	4	1,878,000	10.41	469,500	5.000	357	733	71.1
5.125	1	430,600	2.39	430,600	5.125	358	773	66.2
5.250	5	2,071,008	11.47	414,202	5.250	356	722	66.6
5.500	3	1,085,131	6.01	361,710	5.500	359	726	75.6
5.625	6	2,187,719	12.12	364,620	5.625	357	754	68.2
5.750	3	1,317,000	7.30	439,000	5.750	358	729	70.2
5.875	5	1,658,275	9.19	331,655	5.875	357	745	74.0
6.000	1	345,000	1.91	345,000	6.000	357	743	56.0
6.125	1	404,000	2.24	404,000	6.125	359	627	80.0
6.250	4	1,840,500	10.20	460,125	6.250	358	744	68.1
6.375	1	580,000	3.21	580,000	6.375	359	682	73.9
6.625	1	240,000	1.33	240,000	6.625	357	702	64.0
6.750	1	565,527	3.13	565,527	6.750	357	707	75.7

Total	46	$18,048,815	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 6 was approximately 5.519% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Single Family Residence	36	$13,962,714	77.36%	387,853	5.566	357	727	72.7
Planned Unit Development	10	4,086,101	22.64	408,610	5.360	356	748	65.8

Total	46	$18,048,815	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Purchase	25	$10,430,319	57.79%	417,213	5.443	357	742	74.7
Refinance (cash-out)	17	6,196,886	34.33	364,523	5.743	357	715	66.5
Refinance (rate/term)	4	1,421,610	7.88	355,403	5.104	357	736	64.7

Total	46	$18,048,815	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Owner Occupied	42	$16,975,996	94.06%	404,190	5.525	357	732	71.7
Investment Property	4	1,072,819	5.94	268,205	5.437	357	737	61.8

Total	46	$18,048,815	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
359	12	$4,526,600	25.08%	377,217	5.886	359	721	71.2
358	2	1,080,600	5.99	540,300	5.802	358	766	73.5
357	13	5,259,579	29.14	404,583	5.630	357	727	71.7
356	19	7,182,036	39.79	378,002	5.165	356	737	70.3

Total	46	$18,048,815	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 6 was approximately 357 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Streamlined	29	$9,749,946	54.02%	336,205	5.432	357	727	70.1
Full/Alternative	9	5,155,014	28.56	572,779	5.727	357	743	75.2
Reduced	8	3,143,854	17.42	392,982	5.449	357	730	67.7

Total	46	$18,048,815	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 – 640	1	$404,000	2.24%	404,000	6.125	359	627	80.0
641 – 660	1	131,575	0.73	131,575	5.625	357	641	61.7
661 – 680	2	475,131	2.63	237,565	5.342	356	670	80.0
681 – 700	4	1,606,400	8.90	401,600	5.774	358	690	77.8
701 – 720	9	4,195,439	23.24	466,160	5.471	356	709	66.2
721 – 740	8	3,594,846	19.92	449,356	5.347	358	728	74.9
741 – 760	8	3,227,007	17.88	403,376	5.675	357	748	69.3
761 – 780	6	2,439,255	13.51	406,542	5.475	357	769	76.6
781 – 800	6	1,824,162	10.11	304,027	5.415	357	790	65.2
801 – 820	1	151,000	0.84	151,000	5.750	359	809	27.5

Total	46	$18,048,815	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score (if available) of the mortgagors related to the Mortgage Loans in loan group 6 was approximately 732.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0	46	$18,048,815	100.00%	392,366	5.519	357	732	71.1

Total	46	$18,048,815	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
116	19	$7,182,036	39.79%	378,002	5.165	356	737	70.3
117	13	5,259,579	29.14	404,583	5.630	357	727	71.7
118	2	1,080,600	5.99	540,300	5.802	358	766	73.5
119	12	4,526,600	25.08	377,217	5.886	359	721	71.2

Total	46	$18,048,815	100.00%

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	46	$18,048,815	100.00%	392,366	5.519	357	732	71.1

Total	46	$18,048,815	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 6 was approximately 2.250%.

Maximum Mortgage Rates

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
10.125	1	$430,600	2.39%	430,600	5.125	358	773	66.2
10.500	3	1,165,920	6.46	388,640	5.280	358	739	75.9
10.625	3	1,051,400	5.83	350,467	5.287	358	723	67.4
10.750	7	2,356,018	13.05	336,574	5.050	357	746	69.7
10.875	4	1,557,916	8.63	389,479	5.114	357	727	80.0
11.000	4	1,878,000	10.41	469,500	5.000	357	733	71.1
11.125	1	404,000	2.24	404,000	6.125	359	627	80.0
11.250	7	2,771,508	15.36	395,930	5.503	357	723	66.4
11.375	1	580,000	3.21	580,000	6.375	359	682	73.9
11.500	1	175,131	0.97	175,131	5.500	356	678	80.0
11.625	4	1,491,519	8.26	372,880	5.625	356	762	71.7
11.750	1	610,000	3.38	610,000	5.750	357	707	71.8
11.875	4	1,286,275	7.13	321,569	5.875	357	749	72.3
12.000	1	345,000	1.91	345,000	6.000	357	743	56.0
12.250	2	1,140,000	6.32	570,000	6.250	357	755	69.6
12.625	1	240,000	1.33	240,000	6.625	357	702	64.0
12.750	1	565,527	3.13	565,527	6.750	357	707	75.7

Total	46	$18,048,815	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
June 1, 2014	19	$7,182,036	39.79%	378,002	5.165	356	737	70.3
July 1, 2014	13	5,259,579	29.14	404,583	5.630	357	727	71.7
August 11, 2014	2	1,080,600	5.99	540,300	5.802	358	766	73.5
September 11, 2014	12	4,526,600	25.08	377,217	5.886	359	721	71.2

Total	46	$18,048,815	100.00%

Initial Term to First Adjustment Date

Initial Term to First Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Ten Years	46	$18,048,815	100.00%	392,366	5.519	357	732	71.1

Total	46	$18,048,815	100.00%

Minimum Mortgage Rates

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.250	46	$18,048,815	100.00%	392,366	5.519	357	732	71.1

Total	46	$18,048,815	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
5.000	12	$4,800,300	26.60%	400,025	5.818	359	723	70.5
6.000	34	13,248,515	73.40	389,662	5.411	357	735	71.4

Total	46	$18,048,815	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 6	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2.000	46	$18,048,815	100.00%	392,366	5.519	357	732	71.1

Total	46	$18,048,815	100.00%

BELLAVISTA FINANCE CORPORATION

or

BELLAVISTA FUNDING CORPORATION

(Depositor)

$2,000,000,000

(AGGREGATE AMOUNT)

Asset-Backed Securities

(Issuable in Series)

Consider carefully the risk factors beginning on page 1 in this prospectus.

The securities will represent obligations of or interests in the related trust created for that series of securities only, and will not represent an interest in or obligation of BellaVista Finance Corporation or BellaVista Funding Corporation, as depositor, Belvedere Trust Mortgage Corporation, or any of their affiliates.

This prospectus may be used to offer and sell a series of securities only if accompanied by the prospectus supplement for that series.

THE TRUSTS

The depositor, either BellaVista Finance Corporation or BellaVista Funding Corporation, will establish a separate trust for each series of securities to hold the assets transferred to it by the depositor. The assets of each trust will be specified in the related prospectus supplement and may consist of:

•	fixed rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•	adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•	closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties; and

•	other assets described in the prospectus supplement.

THE SECURITIES

The depositor, either BellaVista Finance Corporation or BellaVista Funding Corporation, will sell each series of securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust established for that series. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

October 27, 2004

IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS AND EACH ACCOMPANYING

PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

If the terms of your series of securities and any other information contained herein vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page 94 of this prospectus.

i

ii

iii

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities. You should also consider the risk factors described in the prospectus supplement.

A Lack of Secondary Markets May Limit Your Ability to Resell the Securities

A secondary market for the securities of any series or class may not develop. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The securities will not be listed on any securities exchange.

There is no Source of Payments for the Securities Other than Payments on the Assets of the Trust

The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the depositor, any seller, the master servicer, the trustee or any of their affiliates, except for the limited obligations of each seller with respect to certain breaches of its representations and warranties and of the master servicer with respect to its servicing obligations. Neither the securities nor the loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, any seller, the master servicer, the trustee or any of their affiliates, unless so specified in the prospectus supplement. Consequently, if payments on the loans and any credit enhancement are insufficient to make all payments required on the securities you may incur a loss on your investment.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

The prospectus supplement related to your securities may specify that credit enhancement will provide some protection to cover certain losses on the underlying loans. Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

If the Rate of Prepayments on the Loans Is Different than Expected, Your Yield May Be Considerably Lower Than Expected

The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the loans. The rate of principal payments on the loans will be affected by the following:

•	the amortization schedules of the loans;

•	the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

•	liquidations or repurchases of defaulted loans by the master servicer;

•	repurchases of loans by sellers as a result of defective documentation or breaches of representations and warranties; and

•	the mandatory or optional purchase by the master servicer or other entity with such rights of all of the loans or some or all of the securities in connection with an optional redemption of securities or termination of the trust.

The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

•	If you are purchasing a security at a discount, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

•	If you are purchasing a security at a premium, your yield may be lower than expected if principal payments on the loans occur at a rate faster than you expected and, in the case of an interest-only security, you could lose your entire investment; and

•	The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Declines in Property Values May Increase Loan Losses

Because your securities represent an interest in loans or are secured by loans, your investment may be affected by declines in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder’s interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holders of one or more classes of securities.

Delays in Liquidation May Adversely Affect You

Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because many of the costs associated with a liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the master servicer to liquidate a mortgaged property, which could result in a delay in payments to you.

Junior Lien Priority Could Result in Payment Delays and Losses

Loans may be secured by mortgages and deeds of trust that are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

•	there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

•	securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Loans Underwritten to Standard Below “A” Quality May Result in Unexpected Losses

Loans supporting a series of securities may include loans underwritten according to standards below “A” quality (e.g., Alt-A, A minus or subprime). Such loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, such loans may lack standardized terms and may be secured by properties that are unique and more difficult to value than typical residential properties. Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower’s credit standing or income ratios. Accordingly, the potential loss experience on non “A” quality loans supporting a series of securities may be more difficult to evaluate compared to the experience for “A” quality or other more standardized types of residential and mixed-use properties. Actual losses incurred on such lower quality loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

State and Federal Laws May Limit the Ability to Collect on Loans

Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

Costs for Cleaning Contaminated Property May Result in Losses

Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impose liability for cleanup costs on the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders. In addition, while it is unlikely that a loan servicer would be involved in the operations of a borrower, losses could arise from the servicer foreclosing on a contaminated property without being aware of the extent of the contamination.

Rating of the Securities Does Not Ensure Payment

It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. If specified in the prospectus supplement, a series or class of securities may be rated by only one rating agency. The ratings of the securities will be based on, among other things, the adequacy of the value of the loans and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the rating assigned to a security will remain in effect over the life of that security, as the rating may be lowered or withdrawn.

Consequences of Owning Book-Entry Securities

Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge. Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Payments to and Rights of Investors May Be Adversely Affected by the Insolvency of the Sellers or a Servicer

Each seller and the depositor have taken steps to structure the transfer of the loans to the depositor as an absolute sale and not as the grant of a security interest in the loans to secure a borrowing of the seller. If a seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in the loans, then delays in payments on the securities could result. If the court agreed with such position, delays or reductions in payments on the securities could result. Each seller and the depositor have taken steps to minimize the risk that in the event a seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the depositor be substantively consolidated with those of the seller. The depositor a separate, special purpose corporation, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors. Nonetheless, no assurance can be given that if a seller were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the depositor be consolidated with those of the seller, thus resulting in delays or reductions in payments on the securities. There may be other possible effects of a bankruptcy of a seller that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a seller bankruptcy proceeding, the fact of a seller bankruptcy proceeding could have an adverse effect on the liquidity and value of the Securities.

In the event of a bankruptcy or insolvency of a servicer, the trustee or the securityholders may be prohibited from appointing a successor servicer, which could result in a delay or reduction in payments to securityholders

Concentration of Loans Could Adversely Affect Your Investment

Loans may be secured by properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the loans and the resulting payments on the securities may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters in these areas, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences

An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.

THE DEPOSITOR

The prospectus supplement will identify whether the depositor is BellaVista Finance Corporation or BellaVista Funding Corporation. BellaVista Finance Corporation and BellaVista Funding Corporation were each incorporated in Delaware on July 20, 2004, in each case for the limited purpose of acquiring, owning and transferring loans secured by real property and selling interests therein or bonds secured by such assets and related activities. BellaVista Finance Corporation is a wholly-owned qualified REIT subsidiary of Belvedere Trust Mortgage Corporation, while BellaVista Funding Corporation is a wholly-owned taxable subsidiary of Belvedere Trust Finance Corporation.

Belvedere Trust Finance Corporation is a wholly-owned subsidiary of Belvedere Trust Mortgage Corporation, which is in turn a wholly-owned qualified REIT subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust Mortgage Corporation was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Anworth Mortgage Asset Corporation is a publicly owned real estate investment trust (REIT) and is listed on the New York Stock Exchange under the symbol “ANH”.

The principal executive office of BellaVista Finance Corporation is located at 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 and its telephone number is 310-255-4408.

The principal executive office of BellaVista Funding Corporation is located at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401 and its telephone number is 310-255-4443.

None of Belvedere Trust Finance Corporation, Belvedere Trust Mortgage Corporation, Anworth Mortgage Asset Corporation or any of their affiliates will insure or guarantee distributions on any securities.

THE TRUSTS

General

Either BellaVista Finance Corporation or BellaVista Funding Corporation, as the depositor, will establish a trust for each series of asset-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”). All references in this prospectus to “pool,” “certificates,” “bonds,” “securities,” or “securityholders,” should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

The certificates of a series will represent interests in the assets of the trust related to that series and the bonds of a series will be secured by the pledge of the loans related to that series. The loans for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

The loans will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “Loan Program — Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the loans to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the master servicer named in the prospectus supplement will service the loans, either directly or through other servicing institutions (primary servicers), or subservicers, pursuant to a pooling and servicing agreement among the depositor, the master servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the master servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the master servicer through a subservicer or primary servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer were servicing such loans. All references in this prospectus or the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer. Unless specified in the prospectus supplement, the master servicer will not be an affiliate of the depositor.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement and, with respect to a series consisting of bonds, the trust agreement, the indenture and the servicing agreement or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

Prior to the initial offering of each series of securities, the related trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the loans and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See “The Agreements - Assignment of the Loans.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Originators and Sellers; Repurchases” and “The Agreements — Subservicing by Sellers or Originators” and “— Assignment of the Loans”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

The following is a brief description of the assets expected to be included in each trust. If specific information about the loans is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

The Loans

The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. Unless otherwise described in the prospectus supplement, the loans generally will be underwritten to “A” quality standards.

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

•

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement. Interest may be simple interest or compound interest.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for a specified period of time after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods.” Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens, particularly those relating to home equity loans, will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The mortgaged properties will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes that would otherwise qualify as mortgaged properties under FNMA guidelines, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related master servicer.

Home Equity Loans

As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related cut-off date may also be transferred to the trust and comprise part of the loans.

The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least either (a) the minimum monthly payment of a specified percentage of the average outstanding balance of the loan or (b) an amount sufficient to amortize the loan over a specified time period.

Loan Information

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

•	the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

•	the original terms to maturity of the loans;

•	the largest principal balance of any of the loans;

•	the smallest principal balance of any of the loans;

•	the earliest origination date and latest maturity date of any of the loans;

•	the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

•	the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

•	the maximum and minimum per annum loan rates; and

•	the geographical location of real property related to the loans.

If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form 8-K to be filed with the SEC within 15 days of the initial issuance of the securities.

The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. Where applicable, the prospectus supplement will describe the combined loan-to-value ratio of a loan, which at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any other mortgage loan(s) to (ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

The “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sale price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property may be the appraised value of the property as determined by an appraisal obtained at the time of refinancing or origination of the earlier loan, or another estimate of the value of the related property based on a drive-by review, a comparison of sale prices of comparable properties, or other procedures that fall short of a full appraisal.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. Such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Substitution of Loans

Substitution of loans may be permitted in the event of breaches of representations and warranties with respect to certain loans or in the event the documentation with respect to any loan is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of loans or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of loans acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers who may also be originators. The loans acquired by the depositor will have been originated in accordance with the underwriting process described in the prospectus supplement for the specific transaction in which they are included. Each seller will generally represent and warrant that all loans originated and/or sold by it have been underwritten in accordance with the criteria specified in the prospectus supplement under “Underwriting Process.”

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit history and financial standing, often described as the ability and willingness to repay the principal balance of the loan.

Generally, in a traditional loan granting process a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. The borrower generally is obligated to describe assets and liabilities as well as provide detailed information about income and expense obligations. The borrower is also generally requested to allow the lender to investigate the borrower’s past experience in meeting credit obligations (“credit report”). The lender will verify significant parts of the information such as employment history, income and, in the case of a self-employed applicant, tax returns for a specified period.

In addition, lenders typically attempt to determine the value and adequacy of the related property as collateral in case the borrower is no longer able or willing to meet repayment conditions and the collateral has to be sold off to satisfy the loan obligations. To determine the value of the property as collateral, an appraiser will inspect the property, verify its condition and determine its value, based on a comparison to similar homes or the cost of replacing the home.

Based on all the information obtained a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the obligations on the proposed loan in addition to other monthly housing expenses, other financial obligations and monthly living expenses.

Alternative Underwriting Standards

The loans acquired may, according to the description in the prospectus supplement, have been originated using other underwriting standards or in a process that replaces parts of the traditional underwriting process with various tools employing algorithm-based decision models and electronic valuation methods. Certain loans may, based on the borrower’s credit history, have excluded parts of the underwriting requirements or used alternative decision methods. Loans may be underwritten using guidelines that eliminate some or all of the verification processes described above. These guidelines may include low-documentation, stated income, streamlined and no-documentation programs. Although considered appropriate by originators and investors such origination and underwriting methods and processes may introduce additional or different risks to the expected performance of such loans.

Originators

Each originator of a loan will be an institution experienced in originating and servicing loans of the type included in the pool in accordance with accepted practices and prudent guidelines, and generally must maintain satisfactory facilities to service those loans. In cases where an originator does not have such servicing facilities, the loans will be acquired on a servicing-released basis and a transfer to a qualified servicer will take place. In such cases the originator must have sufficient facilities to service the loans on an interim basis.

Quality Assurance

The depositor employs a quality assurance program and procedure to ensure that acquired loans are originated in accordance with the standards of origination represented by the originator or seller. Such procedures include a re-underwriting of a sample of the loans to ascertain whether actual underwriting of the loans at the time of origination conforms to the guidelines and representations regarding origination practices under which the loans were underwritten. Where not all the loans are re-underwritten, the size of the sample selected for review will depend on the perceived risk characteristics of the purchased loans. These perceived risks are based on an evaluation of one or more characteristics of the acquired loans, such as credit worthiness of borrowers, assumed loan-to-value ratios of the loans, loan program types, including documentation and verification of certain information regarding the borrower’s income, and other circumstances regarding the mortgaged properties and their locations. The quality assurance review may include verification of information supplied in and through the various documents and security instruments involved in the origination of the loan. The quality assurance program includes one or more third party firms engaged to conduct the re-underwriting of the credit characteristics of the loans and the verification of property values. The sample pool will include an adversely selected pool considered of adequate size to provide the depositors with comfort regarding the inherent risks in the acquired portfolio.

Representations by Originators and Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

•	that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

•	that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the property;

•	that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

•	that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects, subject to customary bankruptcy and equity exceptions.

If so specified in the prospectus supplement, certain representations will have been made by the originators of the loans to the applicable seller, and the seller will pass through to the depositor its rights with respect to breaches of such representations rather than making such representations. The master servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the master servicer or the trustee, as the case may be, then such seller will be obligated to repurchase, or cause the applicable originator to repurchase, such loan from the trust at a purchase price equal to at least 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

If a REMIC election is being made with respect to a trust, the master servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the master servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

A series of securities may consist of both bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to each series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the applicable depositor, at BellaVista Finance Corporation, 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 or BellaVista Funding Corporation, 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401.

General

Unless otherwise described in the prospectus supplement, the securities of each series:

•	will be issued in book-entry form, in the authorized denominations specified in the prospectus supplement;

•	will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

•	will, in the case of bonds, be secured by the assets of the trust; and

•	will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement and described in the prospectus supplement:

•	the loans subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

•	such assets as from time to time are required to be deposited in the related collection account;

•	property that secured a loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement; and

•	such other assets or rights, including rights under interest rate swap agreements or other derivative contracts, as are described in the prospectus supplement.

If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the loans, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of bonds of a series will be secured by, the related loans. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related loans, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semiannually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to the payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made, the master servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General

In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds

All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related collection account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest

Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal

The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

Unscheduled Distributions

If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the loans, the trustee or the master servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the prospectus supplement, the master servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the master servicer’s determination that such advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the master servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by a subservicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a subservicer) also will be reimbursable to the master servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

To the extent provided in the prospectus supplement, the master servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the master servicer to the extent permitted by the related Agreement and described in the related prospectus supplement. The obligations of the master servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” and in each case as described in the prospectus supplement.

To the extent provided in the prospectus supplement, the master servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

If specified in the prospectus supplement, in the event the master servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor master servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the master servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

Compensating Interest

Payments may be received on loans in the trust which represent either a principal prepayment in full or a principal payment that is in excess of the scheduled monthly payment and that is not intended to cure a delinquency. If specified in the prospectus supplement, the master servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days’ interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the master servicer’s servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the master servicer’s servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the master servicer will be limited to amounts otherwise payable to the master servicer as servicing compensation.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•	the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of the distribution made on that payment date that is allocable to interest;

•	the amount of any advance made during the related due period;

•	the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

•	the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

•	the percentage or amount of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the related payment date;

•	the percentage or amount of principal prepayments on the loans, if any, that each such class will be entitled to receive on the related payment date;

•	the amount of the servicing compensation retained or withdrawn from the collection account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

•	the number and aggregate principal balances of loans that are:

•	not in foreclosure but are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

•	in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

•	the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

•	the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

•	if applicable, the amount remaining in any reserve account at the close of business on that payment date;

•	the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and

•	any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION

TYPES OF PRINCIPAL PAYMENTS

Accretion Directed

A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the loans.

Component Securities

A class consisting of separate parts, referred to as “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Amortization Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the loans. These two rates are the endpoints for the “structuring range” for the planned amortization class. The planned amortization classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Scheduled Principal Class

A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the loans. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.

CATEGORIES OF CLASSES	DEFINITION

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the loans. The constant proportion of such principal payments may or may not vary for each loan included in the trust and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.

Support Class (or companion class)

A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the loans.

TYPES OF INTEREST PAYMENTS

Accrual

A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.

Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only or IO

A class that receives some or all of the interest payments made on the loans and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.

Partial Accrual

A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.

CATEGORIES OF CLASSES	DEFINITION

Variable Rate

A class with a pass-through rate or interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the trust).

Book-Entry Registration of Securities

Unless otherwise described in the prospectus supplement, the securities will be registered as book-entry securities. This means that, except under the limited circumstances described below under “—Definitive Securities,” purchasers of securities will not be entitled to have the securities registered in their names and will not be entitled to receive physical delivery of the securities in definitive paper form. Instead, upon issuance, all the securities of a class will be represented by one or more fully registered permanent global securities, without interest coupons.

Each global security will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for purposes of any Agreement.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the securities are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the securities through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry security will hold its security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The depositor, the master servicer, the trustee and each of their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry securities. The depositor, the master servicer, the trustee and each of their agents also will not be responsible or liable for payments made on account of the book-entry securities.

Until definitive securities are issued to the beneficial owners as described below under “—Definitive Securities,” all references to “holders” of securities means DTC. The depositor, the master servicer, the trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the securities for all purposes.

Beneficial owners of book-entry securities should realize that the trustee will make all distributions of principal and interest on their securities to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the securities. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of securities, each person owning a beneficial interest in the securities must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the depositor that it will take actions under the Agreements only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry securities should also realize that book-entry securities may be more difficult to pledge because of the lack of a physical security. Beneficial owners may also experience delays in receiving distributions on their securities since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of securities. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Securities

Distributions of principal of and interest on book-entry securities will be made only to DTC. Upon receipt of any payment of principal of or interest on a global security, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global security as shown on the records of DTC. Payments by participants to beneficial owners of book-entry securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive securities are issued, distributions of principal and interest on definitive securities will be made directly to the holders of the definitive securities in whose names the definitive securities were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date, and the credits to or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the depositor, the master servicer, or the trustee will have any liability for any actions taken by DTC or its nominee or Clearstream, Luxembourg or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

Unless otherwise specified in the prospectus supplement, beneficial owners of book-entry securities may exchange those securities for definitive securities registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global securities or ceases to be a registered “clearing agency” and the depositor or trustee is unable to find a qualified replacement for DTC;

•	the depositor, in its sole discretion, elects to terminate the book-entry system through DTC; or

•	any event of default has occurred with respect to those book-entry securities and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the securities of that class advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive securities are available. The appropriate global security will then be exchangeable in whole for definitive securities in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive securities will be recognized as the “holders” of the securities under the Agreements.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related loans. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series;

•	a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•	the establishment of one or more reserve accounts;

•	the use of a cross-collateralization feature;

•	use of a mortgage pool insurance policy;

•	excess spread;

•	over-collateralization;

•	letter of credit;

•	guaranteed investment contract;

•	primary mortgage insurance;

•	other pledged assets;

•	corporate guarantees;

•	surety bond;

•	special hazard insurance policy;

•	bankruptcy bond;

•	FHA insurance or VA guarantee;

•	another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

•	any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement occur, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans that must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

•	in the order of their scheduled final payment dates;

•	in accordance with a schedule or formula;

•	in relation to the occurrence of events; or

•	otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in such trust;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any of these types of instruments for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of the issuance of the securities.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities that includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

•	cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

•	amounts generated by the loans deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments (“permitted investments”). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the master servicer will present claims under the pool insurance policy to the credit enhancer. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

•	hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

•	to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

•	to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

•	failure to construct a property in accordance with plans and specifications; or

•	losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller’s representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Over-Collateralization

Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If described in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the securities of the related series.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in the trust;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the loans. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

The rate of prepayments with respect to first mortgage loans and home equity loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

In addition, home equity loans are generally not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the trust may be affected by a wide variety of factors, including:

•	general economic conditions;

•	prevailing interest rate levels;

•	availability of alternative financing;

•	homeowner mobility;

•	for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

•	the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

The yield on any securities that are pass-through certificates will always be slightly less than the pass-through rate due to the delay in passing through interest payments to investors. The purchase price that accounts for this delay in payment to result in an actual yield equal to the pass-through rate is referred to herein as the “parity price.” The yield to an investor who purchases securities in the secondary market at a price other than the parity price will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Collections on home equity loans may vary because, among other things, borrowers may:

•	make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

•	make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

•	fail to make the required periodic payments; or

•	vary payments month to month due to seasonal purchasing and other personal payment habits.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment, although the master servicer may be required to pay compensating interest as described under “Description of the Securities—Compensating Interest.” Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Many liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a master servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the loans at any time or over the lives of the securities.

The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

Assignment of the Loans

At the time of issuance of the securities, the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

•	the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee;

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

•	an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

•	all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS® System the depositor will cause the trustee to be recorded as the owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the master servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Master Servicer

As described above under “— Assignment of the Loans,” the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “Loan Program — Representations by Originators and Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Collection Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the loans in the trust (the “collection account”). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

•	maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

•	an account or accounts the deposits in which are fully insured by the FDIC;

•	an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•	an account or accounts otherwise acceptable to the rating agency.

The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in permitted investments. The master servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer or trustee will deposit or cause to be deposited in the collection account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

•	all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

•	all net insurance proceeds, less any incurred and unreimbursed advances made by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the master servicer with respect to the liquidated loans;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all advances as described in this prospectus under “Description of the Securities — Advances”;

•	all proceeds of any loan or property in respect thereof repurchased by any seller as described under “Loan Program — Representations by Originators and Sellers; Repurchases” or “— Assignment of the Loans” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the collection account pursuant to the related agreement.

The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

•	to transfer funds to the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

•	to pay to the master servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

•	to pay to the master servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

•	to reimburse the master servicer for advances made with respect to a loan, to the extent described in the prospectus supplement;

•	to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by insurance policies;

•	to reimburse the master servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, to the extent described in the related prospectus supplement;

•	to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan;

•	to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

•	to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

•	to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the master servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

The applicable Agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the master servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Subservicing by Sellers or Originators

The master servicer may enter into subservicing agreements with any servicing entity that will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. The prospectus supplement may provide that while each subservicing agreement will be a contract solely between the master servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the loans, the trustee or any successor master servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the master servicer alone were servicing the loans. All references in this prospectus or in the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer.

Collection Procedures

The master servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion:

•	waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

•	to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The master servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Under the Agreement, the master servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the master servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

Hazard Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards that are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. In general, this hazard insurance coverage will be in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing the loan from time to time; and (b) the combined principal balance owing on the loan and any mortgage loan senior to such loan.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related collection account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the master servicer will be required to deposit from its own funds into the collection account an amount equal to the amount that would have been deposited therein but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mud flows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals; or

•	theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

The master servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property that have not been applied to the payment of the loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•	failure to construct the property subject to the loan in accordance with specified plans;

•	physical damage to the property; and

•	the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The master servicer is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the master servicer shall be deposited in the related collection account for distribution as set forth above.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

The master servicer or subservicers will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings that are reimbursable under the Agreement.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•	first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	second, to reimburse the master servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary compensation for its activities as master servicer will come from the payment to it of the amount specified in the prospectus supplement. Because the master servicer’s compensation is based on the principal balance of the loans serviced, aggregate servicing compensation will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the master servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the master servicer or subservicer will generally retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

If specified in the prospectus supplement, the master servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Evidence as to Compliance

Each Agreement will provide that the master servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee. Each annual report will state that the firm has performed certain procedures specified in the related Agreement and that the review has disclosed no items of noncompliance with the provisions of the Agreement that, in the opinion of the firm, are material, except for any items of noncompliance that are forth in such report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor master servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the master servicer’s resignation and the successor master servicer’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor (each, an “indemnified party”) will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds that would otherwise be distributed to securityholders.

Except as otherwise specified in the prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person satisfies certain other requirements. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

Events of default under each Agreement will be specified in the prospectus supplement and may include:

•	any failure by the master servicer to make an Advance that continues unremedied for one business day;

•	any failure by the master servicer to make or cause to be made any other required payment pursuant to the Agreement that continues unremedied for one business day after written notice of such failure to the master servicer in the manner specified in the Agreement;

•	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for sixty days after written notice of the failure to the master servicer in the manner specified in the Agreement; and

•	certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 25% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement including, if specified in the prospectus supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution that is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the master servicer under the Agreement. Pending the appointment of a successor master servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

Indenture

Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes include:

•	a default in the payment of any principal of or interest on any bond as specified in the prospectus supplement;

•	failure to perform in any material respect any other covenant of the depositor or the trust in the indenture that continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, under a credit enhancement instrument supporting such bonds.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the bonds, as described in the related prospectus supplement.

If, following an event of default with respect to any series of bonds, the bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the bonds, elect to maintain possession of the collateral securing the bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default or a rapid amortization event, unless:

•	the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee has a prior right to receive the proceeds of that liquidation in payment of unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the rights of the indenture for the benefit of the bondholders after the occurrence of an event of default or rapid amortization event.

Except as otherwise specified in the prospectus supplement, in the event the principal of the bonds of a series is declared due and payable, as described above, the holders of any of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding bonds of the series affected thereby.

Amendment

Except as otherwise specified in the prospectus supplement, each Agreement may be amended by the depositor, the master servicer, the trustee and, if applicable, the credit enhancer, without the consent of any of the securityholders:

•	to cure any ambiguity;

•	to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein;

•	to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions thereof; or

•	to comply with any requirements imposed by the Code or any regulation thereunder.

Each Agreement may also be amended by the depositor, the master servicer, the trustee and, if applicable, the credit enhancer with consent of holders of securities of such series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans that are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of securities, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such trust to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement

Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the collection account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of:

(a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such loans remaining in the trust; and

(b) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see “Material Federal Income Tax Consequences” below), from the related trust of all of the remaining loans and all property acquired in respect of the related loans.

Unless otherwise specified by the prospectus supplement, any purchase of loans and property acquired in respect of loans evidenced by a series of securities will be made at the option of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related loans being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the loans at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture

The indenture will be discharged with respect to a series of bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of that series.

In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the bonds of any series, the related trust will be discharged from any and all obligations in respect of the bonds of the related series (except for certain obligations relating to temporary bonds and exchange of bonds, to register the transfer of or exchange bonds of such series, to replace stolen, lost or mutilated bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the bonds of the series on the last scheduled payment date for the bonds and any installment of interest on the bonds in accordance with the terms of the indenture and the bonds of that series. In the event of any defeasance and discharge of bonds of the series, holders of bonds of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their bonds until maturity.

THE TRUSTEE

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the master servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Deeds of Trust and Mortgages

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans

Some of the loans may be cooperative loans. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.

Foreclosure/Repossession

Deed of Trust

Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee following a request from the lender-beneficiary to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, that may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. A judicial foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

Cooperative Loans

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 also provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency if such a deficiency judgment is permitted. Please refer to the discussion under the heading “Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens” below.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability that could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. The costs arising from the circumstances set forth above could result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower’s enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as the holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender, regardless of whether the lender actually exercised such influence.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs arising from such circumstances could result in a loss to securityholders.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

Some of the loans may be non-recourse loans, as to which recourse in the case of a default will be limited to the mortgaged property and any assets that were pledged to secure the loan. However, even if a loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non- judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. If the court determines that the value of the mortgaged property is less than the principal balance of the loan, the secured indebtedness may be reduced to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such loan, change the rate of interest and alter the loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the

Garn-St. Germain Act which ended not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans that may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by master servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Relief Act of 1940 (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust for a series are secured by mortgages that are junior to other mortgages, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. A notice of default may not be required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before they become delinquent and all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust when due, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders that make revolving credit line loans typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage may be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. It may also depend in certain states if the advance is considered optional or obligatory. If the beneficiary or lender advances additional amounts in certain states the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. The trust deed or mortgage lien securing loans of the type that includes home equity credit lines may apply retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, and possibly except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties.

These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans and could subject the master servicer, the sellers and in some cases their assignees to damages and administrative enforcement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations (including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”)), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. In addition, the summary is limited to investors who will hold the securities as “capital assets” (generally, property held for investment) as defined in section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose “functional currency” is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State Tax Considerations” below. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

The material federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust relating to such series of securities as a real estate mortgage investment conduit (“REMIC”) under sections 860A through 860G of the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. This prospectus discusses two types of securities, (1) securities of any series for which no REMIC election is in effect (“non-REMIC securities”) and (2) securities of any series for which a REMIC election is in effect (“REMIC securities”). See “Non-REMIC Securities” and “REMIC Securities” below.

Non-REMIC Securities

General

If a REMIC election is not made, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, assuming ongoing compliance with all provisions of the related Agreements, such securities will be treated for federal income tax purposes as indebtedness.

Status as Real Property Loans

Non-REMIC securities held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), interest on non-REMIC securities will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A).

Interest on Non-REMIC Securities

Except as described below with respect to original issue discount, premium or market discount, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount

General. Non-REMIC securities may be issued with “original issue discount” within the meaning of Code section 1273(a). Holders of any class of non-REMIC securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with a constant yield method, in advance of receipt of the cash attributable to such income. In addition, Code section 1272(a)(6) provides special rules applicable various debt instruments issued with original issue discount. Regulations have not yet been issued under that section. When required by the Code and/or applicable regulations, the depositor will indicate on the face of each non-REMIC security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The depositor will report annually to the Internal Revenue Service (the “IRS”) and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the “OID Regulations”). The OID Regulations do not adequately address, or are subject to varying interpretations with respect to, several issues relevant to securities, such non-REMIC securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the OID Regulations will be applied to non-REMIC securities.

Original Issue Discount Defined. The amount of original issue discount, if any, on a non-REMIC security will be the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a non-REMIC security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of non-REMIC securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date.

Under the OID Regulations, the stated redemption price at maturity of a non-REMIC security will be equal to the total of all payments to be made on the security other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a security.

De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a non-REMIC security will be considered to be de minimis if it is less than 0.25 percent of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a non-REMIC security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security): (i) the number of complete years (rounded down for partial years) from the issue date until the date on which each such payment is expected to be made, presumably taking into account the Tax Prepayment Assumption (defined below), multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security’s stated redemption price at maturity.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the security. The OID Regulations also would permit a holder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID Regulations.

Accrual of Original Issue Discount. The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that, as noted above, have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the issuer for the purposes of determining the amount and rate of accrual of original issue discount. However, no representation is made that the mortgage loans will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, if original issue discount on a non-REMIC security is in excess of a de minimis amount, a holder must include in ordinary gross income the sum of the “daily portions,” as determined below, of the original issue discount that accrues on the security for each day the holder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an “accrual period”) that, unless otherwise stated in the related prospectus supplement, ends on the day in the calendar year corresponding to each of the payment dates on the security and begins on the first day following the immediately preceding accrual period (or in the case of the first accrual period, begins on the closing date). This will be done, in the case of each full accrual period, by:

•	adding (A) the present value, as of the end of the accrual period, of all remaining distributions to be made on the security, if any, in future periods, and (B) any distributions made on the security during such accrual period of amounts included in the stated redemption price, and

•	subtracting from that total the “adjusted issue price” of the security at the beginning of such accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the security will be received in future periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption. The “adjusted issue price” of a non-REMIC security at the beginning of any accrual period will equal the issue price of the security plus the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods and reduced by the amount of any distributions made on that security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accrued during such accrual period, computed as described above, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

With respect to any non-REMIC security that is a variable rate debt instrument, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the security. In general terms, original issue discount is accrued by treating the interest rate of the security as fixed and making adjustments to reflect actual interest rate adjustments. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

Some classes of non-REMIC securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period” some or all interest payments may be required to be included in the stated redemption price of the security and accounted for as original issue discount.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a non-REMIC security will reflect the accrued interest. In these cases, information returns to the holders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the security. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a holder.

Subsequent Purchasers of Non-REMIC Securities with Original Issue Discount. A subsequent purchaser of a non-REMIC security who purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount with respect to that security. In computing the daily portions of original issue discount with respect to a non-REMIC security for such a subsequent purchaser, however, the daily portion for any day will be reduced, if the price is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the security. The adjusted issue price of a non-REMIC security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

Premium

A holder who purchases a non-REMIC security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect under Code section 171 to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method over the life of the security. The OID Regulations also permit holders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Election to Treat All Interest as Original Issue Discount” below. Although no regulations addressing the computation of premium accrual on securities similar to non-REMIC securities have been issued, the Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Code section 171. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. If a holder makes an election to amortize premium on a security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Market Discount

Non-REMIC securities will be subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, that is, in the case of a security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Code section 1276 the securityholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

Market discount on a non-REMIC security will be considered to be de minimis for purposes of Code section 1276 if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Tax Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount—De Minimis Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that the holder of a market discount security may elect to accrue market discount either on the basis of a constant yield method or using one of the following methods:

•	for a security issued with original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the accrual period and the denominator of which is the total remaining original issue discount as of the beginning of the accrual period; or

•	for a security issued without original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods, the same prepayment assumption applicable to calculating the accrual of original issue discount is to be used. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues. If made, the election will apply to all market discount instruments acquired by the holder on or after the first day of the first taxable year to which the election applies. See “—Election to Treat All Interest as Original Issue Discount” below.

To the extent that non-REMIC securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a non-REMIC security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Under Code section 1277, a subsequent holder of a non-REMIC security who acquired the security at a market discount may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year attributable to any indebtedness incurred or maintained to purchase or carry the security. For these purposes, the de minimis rule referred to above applies. The amount of such net interest expense deferred in a taxable year would not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a non-REMIC security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount

The OID Regulations permit a holder of a non-REMIC security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a non-REMIC security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a non-REMIC security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

Treatment of Realized Losses

Under Code section 166 both corporate holders of non-REMIC securities and noncorporate holders of non-REMIC securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a non-REMIC security in connection with a trade or business will not be entitled to deduct a loss under Code section 166 until the holder ‘s security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a non-REMIC security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a non-REMIC security could significantly exceed the amount of economic income actually realized by the holder in that period. Although the holder of a non-REMIC security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of non-REMIC securities, see “Sale of Securities” below.

REMIC Securities

Classification of REMICs

If a REMIC election is made with respect to a series of securities, Orrick, Herrington & Sutcliffe LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, the related trust, or each applicable portion thereof, will qualify as a REMIC for federal income tax purposes, and the securities offered with respect thereto will be considered to evidence ownership of “regular interests” or “residual interests” in the related REMIC.

If a REMIC election or elections are made for the related trust, the prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for this status during any taxable year, the Code provides that the entity will not be treated as a

REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC securities may not be accorded the status or given the tax treatment described below. For example, if, as the result of a REMIC disqualification, the entity were taxable as a separate corporation, distributions on a regular interest security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding the REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on an accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could, cause the REMIC securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and real estate investment trusts described under “—Characterization of Investments in REMIC Securities” below.

Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust ‘s income for the period in which the requirements for that status are not satisfied. The related Agreements with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the applicable provisions of the Code. It is not anticipated that the status of any trust as a REMIC will be terminated prior to termination of the trust.

In general, a swap or yield supplement agreement may not be an asset of a REMIC. If a trust of a particular series contains a swap or yield supplement agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

Tiered REMIC Structures

For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of any such series of securities, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the tiered REMICs will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in two or more REMICs. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Code section 856(c)(4)(A), and “loans secured by an interest in real property” under Code section 7701(a)(19)(C), and whether the income on the securities is interest described in Code section 856(c)(3)(B), the tiered REMICs will be treated as one REMIC.

Characterization of Investments in REMIC Securities

Except to the extent otherwise provided in the related prospectus supplement, REMIC securities will be “real estate assets” within the meaning of Code section 856(c)(4)(A) and assets described in Code section 7701(a)(19)(C) in the same proportion that the assets of the REMIC underlying the REMIC securities would be so treated. Moreover, if 95 percent or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, those securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular interest securities and income allocated to residual interest securities will be interest described in Code section 856(c)(3)(B) to the extent that those securities are treated as “real estate assets” within the meaning of Code section 856(c)(4)(A). In addition, regular interest securities will be “qualified mortgages” within the meaning of Code section 860G(a)(3)

if transferred to another REMIC on its startup day in exchange for regular interest securities or residual interest securities in that REMIC, and regular interest securities will be “permitted assets” within the meaning of Code section 860L(c). The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to holders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of all of the foregoing sections. In addition, in some instances loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Code section 856(c)(4)(A). Furthermore, foreclosure property will qualify as “real estate assets” under Code section 856(c)(4)(A).

Taxation of Owners of Regular Interest Securities

General

Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

Original Issue Discount

Certain classes of regular interest securities may be issued with original issue discount within the meaning of Code section 1273(a). Regular interest securities generally will be subject to the rules governing original issue discount with respect to non-REMIC securities as described above under “Non-REMIC Securities—Original Issue Discount.” Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such regular interest securities.

Premium

The rules governing “premium” apply equally to regular interest securities (see “Non-REMIC Securities—Premium” above).

Market Discount

A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Non-REMIC Securities—Market Discount.”

Treatment of Realized Losses

The rules that may limit deductions for losses sustained on non-REMIC securities apply equally to regular interest securities (see “Non-REMIC Securities—Treatment of Realized Losses” above).

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of a regular interest security, see “Sale of Securities” below.

Taxation of Owners of Residual Interest Securities

General

Residual interest securities will be subject to tax rules that differ significantly from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the related REMIC.

A holder of a residual interest security typically will be required to report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the residual interest security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the holders of residual interest securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a residual interest security by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of a REMIC” and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations under Code section 469 on the deductibility of “passive losses.”

The amount of income a holder of a residual interest security will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the related REMIC for the corresponding period. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the mortgage loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on regular interest securities issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to mortgage loans will generally remain constant over time as a percentage of mortgage loan principal. Consequently, holders of residual interest securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of residual interest securities or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interest securities without “significant value” and “noneconomic” residual interest securities discussed below. The fact that the tax liability associated with the income allocated to holders of residual interest securities may exceed the cash distributions received by such holders for the corresponding period may significantly adversely affect such holders’ after-tax rate of return. Furthermore, because the holder of a residual interest security is taxed on the net income of the related REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

A holder of a residual interest security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it owns such residual interest security. These daily portions generally will equal the amounts that would have been reported for the same days by an original holder, as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a residual interest security that purchased the residual interest security from a prior holder of the security at a price greater than, or less than, the adjusted basis the residual interest security would have had in the hands of an original holder of the security. The REMIC Regulations, however, do not provide for any modifications.

Any payments received by a holder of a residual interest security in connection with the acquisition of such security will be taken into account in determining the income of such holder for federal income tax purposes. The IRS has issued regulations that require such payments to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the residual interest security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the residual interest security is transferred to the taxpayer. Holders of residual interest securities should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Taxable Income of a REMIC

The taxable income or net loss of the REMIC will equal the difference between (i) the gross income from the mortgage loans and other assets of the REMIC, including stated interest and any original issue discount or market discount on such assets, plus any cancellation of indebtedness income due to the allocation of realized losses to regular interest securities and (ii) deductions allowed to the REMIC for interest, including stated interest and original issue discount and reduced by the amortization of any premium received on issuance, on regular interest securities, and any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, amortization of any premium and any bad debt deductions with respect to mortgage loans, and for servicing, administrative and other expenses of the REMIC.

For purposes of computing its taxable income or net loss, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC securities. The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered by this prospectus will be determined in the manner described above under “Non-REMIC Securities—Original Issue Discount—Original Issue Discount Defined” above. Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other assets of the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount with respect to loans that it holds will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Tax Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Regular Interest Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC ‘s basis in the loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the regular interest securities. It is anticipated that each REMIC will elect under Code section 171 to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the regular interest securities, including any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Non-REMIC Securities —Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of regular interest securities, including any other class of securities constituting “regular interests” in the REMIC not offered by this prospectus, described in that section will not apply.

If a class of regular interest securities is issued at an issue price in excess of the stated redemption price of that class (an “Issue Premium”), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “Non-REMIC Securities—Original Issue Discount” above.

As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “Prohibited Transactions and Other Possible Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Code section 67, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of residual interest securities, subject to the limitation of Code section 67 and the rules relating to the alternative minimum tax. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Limitation on Losses and Distributions

The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC’s net loss for any calendar quarter that a holder may take into account currently is limited to the holder’s adjusted basis in its residual interest security as of the close of that calendar quarter, determined without regard to the net loss. A holder’s basis in a residual interest security will initially be equal to the amount paid for that residual interest security, and will subsequently be increased by the amount of the

REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made, and the amount of the REMIC’s net loss allocated, to the holder. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the residual interest security. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Any distribution on a residual interest security (whether at their scheduled times or as a result of prepayments) will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the residual interest security. To the extent a distribution on a residual interest security exceeds its adjusted basis, it will be treated as gain from the sale of the residual interest security. Holders of residual interest securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the residual interest securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the residual interest securities will initially equal the amount paid for the residual interest securities and will be increased by their allocable shares of taxable income of the related REMIC. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the holders of residual interest securities. Gain will be recognized to the holder of a residual interest security on a distribution to the extent that, at the time the distribution is made, the amount of the distribution exceeds the holder’s initial basis in the residual interest security together with any net increases in that basis. The gain so recognized will be treated as gain from the sale of the residual interest security.

The effect of these rules is that a holder of a residual interest security may not amortize its basis in a residual interest security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its residual interest security. See “Sales of Securities” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a residual interest security other than an original holder in order to reflect any difference between the cost of the residual interest security to the holder and the adjusted basis the residual interest security would have had in the hands of the original holder, see “—General” above.

Excess Inclusions

“Excess inclusions” with respect to a residual interest security for any calendar quarter generally will be equal to the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the residual interest security; over

•	the sum of the “daily accruals” for each day during that quarter that the residual interest security was held by the holder.

For this purpose, daily accruals will be determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120 percent of the “long-term Federal rate” in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest security as of the beginning of any calendar quarter will be equal to its issue price (calculated in a manner analogous to the determination of the issue price of the regular interest securities), increased by the sum of the daily accruals for all prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of any distributions made on the residual interest security before the beginning of that quarter. The “long-term Federal rate,” which is computed and published monthly by the IRS, is an interest rate that is an average of current yields on Treasury securities having remaining maturities in excess of nine years. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a residual interest security as an excess inclusion if the residual interest securities are considered not to have “significant value.”

For holders of residual interest securities, any excess inclusions with respect to a residual interest security will be subject to federal income tax in all events and:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities on the federal income tax return of the holder of such residual interest security;

•	if the holder is an organization subject to the tax on unrelated business income imposed by Code section 511, will be treated as unrelated business taxable income of such holder; and

•	if the holder is a foreign person, will be subject to tax at a rate of 30 percent which may not be reduced by treaty, will not eligible for treatment as “portfolio interest” and will be subject to certain additional limitations.

In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code section 857(b)(2)), excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. No such regulations have been issued to date and it is unclear how this provision would be applied in practice. The REMIC Regulations currently do not address this subject.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a residual interest security. First, alternative minimum taxable income for such holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. This has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Tax and Restrictions on Ownership and Transfer of Residual Interest Securities

Disqualified Organizations. If a residual interest security is transferred to a “disqualified organization,” a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•	the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the residual interest security for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the residual interest security is transferred and must be based on events that have occurred up to the time of transfer, the Tax Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the residual interest security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a residual interest security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by disqualified organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of residual interest securities and a number of other provisions that are intended to meet this requirement will be included in the related Agreements, and will be discussed more fully in any prospectus supplement relating to the offering of any residual interest security.

Pass-Through Entities. In addition, if a “pass-through entity” includes in income excess inclusions with respect to a residual interest security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

•	the amount of excess inclusions on the residual interest security that are allocable to the interest in the pass-through entity held by the disqualified organization; and

•	the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

For these purposes, a “disqualified organization” means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Code section 168(h)(2)(D) or the Federal Home Loan Mortgage Corporation;

•	any organization, other than a cooperative described in Code section 521, that is exempt from federal income tax, unless it is subject to the tax imposed by Code section 511; or

•	any organization described in Code section 1381(a)(2)(C).

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Code section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Foreign Persons. The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a United States person (as defined in “Foreign Investors in Securities” below) unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United States trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-United States person transfers the residual interest security to a United States person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The related Agreements will provide that no residual interest security may be transferred to a non-United States person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-United States person.

The related Agreements will provide that any attempted transfer or pledge in violation of the transfer restrictions described above shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Non-Economic Residual Interest Securities

Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the residual interest security. The REMIC Regulations provide that a residual interest security is a “noneconomic residual interest” unless, based on the Tax Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the related REMIC’s organizational documents:

•	the present value of the expected future distributions, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest security, which rate is computed and published monthly by the IRS, on the residual interest security at least equals the present value of the expected tax on the anticipated excess inclusions; and

•	the transferor reasonably expects that the transferee will receive distributions with respect to the residual interest security at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of residual interest securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreements that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a residual interest security, prospective purchasers should consider the possibility that a purported transfer of the residual interest security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest will be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest security, the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.” In addition, the asset test requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest security will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The “formula test” requires that the present value of the net tax detriment associated with holding the residual interest security does not exceed the sum of (i) the present value (determined using the short-term rate provided by Code section 1274(d)) of any consideration given to the transferee to acquire the residual interest security and (ii) the present value of the projected future distributions on the residual interest security.

The related prospectus supplement will disclose whether offered residual interest securities may be considered “noneconomic” residual interests under the REMIC Regulations. Any disclosure that a residual interest security will not be considered “noneconomic” will be based upon a number of assumptions, and the depositor will make no representation that a residual interest security will not be considered “noneconomic” for purposes of the above-described rules. See “—Tax and Restrictions on Ownership and Transfer of Residual Interest Securities” above for additional restrictions applicable to transfers of residual interest securities.

Mark-to-Market Rules

On December 24,1996, the IRS released the Mark-to-Market Regulations. The mark-to-market requirement under the regulations applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a residual interest security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual interest security should consult their tax advisors regarding the application of the mark-to-market requirement to residual interest securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC typically will be allocated to the holders of the related residual interest securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related regular interest securities. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related residual interest securities in their entirety and not to the holders of the related regular interest securities.

With respect to residual interest securities or regular interest securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder; and

•	the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Code section 67, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.

In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount currently will be reduced.

The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Code section 67 or section 68 may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC security that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC securities that will receive an allocation of REMIC itemized deductions, as described above, may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of residual interest securities, see “Sale of Securities” below.

Prohibited Transactions and Other Possible Taxes

The REMIC will be subject to a 100 percent tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, subject to specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, subject to a number of exceptions, a tax is imposed at the rate of 100 percent of the value of some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests. The related Agreements will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related Agreements and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

Termination of REMIC

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment on the loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a regular interest security will be treated as a payment in retirement of a debt instrument. In the case of a residual interest security, if the last distribution on the residual interest security is less than the holder’s adjusted basis in the security, such holder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the “wash sale” rules of Code section 1091. See “Sales of Securities” below. The character of this loss as ordinary or capital is uncertain.

The inadvertent termination of a REMIC may have other consequences. See “REMIC Securities—Classification of REMICs” above.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and holders of residual interest securities will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects, and will hold at least a nominal amount of residual interest securities.

As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the holders of residual interest securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Holders of residual interest securities will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

Adjustments made to the REMIC tax return may require a holder of a residual interest security to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a return of a holder of a residual interest security. No REMIC will be registered as a tax shelter under Code section 6111 because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a residual interest security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to regular interest securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interest securities and the IRS; holders of regular interest securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a regular interest security issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the residual interest securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the regular interest security information reports will include a statement of the adjusted issue price of the regular interest security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Non-REMIC Securities—Market Discount” above.

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Holders of securities may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at address provided in the related prospectus supplement.

Backup Withholding

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Code section 3406 if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Sales of Securities

If a security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the security. The adjusted basis of a non-REMIC security or a regular interest security generally will equal the cost of that security to the seller, increased by income reported by the seller with respect to that security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the security received by the seller and by any amortized premium. The adjusted basis of a residual interest security will be determined as described under “Taxation of Owners of Residual Interest Securities —Limitations on Losses and Distributions” above.

Except as described below, any gain or loss in most cases will be capital gain or loss provided that the security is held by the seller as a “capital asset” within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

Gain from the sale of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to the regular interest security had income accrued thereon at a rate equal to 110 percent of the “applicable Federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the regular interest security; over

•	the amount of ordinary income actually includible in the seller’s income prior to the sale.

In addition, gain recognized on the sale of a non-REMIC security or a regular interest security by a seller who purchased the security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “Non-REMIC Securities —Market Discount” above.

The securities will be “evidences of indebtedness” within the meaning of Code section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank, thrift or similar institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a non-REMIC security or a regular interest security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Code section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120 percent of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a residual interest security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool,” as defined in Code section 7701(i), within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Code section 1091. In that event, any loss realized by the holder of the residual interest security on the sale will not be deductible, but instead will be added to the holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a residual interest security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in the securities. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors in securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Foreign Investors in Securities

A holder of a regular interest security that is not a “United States person” and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of such security will not be subject to United States federal income or withholding tax on a distribution on such security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is not a United States person and providing the name and address of the holder. For these purposes, “United States person” means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20,1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20,1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular interest security held by a holder of a residual interest security that owns directly or indirectly a 10 percent or greater interest in the residual interest securities in the related REMIC. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30 percent subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a regular interest security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, holders of securities who are non-resident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of residual interest securities to investors that are not United States persons will be prohibited under the related Agreements.

Interest paid on a non-REMIC security to a holder thereof that is not a United States person will normally qualify for the exception from United States withholding tax described above, except, in addition to the exceptions noted above, where the recipient is a holder, directly or by attribution, of 10 percent or more of the capital or profits interest in the issuer.

Due to the complexity of the federal income tax rules applicable to securityholders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors are urged to consult their own tax advisors regarding the tax treatment of the acquisition, ownership and disposition of the securities.

State Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and other tax consequences of an investment in the securities offered hereunder.

ERISA CONSIDERATIONS

The following describes certain considerations under ERISA and Section 4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons (“parties in interest” under ERISA and/or “disqualified persons” under Section 4975 of the Code (collectively, “Parties in Interest”)) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued a final regulation (the “Plan Asset Regulation”) concerning the definition of what constitutes the assets of a Plan. Under the Plan Asset Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity” interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

Under the Plan Asset Regulation, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the securities of a series consist of notes that are not treated as equity interests in the issuing trust for purposes of the Plan Asset Regulation, a Plan’s investment in such notes would not cause the loans to be deemed Plan assets. However, the depositor, the master servicer, the trustee and the underwriter may be the depositor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, notes may not be purchased using the assets of any Plan if the depositor, the master servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

In addition, the issuing trust or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the trust, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions such as:

•	DOL Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

The prospectus supplement for a series of securities may require that Plans investment in notes represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA and Section 4975 of the Code to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security is defined in the Plan Asset Regulation as a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in a trust established for a series of securities, then the loans would be considered to be assets of the Plan. Because the loans held by the trust may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might constitute or result in a prohibited transaction under Section 406 of ERISA and/or be subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

The DOL has issued PTCE 83-1, which exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of such certificates. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash (“single family securities”) will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single family securities, and at least 50% of all single family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities or for trusts holding revolving home equity loans.

The discussion in this and the next succeeding paragraph applies only to single family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

•	the maintenance of a system of insurance or other protection for the pooled loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled loans or the principal balance of the largest covered pooled loan;

•	the existence of a pool trustee who is not an affiliate of the pool depositor; and

•	a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the loans plus reasonable compensation for services provided by the pool depositor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The DOL has issued to various underwriters individual prohibited transaction exemptions (as most recently amended by DOL prohibited transaction 2002-41, the “underwriter exemptions”) which generally exempt from the application of certain prohibited transaction provisions of ERISA and Section 4975 of the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including closed-end home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and that are secured by single-family and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property);

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a “capitalized interest account,” and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and/or interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the Plan must acquire the securities on terms, including the security price, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch Ratings, each referred to herein as an “exemption rating agency”;

•	the trustee must not be an affiliate of any other member of the “restricted group” other than an underwriter;

•	the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the issuer’s depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations; and the sum of all payments made to and retained by any master servicer must not total more than reasonable compensation and expense reimbursement for its services; and

•	the Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933.

The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by an exemption rating agency for at least one year prior to the Plan’s acquisition of securities; and

•	investors other than Plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the Plan’s acquisition of securities.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist solely of closed-end home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

•	the securities acquired by a Plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

•	at the time of acquisition, the securities acquired by the Plan must have received a rating in one of the two highest generic rating categories from an exemption rating agency; and

•	each of the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligations and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a Plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

•	the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the Plan acquires the securities, no more than 25% of the Plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to Plans sponsored by a member of the restricted group, which includes the depositor, the master servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

Prohibited transaction exemption 2000-58 amended the earlier versions of the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for Plans sponsored by a member of the restricted group other than an underwriter.

The prospectus supplement will provide further information that Plans should consider before purchasing the securities. Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted such legislation prior to the October 4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, “prudent investor” provisions which may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

The securities are being offered hereby in series from time to time, with each series evidencing or relating to a separate trust, through any of the following methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

•	the identity of any underwriters thereof;

•	either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

•	information regarding the nature of the underwriters’ obligations;

•	any material relationship between the depositor and any underwriter; and

•	where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that such underwriters or agents may be required to make in respect thereof.

Affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

LEGAL MATTERS

The validity of the securities and certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

Chicago Regional Office	New York Regional Office
500 West Madison Street	Suite 1400 233 Broadway
Chicago, Illinois 60661	New York, New York 10279

Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding registrants including the depositor, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

The trustee will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

RATING

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

accrual securities	16
Agreement	8
CERCLA	48
class security balance	16
Code	53
collateral value	11
collection account	34
cut-off date	7
daily portions	55
DOL	75
DTC	5
EPA	48
ERISA	16
Exchange Act	75
Garn-St. Germain Act	50
indemnified party	41
IRS	54
non-REMIC securities	54
OID Regulations	54
Parties in Interest	74
permitted investments	28
Plans	74
PTCE	75
RCRA	48
refinance loan	11
regular interest securities	59
Relief Act	51
REMIC	53
REMIC Regulations	53
residual interest securities	59
secured creditor exclusion	48
single family securities	76
SMMEA	79
Tax Prepayment Assumption	55

BellaVista Mortgage Trust 2004-1

Mortgage Pass-Through Certificates, Series 2004-1

$600,180,100

(Approximate)

BELLAVISTA FUNDING CORPORATION

Depositor

COUNTRYWIDE HOME LOANS SERVICING LP

Master Servicer

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

October 27, 2004